As filed with the Securities and Exchange Commission on October 17, 2022.

Registration No. 333-257706

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM S-1/A
(AMENDMENT NO. 11)
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

___________________________

AQUARIUS I ACQUISITION CORP.
(Exact name of registrant as specified in its constitutional documents)

___________________________

Cayman Islands	6770	n/a
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Mr. Sze Hau Lee
Chief Executive Officer
Room 901-903, 9/F, Harbour Centre
25 Harbour Road
Wan Chai, Hong Kong SAR
Tel: (+852) 2820-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central Hong Kong SAR Telephone: 852-3923-1111 Fax: 852-3923-1100	Barry I. Grossman, Esq. Wei Wang, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 17, 2022

$75,000,000
AQUARIUS I ACQUISITION CORP.
7,500,000 UNITS

Aquarius I Acquisition Corp. is a Cayman Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one ordinary share, one redeemable warrant, and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. Each redeemable warrant entitles the holder thereof to purchase one ordinary share, and each ten rights entitle the holder thereof to receive one ordinary share at the closing of a business combination. We will not issue fractional shares. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination. Each warrant will become exercisable on the later of 30 days after the completion of an initial business combination and 9 months from the date that the registration statement (of which this prospectus forms a part) is declared effective by the SEC, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. The exercise price of the warrants is $11.50 per share.

We have granted Maxim Group LLC, the representative of the underwriters, a 45-day option to purchase up to 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover over-allotments, if any.

Our sponsor has committed to purchase from us an aggregate of 366,250 units (397,188 units if the underwriters’ over-allotment option is exercised in full), or “private units,” at $10.00 per private unit (for a total purchase price of $3,662,500, or $3,971,880 if the underwriters’ over-allotment option is exercised in full). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. These private units are identical to the units sold as part of the units in this offering, subject to limited exceptions as further described herein. A portion of the proceeds we receive from these purchases will be placed in the trust account described below.

There is presently no public market for our units, ordinary shares, warrants or rights. We have applied to have our units listed on the Nasdaq Global Market, or Nasdaq, under the symbol “AIACU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. The ordinary shares, warrants and rights comprising the units will begin separate trading on the 52nd business day after the date of this prospectus unless the representative determines that an earlier date is acceptable, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the ordinary shares, warrants and rights will be traded on Nasdaq under the symbols “AIAC,” “AIACW,” and “AIACR,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

As a Cayman Islands company with no material operations of our own, we conduct our operations through our principal executive office in Hong Kong and our sponsor and a majority of our executive officers and directors are located in or have significant ties to the PRC and/or Hong Kong. We are a blank check company incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. In addition, although we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, we may pursue or consummate an initial business combination with a company located or doing business in the PRC or Hong Kong. If our target company is a PRC company, or PRC Target Company, we are subject to certain legal and operational risks, including, without limitation, regulatory review of overseas listing of PRC companies, restrictions on foreign ownership in certain industries, regulatory changes in the variable interest entity, or VIE, structure, including the validity and enforcement of the agreements in connection with such a VIE structure, if our target company is required to use such VIE structure. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard, or if our PRC Target Company fails to comply with their rules and regulations. Further, if our PRC Target Company uses a VIE structure, we will be subject to certain legal and operational risks associated with VIE’s operations in China. Specifically, if the Chinese regulatory authorities disallows the VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our securities post business combination, which could cause the value of such securities to significantly decline or become worthless. PRC laws and regulations governing our PRC Target Company’s current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in VIE’s operations, significant depreciation of the value of our securities, or a complete hindrance of our ability to offer or continue to offer our securities to investors. For a detailed description of the risks relating to the VIE structure, doing business in the PRC or Hong Kong, see “Risks Associated with Acquiring and Operating a Target Business with its Primary Operation in China and Hong Kong.” Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including post-application/post-listing filing procedures with the relevant authority, enhancing supervision over China-based companies listed overseas using entity VIE structure, adopting new measures to extend the scope of cybersecurity and data privacy reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the PRC Target Company’s daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, UHY LLP, headquartered in New York, NY, is an independent registered public accounting firm registered with the PCAOB and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess UHY LLP’s compliance with applicable professional standards and was not identified in this report as a firm subject to the PCAOB’s determination. The PCAOB currently has access to inspect the working papers of our auditor. On August 26, 2022, the China Securities Regulatory Commission, or CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol. In the event that we complete a business combination with a company with substantial operations in China or Hong Kong and PCAOB is not able to fully conduct inspections of our auditor’s work papers in China or Hong Kong, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited under the HFCAA. See “Risk Factors — Risks Associated with Acquiring and Operating a Target Business with its Primary Operation in China — U.S. laws and regulations, including the HFCAA and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China or Hong Kong.”

If we consummate our initial business combination with a PRC Target Company or a company located in Hong Kong, we may operate in the PRC primarily through our PRC and/or Hong Kong subsidiaries. We may also adopt a series of contractual arrangements with the VIEs in the PRC, in which case (i) the VIEs will be PRC-based operations companies and our PRC subsidiaries will be shell companies and (ii) investors in our securities will not and may never directly own equity interest in the VIEs but will instead hold equity interest in a holding company of our PRC subsidiaries. Under the VIE arrangement, the dividends or other distributions to be paid by our PRC subsidiaries to their overseas holding company will depend on such PRC subsidiaries’ entitlement to substantially all of the economic benefits of the VIEs, which are typically in the form of services fees or license fees payable by the VIEs to our PRC subsidiaries under various VIE agreements. Such contractual arrangements may not be as effective as direct ownership in respect of our relationship with the VIE and we may be adversely affected if we experience difficulties in settling the amounts owed to our PRC subsidiaries by the VIEs. All of these contractual arrangements may be governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements may be resolved in court or through arbitration in China. However, the legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. As at the date of this prospectus, there are very few precedents and little official guidance as to how contractual arrangements should be interpreted or enforced under PRC law. The contractual arrangements have not been tested in a court of law in the PRC and there remain significant uncertainties regarding the ultimate outcome of arbitration or court decisions should legal action become necessary. See “Prospectus Summary — Initial Business Combination with a Company Based in China or Hong Kong” for further information. If we acquire a PRC Target Company which does not require a VIE structure, we may transfer funds to the PRC Target Company through an increase in the registered capital of or a shareholder loan to the PRC Target Company. The PRC Target Company may in turn make distributions or pay dividends to us. If we acquire a PRC Target Company which requires a VIE structure, the post-combination entity may rely on payments made from the VIE to the wholly foreign-owned enterprise, or WFOE, and subsequently the WFOE distributes funds to the post-combination entity as dividends, and cash to the PRC Target Company could be transferred through our organization in the manner as follows: (i) the holding company may transfer funds to WFOE, via additional capital contributions or shareholder loans, as the case may be; and (ii) the WFOE may provide loans to the PRC Target Company, subject to statutory limits and restrictions. Regardless of whether we have a VIE structure or direct ownership structure post-business combination, we may depend on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. As at the date of this prospectus, we have not made any dividends or distributions to our shareholders or any U.S. investors and we have not made any cash transfers as we are a blank check company with no subsidiary. Due to (i) the risks of doing business in the PRC and Hong Kong, (ii) our conduct of our operations through our principal executive office in Hong Kong, and (iii) our sponsor and a majority of our executive officers and/or directors are located in or have significant ties to PRC and/or Hong Kong, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to a non-PRC or non-Hong Kong based special purpose acquisition company, or SPAC, which may therefore make it harder for us to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based and which may therefore make it more likely for us to consummate a business combination with a target company located in the PRC or Hong Kong. For further risk factors relating to this offering and Aquarius I Acquisition Corp., please refer to page 31 “Risks Factors”.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 31 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for units may be made to the public in the Cayman Islands.

	Price to Public	Underwriting Discounts and Commissions(1)		Proceeds, before Expenses, to us
Per Unit	$10.00	$0.475	(2)	$9.525
Total	$75,000,000	$3,562,500		$71,437,500

____________

(1)        For further information relating to the underwriters’ compensation, please refer to the section entitled “Underwriting” on page 141 of this prospectus.

(2)        Includes $2,625,000, or $0.35 per unit, equal to 3.5% of the gross proceeds of this offering (or $3,018,750 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters as deferred underwriting discounts and commissions from the funds to be placed in the trust account described in this prospectus. In addition, the Company will also issue 75,000 ordinary shares to Maxim Partners LLC, an affiliate of Maxim Group LLC, and/or its designees (the “representative shares”) as part of the underwriting compensation in connection with this offering. The deferred underwriting discounts and commissions will be released to the underwriters upon consummation of an initial business combination, as described in this prospectus. If the business combination is not consummated, such deferred underwriting discounts and commissions will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

Upon consummation of the offering, $10.15 per unit sold to the public in this offering (whether or not the underwriters’ over-allotment option has been exercised in full or part) will be deposited into a United States-based account at Deutsche Bank Trust Company Americas maintained by American Stock Transfer & Trust Company, LLC acting as trustee. Such amount includes $2,625,000, or $0.35 per unit (or $3,018,750 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters as deferred underwriting discounts and commissions. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our liquidation upon our failure to consummate a business combination within the required time period.

We are offering the units for sale on a firm-commitment basis. Maxim Group LLC, acting as sole book-running manager and representative of the underwriters, expects to deliver our securities to investors in the offering on or about __________, 2022.

Sole Book-Running Manager

Maxim Group LLC

_______________, 2022

AQUARIUS I ACQUISITION CORP.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•        “we,” “us” or “our company” refers to Aquarius I Acquisition Corp.;

•        “initial shareholders” refer to all of our shareholders immediately prior to the date of this prospectus, including all of our officers and directors to the extent they hold such shares;

•        “insider shares” refer to the 2,156,250 ordinary shares held by our initial shareholders prior to this offering (including up to an aggregate of 281,250 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part);

•        “sponsor” refers to Aquarius Sponsor Ltd, a British Virgin Islands Company;

•        “PRC” or “China” refers to the People’s Republic of China including, for the purpose of this prospectus Hong Kong and Macau, but excluding, Taiwan;

•        “private rights” refer to the rights underlying the private units;

•        “private shares” refer to the shares issued as part of the units we are selling privately to our sponsor upon consummation of this offering;

•        “private units” refer to the units issued in a private placement simultaneously with the closing of this offering;

•        “private warrants” refer to the warrants underlying the private units;

•        “representative” refers to Maxim Group LLC, who is the representative of the underwriters in this offering;

•        “representative shares” refer to the 75,000 ordinary shares issued to Maxim Partners LLC, part of Maxim Group LLC, and/or its designees, as a part of its underwriter compensation simultaneously with the closing of this offering;

•        “US Dollars” and “$” refer to the legal currency of the United States;

•        “Companies Act” refers to the Companies Act (2021 Revision) of the Cayman Islands, as may be amended from time to time;

•        “public shareholders” means the holders of the ordinary shares which are being sold as part of the units in this public offering, or “public shares,” whether they are purchased in the public offering or in the aftermarket, including any of our initial shareholders to the extent that they purchase such public shares (except that our initial shareholders will not have redemption or tender rights with respect to any public shares they own);

•        “Hong Kong” means the Hong Kong Special Administrative Region of China; and

•        “Macau” means the Macau Special Administrative Region of China.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

All references in this prospectus to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of the Cayman Islands law. All references to the conversion of ordinary shares into pro-rata share of the trust account shall take effect as a redemption of ordinary shares as a matter of Cayman Islands law.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company incorporated in the Cayman Islands on April 15, 2021 as an exempted company with limited liability (meaning that our public shareholders have no liability, as shareholders of our company, for the liabilities of our company over and above the amount paid for their shares). We were formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Background and Competitive Strengths

We will seek to capitalize on the comprehensive experience and contacts of our executive officers and the board of directors in consummating an initial business combination. Our management team is comprised of Mr. Sze Hau Lee, our Chief Executive Officer, and Ms. Di Wu, our Chief Financial Officer, and our board of directors is comprised of Mr. Chunning Wang, Mr. Ngai Wong, Mr. Walter R. Cook, Mr. Chi Fai Choi, Mr. Boyu Xu and Mr. Feng Wu. Our management team brings a wealth of experience in identifying, negotiating with and conducting due diligence on potential candidates for acquisition. We believe our management team is well positioned to identify attractive risk-adjusted returns in the marketplace and that their professional contacts and transaction sources, ranging from industry executives, private owners, private equity funds, family offices, commercial and investment bankers, lawyers and other financial sector service providers and participants, in addition to the geographical reach of their affiliates, will enable us to pursue a broad range of opportunities. Upon the closing of this offering, members of our management team will communicate with these networks of relationships to articulate the parameters for our search for a target business and a potential business combination and begin the process of pursuing and reviewing promising leads. We believe we can source attractive deals and find compelling investment opportunities from private and public sources to create value for shareholders.

Leadership of an Experienced Management Team

Sze Hau Lee has been our Director and Chief Executive Officer since April 2021. Since October 2021, June 2021 and May 2021, Mr. Lee has served as director of Lion NFT Limited, Flying Lion Limited, and Lion Metaverse Limited, respectively, which are subsidiaries of Lion Group Holding Ltd. (Nasdaq: LGHL), or Lion, an online trading platform company offering (i) contract for differences trading services, (ii) insurance brokerage services, (iii) futures and securities brokerage services, (iv) total return swap (TRS) trading business and (v) asset management services. Since June 2020, Mr. Lee has served as the Chief Financial Officer of Lion. From May 2019 to June 2020, he served as corporate finance director of Lion. From September 2017 to February 2019, Mr. Lee served as corporate finance director of Carnival Group International Holdings Limited (0996.HK), or Carnival, one of China’s leading operators of large-scale integrated tourism, hospitality and retail attractions. While working at Carnival, Mr. Lee was primarily responsible for leading, originating, structuring and executing financing transaction and providing investment advice to the management. From February 2017 to September 2017, Mr. Lee served as a manager of syndicated finance department at China Minsheng Banking Corporation Hong Kong Branch, or China Minsheng Hong Kong, a banking corporation. From April 2016 to February 2017, Mr. Lee served as a vice president of structured and leveraged finance department in Hengfeng Bank Shanghai Branch, or Hengfeng Bank Shanghai, a banking corporation. From January 2014 to April 2016, Mr. Lee served as an assistant manager of structured and leveraged finance department in China Minsheng Hong Kong. While working at China Minsheng Hong Kong and Hengfeng Bank Shanghai, Mr. Lee was primarily responsible for the origination, structure and execution of syndicated facilities as well as financing arrangements in large transactions. Some of Mr. Lee’s notable recent experience in creating value for shareholders include but are not limited to Mr. Lee’s involvement with Lion’s business combination with Proficient Alpha Acquisition Corporation. in May 2020 (“Lion’s Business Combination”), Lion’s entry into a securities purchase agreement as the seller and issuer with ATW Opportunities Master Fund, L.P as the purchaser for the issuance of debenture and warrants in December 2020 (“Lion’s 2020 ATW Transaction”), Lion’s entry into a securities purchase agreement as the seller and issuer with ATW Opportunities Master Fund, L.P as the purchaser for the issuance of preferred shares and warrants in December 2021 (“Lion’s 2021 ATW Transaction”), and Lion’s entry into a share subscription agreement as the subscriber with Grandshores Technology Group Limited as the issuer in March 2021 (“Lion’s Grandshores Transaction”). Mr. Lee received his bachelor’s degree in professional accountancy from The Chinese University of Hong Kong in August 2007. He has been a member of Hong Kong Institute of Certified Public Accountants since 2011.

Di Wu has been our Chief Financial Officer since April 2021. Ms. Wu also joined Aquarius II Acquisition Corp. in May 2021 and has served as its Chief Financial Officer since then. Since April 2021, Ms. Wu has served as the financial controller of Lion, and has been in charge of the accounting functions. From 2017 to 2021, Ms. Wu served as a manager of Albeck Financial Services Inc., a financial services company. From 2014 to 2016, Ms. Wu served as a senior auditor of Ernst & Young LLP, a public accounting company. From 2010 to 2014, Ms. Wu served as a senior auditor of GBH CPAs, a public accounting company. Ms. Wu received her bachelor’s degree in business administration and accounting and finance from Texas A&M University in 2010. Ms. Wu holds a CPA license issued by the Texas State Board of Public Accountancy since February 2017.

Chunning Wang has been our Director since April 2021. Mr. Wang also joined Aquarius II Acquisition Corp. in May 2021 and has served as its director since then. Since October 2021, June 2021, May 2021 and August 2020, Mr. Wang has served as director of Lion NFT Limited, Flying Lion Limited, Lion Metaverse Limited, and Lion Brokers Limited, respectively, which are subsidiaries of Lion. Since May 2019, Mr. Wang has joined Lion as a co-founder and was responsible for Lion’s fund raising activities, and subsequently, he has been serving as the CEO and a director of Lion since June 2020. Since February 2019, Mr. Wang has served as a director of Legend Success Ventures Limited, an investment holding company. From March 2018 to March 2019, Mr. Wang served as the vice chairman of the board and an executive director at Carnival. From October 2017 to March 2018, Mr. Wang served as the chief executive officer and executive director at Carnival. From January 2016 to September 2017, Mr. Wang served as an assistant chief executive officer at Hengfeng Bank Shanghai, where he was responsible for corporate business. From October 2006 to December 2015, Mr. Wang served as a product manager in the head office of China Minsheng Banking Corporation Limited, a banking corporation, and was subsequently promoted to general manger in China Minsheng Hong Kong. While working at China Minsheng Hong Kong, he was primarily responsible for the bank’s overseas mergers and acquisition and other large-scale projects. Some of Mr. Wang’s notable recent experience in creating value for shareholders include but are not limited to Mr. Wang’s involvement with Lion’s Business Combination. Lion’s 2020 ATW Transaction, Lion’s 2021 ATW Transaction, and Lion’s Grandshores Transaction. Mr. Wang received his bachelor’s degree in Industrial Foreign Trade from International Business School of Hunan University in 2000, and obtained a master’s degree in management from The Faculty of Commerce and Business Administration of The University of British Columbia in 2005.

Ngai Wong has been our Director since April 2021. Mr. Wong also joined Aquarius II Acquisition Corp. in May 2021 and has served as its director since then. Mr. Wong has approximately 18 years of experience in finance. Mr. Wong is currently serving as the Chief Financial Officer and the company secretary of Grandshores Technology Group Limited (01647.HK), or Grandshores, a company engaged in integrated building services business and blockchain technology development and application business. Mr. Wong joined Grandshores as group financial controller in June 2018 and was promoted to Chief Financial Officer and has served in that position since September 2019. From February 2017 to January 2018, Mr. Wong served as an associate director for the Group Internal Audit of Chiho Environmental Group Limited (00976.HK), a company engaged in the collecting, recycling, disassembling, sorting and processing of mixed metal scraps to recover reusable resources. From May 2014 to February 2017, Mr. Wong served as the Asia Pacific regional financial controller for international logistic business of G4S PLC (GFS.LON), a security and logistic services company. From 2011 to 2014, Mr. Wong served as the financial controller for the global sourcing office of ODP Corporation (Nasdaq: ODP), an office supply retail company. From 2009 to 2011, Mr. Wong served as the group financial controller of Adicon Clinical Laboratories Inc., a health care testing services company. Mr. Wong received his bachelor’s degree in Business Administration (Accounting) from The Hong Kong University of Science and Technology in 2003, and obtained a master’s degree in Corporate Governance from The Hong Kong Polytechnic University in 2016. Mr. Wong has been a fellow of The Association of Chartered Certified Accountants since June 2012 and a member of The Hong Kong Institute of Certified Public Accountants since March 2009. He is also an associate member of both The Institute of Chartered Secretaries and Administrators in the United Kingdom since August 2017 and The Hong Kong Institute of Chartered Secretaries since March 2017. Mr. Wong also obtained his estate agent’s license from Estate Agents Authority since January 2019.

Chi Fai Choi has been our independent director since April 2021. Mr. Choi also joined Aquarius II Acquisition Corp. in May 2021 and has served as its independent director since then. Since May 2020, Mr. Choi has served as an independent director of Lion. Since November 2018, Mr. Choi has served as the investment management department consultant of OCI International Holdings Limited (0329.HK), or OCI, an investment holding company principally engaged in securities trading and investments, trading of wines and provision of financial advisory services in the PRC. Mr. Choi is responsible for fund raising for general corporate purposes, setting up fund, and originating new potential investment opportunities to OCI. From March 2015 to December 2017, Mr. Choi served as an executive director of Rentian

Technology Holdings Limited (0885.HK), a Hong Kong-based investment holding company principally engaged in Internet of Things (IoT) businesses. From May 2012 to March 2018, Mr. Choi served as the chief investment officer of Carnival. From July 2011 to July 2014, Mr. Choi served an independent non-executive director of Energy International Investments Holdings Limited (0353.HK), a company engaged in the leasing of port and storage facilities, insurance brokerage service and the oil production. From November 2007 to May 2012, Mr. Choi served as an associate director of CCB International Asset Management Limited, or CCBIAM, an asset management company. CCBIAM is ultimately controlled by China Construction Bank Corporation (0939.HK and CH.601939), a banking corporation. From April 2004 to October 2007, Mr. Choi served as a senior officer of Hutchison Whampoa Limited, an investment holding company. Mr. Choi received his bachelor’s degree of business administration in accounting from The Hong Kong University of Science and Technology in August 2000. Mr. Choi is a member of Hong Kong Institute of Certified Public Accountants since July 2004 and a fellow member of the Association of Chartered Certified Accountants since March 2009.

Walter R. Cook has been our independent director since April 2021. Since June 2020, Mr. Cook has been an independent director of Lion. From January 2019 to June 2020, Mr. Cook served as a director of Proficient Alpha Acquisition Corporation. He has extensive experience in turnarounds, acquisitions, and start-up financial institutions. Since August 2016, Mr. Cook has been a Managing Director at Tangent Capital Partners, LLC, an investment bank serving investment advisors and asset managers, and provided critical expertise in roll out of The Community Development Fund (CDCDX), a CRA-qualified mutual fund for commercial banks to Dr. Kenneth H. Thomas, CDCDX’s adviser. From January 2015 to July 2016, he was an independent consultant. From January 2014 to December 2015, he was an expert witness providing expert opinions and trial testimony on lending and banking practices in Florida State Court and Federal bankruptcy Court in Boston, Massachusetts. From 2003 to 2010, Mr. Cook served as the chief executive officer and the chairman of the board of the Republic Federal Bancorp, Inc. Mr. Cook received a master’s degree in business administration specializing in finance and marketing from Harvard University in 1982, a master’s degree in law and diplomacy from Tufts University in 1978 and a bachelor’s degree in political science & psychology from Duke University.

Boyu Xu has been our independent director since April 2021. Since June 2020, Mr. Xu served in the investment department of the Tsinghua Yangtze River Delta Research Institute. From February 2019 to June 2019, Mr. Xu served in the cross-border e-commerce department of NetEase Kaola, a company under Alibaba Group Holding Limited (NYSE: BABA and 9988.HK), a technology company. From September 2017 to February 2019, Mr. Xu served as the general manager assistant of Guangxi Yixing Agricultural Science and Technology Development Co. Ltd, a company engaged in researching, developing, and manufacturing agriculture products. Mr. Xu received his bachelor’s degree in management science from The University of California San Diego in July 2017, and obtained a master’s degree in project management from Georgetown University in May 2020.

Feng Wu has been our independent director since April 2021. Mr. Wu also joined Aquarius II Acquisition Corp. in May 2021 and has served as its independent director since then. Since 2014, Mr. Wu has been the sole owner and general manager of Meishan District Jinzhi Stone Material Sales Department, a company which engages in trading of stone materials. Since 2011, Mr. Wu has been general manager and a co-founder of Guangzhou Jianyi Investment Management Co., Ltd, an investment management company. From 2008 to 2010, Mr. Wu served as a client manager of Orient Securities Company Limited (600958.SH, 3958.HK and OS9.F), an investment bank and brokerage firm. From 2005 to 2007, Mr. Wu served as a client manager of GF Securities Co., Ltd. (000776.SZ and 1776.HK), a financial services company. Mr. Wu received his bachelor’s degree in international business English from Guangdong University of Foreign Studies in 2005.

See the section titled “Management” for complete information on the experience of our officers and directors.

In addition, the past performance of our management team or of their affiliates is not a guarantee either (i) that we will be able to locate a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team’s or their affiliates’ performance as indicative of our future performance. Furthermore, the members of the management team may not remain with us subsequent to the consummation of a business combination.

Competitive Advantages

Status as a Publicly Listed Company

We believe our structure will make us an attractive business combination partner to prospective target businesses. As a publicly listed company, we will offer a target business an alternative to the traditional initial public offering. We believe that target businesses will favor this alternative, which we believe is less expensive, while offering greater certainty of execution than the traditional initial public offering. During an initial public offering, there are typically expenses incurred in marketing, which would be costlier than a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders (if applicable) and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management staffs.

Strong Financial Position and Flexibility

With the funds held in our trust account, we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. Because we are able to consummate a business combination using the cash proceeds from this offering, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing.

Acquisition Strategy and Investment Criteria

Our acquisition strategy will seek to capitalize on M&A and operational expertise and relationship of both our management team and our board of directors, to identify attractive businesses that have capacity to grow rapidly by utilizing a public vehicle. There is no restriction in the industry or geographic location of targets that we can pursue, as our officers and directors consist of successful entrepreneurs and senior executives with decades of operating and M&A experiences in the region.

The focus of our management team is to create shareholder value by leveraging its experience to improve the efficiency of the business while implementing strategies to grow revenue and profits organically and/or through acquisitions. Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see fit to do so:

•        Niche Deal Size

         We intend to acquire companies with enterprise values of between $150 million and $300 million that are preferably already revenue-generating. We believe we have greater access to companies within this range and the negotiation process is generally less time consuming than companies that are much larger.

•        Strong and defensible market position

         We intend to favor targets that have a strong competitive advantage or are advanced in their penetration of new and emerging markets. We will target companies that have strong intellectual property, technology, or brand equity within their respective sectors and that can be further monetized on a global basis.

•        Current and potential capacity for revenue and earnings growth

         We expect to target companies that have the potential for significant revenue and earnings growth through a combination of improved production or service capacity, cost reduction and synergistic follow-on acquisitions, which could result in an operating leverage for stronger revenue and earnings growth in the future.

•        Resilient Business Model

         We intend to select a target that has operating models to respond quickly to sudden changes in the market. In these disruptive times, we believe critical for companies to address these concerns so that they can stay afloat and continue to grow even when unexpected challenges occur.

•        Experienced and motivated management team

         We will seek target businesses with a management team that shows dedication, strategic vision and whose interests and goals are aligned with investors and our management team. We intend to seek to acquire a capable team that has a broad network, seasoned and is here for the long-term.

•        History of Cash Flow Generation

         We intend to seek a target company that is profitable with stable cash flow.

•        Long-term Revenue Visibility with Defensible Market Position

         We intend to seek target companies that are at an inflection point, such as those requiring additional management expertise, are able to innovate by developing new products or services, or where we believe we can drive improved financial performance and where an acquisition may help facilitate growth.

•        Value Creation and Marketing Opportunities

         We intend to seek target companies that should offer attractive risk-adjusted equity returns for our shareholders. We intend to seek to acquire a target on terms and in a manner that leverages our experience. We expect to evaluate financial returns based on (i) the potential for organic growth in cash flows, (ii) the ability to achieve cost savings, (iii) the ability to accelerate growth, including through the opportunity for follow-on acquisitions and (iv) the prospects for creating value through other value creation initiatives. Potential upside from growth in the target business’ earnings and an improved capital structure will be weighed against any identified downside risks.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

While we intend to use these criteria in evaluating the attractiveness of potential business combination opportunities, we may ultimately decide to enter into an initial business combination with a target business that does not meet these criteria. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our stockholders communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as reviewing financial and other information which will be made available to us. We will also utilize our operational and capital allocation experience. Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Other Acquisition Considerations

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Members of our management team and our independent directors and their affiliates will directly or indirectly own ordinary shares, private units, private warrants and private rights following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional fiduciary or contractual obligations to another entity, including other blank check companies similar to our company, pursuant to which such officer or director may be required to present a business combination opportunity to such entity. Specifically, our executive officers are affiliated with our sponsor and other entities that make, or are looking to make, investments in companies. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our executive officers will materially affect our ability to complete our business combination. For additional information regarding our executive officers’ and directors’ business affiliations and potential conflicts of interest, see “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” Our amended and restated memorandum and articles of association provides that, subject to fiduciary duties under Cayman Islands law, we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Due to (i) the legal and regulatory risks associated with being based in China or Hong Kong, (ii) our conduct of our operations through our principal executive office in Hong Kong, and (iii) our sponsor and a majority of our executive officers and/or directors having ties to PRC or Hong Kong, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to a non-PRC or non-Hong Kong based SPAC, which may therefore make it harder for us to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based.

Effecting a Business Combination

We will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable and deferred underwriting fees) or (2) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable and deferred underwriting fees), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial shareholders and directors and officers have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we will have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to the tender offer rules of the SEC. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

We will have until 9 months from the date that the registration statement is declared effective to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 9 months, our sponsor may, but is not obligated to cause our Company to extend the period of time to consummate a business combination nine times by an additional one month each time (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and American Stock Transfer & Trust Company, LLC on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our sponsor, upon five days advance notice prior to the applicable deadline, must deposit into the trust account for each one-month extension, $250,000, or $287,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per share in either case), on or prior to the date of the applicable deadline. The insiders or their affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public rights will expire and will be worthless.

If we are unable to consummate our initial business combination within this time period, we will liquidate the trust account and distribute the proceeds held therein to our public shareholders and dissolve. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation.

Pursuant to the Nasdaq listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Our board of directors will have broad discretion in choosing the standard used to establish the fair market value of any prospective target business. The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance. We will not be required to comply with the 80% fair market value requirement if we are delisted from Nasdaq.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our officers, directors, initial shareholders or their affiliates.

We currently anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. Until the 80% fair market value test is satisfied, pursuant to Nasdaq listing rules, any business combination must be approved by a majority of the board, including a majority of the independent directors.

Emerging Growth Company Status, Smaller Reporting Company Status and Other Information

We are an emerging growth company as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period. Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior June 30, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the prior June 30.

Private Placement

In April and November 2021, the Company issued an aggregate of 2,156,250 ordinary shares resulting in an aggregate of 2,156,250 ordinary shares outstanding, which we refer to throughout this prospectus as the “insider shares”, for an aggregate purchase price of $25,000, or approximately $0.012 per share. The insider shares held by our initial shareholders include an aggregate of up to 281,250 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our initial shareholders will collectively own 20.0% of our issued and outstanding shares after this offering (excluding the sale of the private units and assuming our initial shareholders do not purchase units in this offering). None of our initial shareholders has indicated any intention to purchase units in this offering.

The insider shares are identical to the ordinary shares included in the units being sold in this offering. However, our initial shareholders and directors and officers have agreed, pursuant written letter agreements with us, (A) to vote their insider shares in favor of any proposed business combination, and (B) to vote their ordinary shares which they have acquired in the open market following the consummation of this offering in favor of any proposed business combination. Additionally, our initial shareholders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of (1) six month after the date of the consummation of our initial business combination; or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Further, our initial shareholders have also agreed to place the private units and underlying securities the private units into escrow with American Stock Transfer & Trust Company, LLC, as escrow agent, until the date of the consummation of our initial business combination.

In addition, our sponsor has committed to purchase from us an aggregate of 366,250 private units (397,188 private units if the underwriters’ over-allotment option is exercised in full), at $10.00 per private unit (for a total purchase price of $3,662,500, or $3,971,880 if the underwriters’ over-allotment option is exercised in full). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in a trust account in the United States maintained by American Stock Transfer & Trust Company, LLC, as trustee.

The private units have terms and provisions that are identical to the units sold in this offering. Additionally, because the private units will be issued in a private transaction, our sponsor and its permitted transferees will be allowed to exercise the private warrants if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares within 90 days after the closing of the initial business combination, in such event, each holder would surrendering such warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the warrant price by (y) the fair market value; provided, however, that no cashless exercise shall be permitted unless the fair market value is equal to or higher than the warrant price. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date of exercise.

Furthermore, our sponsor has agreed (A) to vote their ordinary shares included in the private units in favor of any proposed business combination, and (B) to vote their ordinary shares which they have acquired in the open market following the consummation of this offering in favor of any proposed business combination. Our sponsor has also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the earlier of (1) six months after the completion of our initial business combination; or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, (x) if the reported last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the insider shares will be released. Further, our sponsor has also agreed to place the private units and securities underlying the private units into escrow with American Stock Transfer & Trust Company, LLC, as escrow agent, until the date of the consummation of our initial business combination.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any shareholder or warrant holder to cure any ambiguity, including to conform the provisions to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or curing, correct or supplementing any defective provision or adding or changing any other provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered warrant holders. All other modifications or amendments, including any amendment to increase the warrant price or shorten the exercise period, shall require the written consent or vote of the registered holders of a majority of the then outstanding warrants. Notwithstanding the foregoing, we may lower the warrant price or extend the duration of the exercise period pursuant to provisions within the warrant agreement, without the consent of the registered holders.

If public units or shares are purchased by any of our directors, officers or initial shareholders, they will be entitled to funds from the trust account to the same extent as any public shareholder upon our liquidation but will not have redemption rights related thereto in the case of a business combination.

Corporate Information

Our principal executive office is located at Room 901-903, 9/F, Harbour Centre, 25 Harbour Road, Wan Chai, Hong Kong SAR, and our telephone number is +852 2820-9000.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 31 of this prospectus.

Securities offered

7,500,000 units, at $10.00 per unit, each unit consisting of one ordinary share, one redeemable warrant, and one right. Each redeemable warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share. Every ten rights entitles the holder to receive one ordinary share upon consummation of our initial business combination.

Listing of our securities and proposed symbols	We anticipate the units, and the ordinary shares, warrants and rights, once they begin separate trading, will be listed on Nasdaq under the symbols “AIACU,” “AIAC,” “AIACW,” and “AIACR,” respectively.

Each of the ordinary shares, warrants and rights may trade separately on the 52nd business day after the date of this prospectus unless the representative determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the representative allow separate trading of the ordinary shares, warrants and rights until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

Once the ordinary shares, warrants and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into separately trading ordinary shares, warrants and rights.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the underwriters’ over-allotment option if the underwriters’ over-allotment option is exercised on the date of this prospectus. If the underwriters’ over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the representative has allowed separate trading of the ordinary shares, warrants and rights prior to the 52nd business day after the date of this prospectus.

Ordinary shares:
Number issued and outstanding before this offering and the private placement	2,156,250 shares(1)
Number to be issued and outstanding after this offering and sale of private units	9,816,250 shares(2)(3)
Redeemable Warrants:
Number issued and outstanding before this offering and the private placement	0 warrants
Number to be issued and outstanding after this offering and sale of private units	7,866,250 warrants(4)
Exercisability

Each redeemable warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares.

Exercise price

$11.50 per whole share. No warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. It is our current intention to have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares in effect promptly following consummation of an initial business combination. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within 90 days following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration

____________

(1)      This number includes an aggregate of up to 281,250 ordinary shares held by our initial shareholders that are subject to forfeiture if the underwriters’ over-allotment option is not exercised by the underwriters in full.

(2)      Comprised of 7,500,000 ordinary shares included in the units to be sold in this offering, 366,250 private shares and 1,875,000 insider shares after 281,250 ordinary shares held by our initial shareholders have been forfeited and 75,000 representative shares.

(3)      Assumes the underwriters’ over-allotment option has not been exercised and an aggregate of 281,250 ordinary shares held by our initial shareholders have been forfeited. If the underwriters’ over-allotment option is exercised in full, there will be a total of 11,253,438 ordinary shares issued and outstanding.

(4)      Assumes the underwriters’ over-allotment option has not been exercised. If the underwriters’ over-allotment option is exercised in full, there will be a total of 9,022,188 warrants, including an aggregate of 397,188 private warrants.

under the Securities Act. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if a holder held 300 warrants to purchase 300 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.

Exercise period

The warrants will become exercisable on the later of 30 days after the completion of an initial business combination and 9 months from the date that the registration statement (of which this prospectus forms a part) is declared effective by the SEC. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the closing date of the initial business combination, or earlier upon redemption.

Redemption	We may redeem the outstanding warrants, in whole and not in part, at a price of $0.01 per warrant:
• at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•   if, and only if, the last sales price of our ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price per share after the redemption notice is issued and not limit our ability to complete the redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

Rights:
Number issued and outstanding before this offering and the private placement	0 rights
Number to be issued and outstanding after this offering and sale of private units	7,866,250 rights(5)
Terms of Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of an ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Cayman Islands law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

____________

(5)      Assumes the underwriters’ over-allotment option has not been exercised. If the underwriters’ over-allotment option is exercised in full, there will be a total of 9,022,188 rights, including an aggregate 397,188 private rights.

Offering proceeds to be held in trust

Of the net proceeds of this offering and the sale of the private units, $76,125,000, or $10.15 per unit ($87,543,750, or $10.15 per unit, if the underwriters’ over-allotment option is exercised in full), will be placed in a trust account at Deutsche Bank Trust Company Americas in the United States, maintained by American Stock Transfer & Trust Company, LLC, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Such amount includes $2,625,000, or up to $0.35 per unit (or $3,018,750 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters as deferred underwriting discounts and commissions. Pursuant to the investment management trust agreement that will govern the investment of such funds, the trustee, upon our written instructions, will direct Deutsche Bank Trust Company Americas to invest the funds as set forth in such written instructions and to custody the funds while invested and until otherwise instructed in accordance with the investment management trust agreement. The remaining $700,000 of net proceeds of this offering will not be held in the trust account.

Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within the required time period and (2) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement in connection with our initial business combination.

Notwithstanding the foregoing, there will be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (estimated to initially be $700,000); provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 110,000 ordinary shares (which includes 10,000 ordinary shares issuable underlying rights) and warrants to purchase 100,000 ordinary shares if $1,000,000 of notes were so converted). If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

Limited payments to insiders

Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our initial shareholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

• repayment of up to an aggregate of $500,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;
• payment to an affiliate of our sponsor of $10,000 per month, for up to 9 months (or up to 18 months, as applicable), for office space, utilities and secretarial and administrative support;

•   repayment at the closing of this offering of loans which may be made by our insiders, officers, directors or any of its or their affiliates to finance transaction costs in connection with this initial public offering, the terms of which have not been determined; and

•   reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial shareholder or member of our management team, or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Shareholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek shareholder approval of such initial business combination at a meeting called for such purpose at which public shareholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable and deferred underwriting fees) or (2) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable and  deferred underwriting fees), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial shareholders and directors and officers have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each public shareholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. If enough shareholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, or we are unable to maintain net tangible assets of at least $5,000,001, either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules), we will not consummate such initial business combination. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction, or whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we will have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

We have determined not to consummate any business combination unless we have net tangible assets of at least $5,000,001 upon such consummation in order to avoid being subject to Rule 419 promulgated under the Securities Act. The $5,000,001 net tangible asset value would be determined once a target business is located and we can assess all of the assets and liabilities of the combined company.

However, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such business combination, the net tangible asset requirement may limit our ability to consummate such a business combination and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our initial shareholders, officers and directors, have agreed (i) to vote their insider shares, private shares and any public shares purchased in or after this offering in favor of any proposed business combination, (ii) not to convert any shares (including the insider shares) in connection with a shareholder vote to approve, or (iii) sell their shares to us in any tender offer in connection with, a proposed initial business combination. As a result, if we sought shareholder approval of a proposed transaction we could need as little as 137,814 of our public shares (or approximately 1.84% of our public shares) to be voted in favor of an initial business combination (including representative shares and assuming that only the minimum number of issued and outstanding shares representing a quorum is present in person or by proxy at a meeting, the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the aftermarket) in order to have our initial business combination approved. None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares in the open market or in private transactions (other than the private units). However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. There is no limit on the number of shares that may be purchased by the insiders. Any purchases would be made in compliance with federal securities laws, including the fact that all material information will be made public prior to such purchase, and no purchases would be made if such purchases would violate Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Redemption rights

In connection with any shareholder meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether he, she or it is voting for or against such proposed business combination, to demand that we convert his, her or its public shares into a pro rata share of the trust account (through redemption of their public shares) upon consummation of the business combination.

Whether we elect to effectuate our initial business combination via shareholder vote or tender offer, we may require public shareholders wishing to exercise redemption rights, whether they are a record holder or hold their shares in “street name,” to either tender the certificates they are seeking to convert to our transfer agent or to deliver the shares they are seeking to convert to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. The foregoing is different from the procedures used by traditional blank check companies. In order to perfect redemption rights in connection with their business combinations, many traditional blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for it to deliver its certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the company’s stock in the market. If the price rose above the redemption price, it could sell its shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become an “option” right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the closing of the shareholder meeting ensures that a holder’s election to convert is irrevocable once the business combination is completed.

Pursuant to our amended and restated memorandum and articles of association, we are required to give a minimum of only ten days’ notice for each general meeting. As a result, if we require public shareholders who wish to convert their ordinary shares into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public shareholders who wish to convert their ordinary shares to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders.

Please see the Risk Factors titled “In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to convert their public shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights” and “If we require public shareholders who wish to convert their public shares to comply with the delivery requirements for redemption, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.”

Once the shares are converted by the holder, and effectively redeemed by us under the Cayman Islands law, our Register of Members will then be updated to reflect all redemptions.
Redemption of Public Shares and Liquidation if no business combination

As described above, if we fail to consummate a business combination within 9 months (or up to 18 months, if we extend the time to complete a business combination as described in this prospectus) from the date that the registration statement is declared effective, our amended and restated memorandum and articles of association provides that we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. However, if we anticipate that we may not be able to consummate our initial business combination within 9 months, our sponsor may, but tis not obligated to, extend the period of time to consummate a business combination up to nine times by an additional one month each time (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our amended and restated memorandum and articles of association  and the trust agreement to be entered into between us and American Stock Transfer & Trust Company, LLC on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our sponsor, upon five days advance notice prior to the applicable deadline, must deposit into the trust account for each one-month extension $250,000, or $287,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per share in either case), on or prior to the date of the applicable deadline. The insiders or their affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline.

If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest).

Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as voidable transaction in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

The holders of the insider shares and private units will not participate in any liquidation distribution with respect to such securities.

We will pay the costs of liquidating the trust account from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and has contractually agreed not to seek repayment for such expenses.

The underwriters have agreed to waive their rights to the deferred underwriting discounts and commissions held in the trust account in the event we do not consummate a business combination within 9 months from the date that the registration statement is declared effective (or up to 18 months, as applicable) and in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us, our sponsor or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.15 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.15 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to us outside of the trust account, our sponsor would not have any obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to our sponsor’s obligations to pay such claim would be if the party executed an agreement waiving any right, title, interest or claim of any kind it has in or to any monies held in the trust account. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate the trust account because we have not completed a business combination within the required time period, will not be less than $10.15.

RISKS

We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 31 of this prospectus.

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our ordinary shares. These risks are discussed more fully in “Risk Factors” beginning on page 31. These risks include, but are not limited to, the following:

Risks Associated with Our Business

•        We are a blank check company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. Due to our significant ties to the PRC and/or Hong Kong, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to a non-PRC or non-Hong Kong based SPAC, which may therefore make it harder for us to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based and which may therefore make it more likely for us to consummate a business combination with a target company located in the PRC or Hong Kong.

•        As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

•        Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

•        If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 9 months (or up to 18 months if we have extended the period of time as described in this prospectus) before receiving liquidation distributions.

•        The requirement that we complete an initial business combination within a specific period of time may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

•        We may issue additional ordinary or preferred shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

•        We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

•        Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

•        The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies with which we may complete such a business combination.

•        Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

•        Our officers’ and directors’ personal and financial interests may influence their motivation in determining whether a particular target business is appropriate for a business combination.

•        We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

•        Because of our limited resources and structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

•        Our initial shareholders control a substantial interest in us and thus may influence certain actions requiring a shareholder vote, potentially in a manner that you do not support.

•        We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire.

Risks Associated with Acquiring and Operating a Business Outside of the United States

•        We may effect a business combination with a company located outside of the United States and if we do, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

•        If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

•        Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

•        After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

Risks Associated with Acquiring and Operating a Target Business with its Primary Operation in China and Hong Kong

A significant number of our executive officers and directors are located in or have significant ties to China and/or Hong Kong, and we may seek to acquire a company that is based in China or Hong Kong or a PRC Target Company which might require a VIE structure in an initial business combination. Because of such ties to China or Hong Kong, we may be subjected to the laws, rules and regulations of the PRC. For more detailed description of the below risks and other risks related to acquiring and operating business in China and Hong Kong, see “Risk Factors — Associated with Acquiring and Operating a Target Business with its Primary Operation in China and Hong Kong.”

•        If the PRC government deems that the contractual arrangements in relation to the potential PRC Target Company, and the VIE, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

•        We are a holding company with no material operations of our own, we may conduct a substantial majority of our operations through the PRC Target Company’s subsidiaries and the VIE in the PRC. We will not have direct ownership of the VIE entity. Through contractual arrangements with the VIE and its shareholders, we may become the primary beneficiary of the VIE.

•        Certain PRC regulations establish complex procedures for certain acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

•        Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

•        The PRC government may intervene or influence the Target Operating Entity’s (as defined below) business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in the Target Operating Entity’s business operations post business combination and/or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors post business combination and cause the value of such securities to significantly decline or be worthless.

•        CSRC and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. If we seek to enter into a business combination with a PRC Target Company, additional compliance procedures may be required in connection with future offerings of our securities and our business combination process, and, if required, we cannot predict whether we will be able to obtain such approval or complete such filing procedure. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

•        The contractual arrangements under a VIE Structure may not be as effective as direct ownership in respect of our relationship with the VIE, and thus, we may incur substantial costs to enforce the terms of the arrangements, which we may not be able to enforce at all.

•        Compliance with the PRC Antitrust law may limit our ability to effect our initial business combination.

•        Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

•        Any failure by the VIE or its shareholders to perform their obligations under the contractual arrangements with them will have a material adverse effect on our business.

•        The equity holders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

•        Our potential PRC subsidiaries will be subjected to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.

•        There are uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us.

•        Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on the PRC Target Company’s business and operations.

•        The Chinese government may exercise significant oversight and discretion over the conduct of our post-combination entity’s business and may intervene in or influence its operations at any time, which could result in a material change in its operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if the PRC Target Company and the VIE were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

•        We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

•        Trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.

•        U.S. laws and regulations, including the HFCAA and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China or Hong Kong.

•        Our initial business combination may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities.

•        The approval of or filing with the CSRC may be required in connection with this offering.

Initial Business Combination with a Company Based in China or Hong Kong

Although we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a company located in the PRC or Hong Kong. Because of such ties to China or Hong Kong, we are subjected to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of certain industries, regulatory review of overseas listing of PRC companies through a special purpose vehicle and the validity and enforcement of the VIE agreements, if the PRC Target Company requires any of these legal requirements post business combination by us. Due to PRC legal restrictions on foreign ownership in certain industries (which are not applicable to Hong Kong and Macau), neither we nor our subsidiaries may own any direct equity interest in the PRC Target Company’s operating entity in a restricted industry (“Target Operating Entity”). Instead, we may conduct operations in China through a series of contractual arrangements with a variable interest entity (the “VIE”) in China. Such contractual arrangements by and among PRC subsidiaries, the VIE, and the VIE’s shareholders may include (i) certain power of attorney agreements, a share pledge agreement and certain loan agreements; (ii) an exclusive business cooperation agreement which allows us to receive substantially all of the economic benefits from the VIE; and (iii) certain exclusive option agreements and certain spouse consent letters which provide us with an exclusive option to purchase all or part of the equity interests in and/or assets of the VIE when and to the extent permitted by PRC laws (“VIE Structure”). The PRC Target Company, through contractual arrangements, exercises effective control over the operating activities that most impact the economic performance, bears the risks of, and enjoys the rewards normally associated with ownership of the entity. As a result, through such contractual arrangements with the VIE and its shareholders, we may become the primary beneficiary of the VIE, and, therefore, may consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP or IFRS.

These contractual arrangements may not be as effective as direct ownership in respect of our relationship with the VIE. If the VIE or its shareholders fail to perform their respective obligations under these contractual arrangements, our recourse to the assets held by the VIE may be indirect and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties regarding the interpretation and enforcement of the relevant laws and regulations. Furthermore, in connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of record holder of equity interest in the VIE, including such equity interest of such record holder, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the contractual arrangement or that the ownership by the record holder of such equity interest will be unchallenged. See “Risk Factors — Risks Associated with Acquiring and Operating a Target Business with its Primary Operation in China and Hong Kong — If the PRC government deems that the contractual arrangements in relation to the potential PRC Target Company, and the VIE, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.” In addition, if we acquire a target company that operates its business in the PRC through contractual arrangements, investors in our ordinary shares following a business combination would not hold equity interests in the VIE domiciled in China that is under our control and would instead hold equity interests in a Cayman Islands holding company. You may never directly hold equity interests in PRC operating companies.

All of these contractual arrangements may be governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements may be resolved in court or through arbitration in China. Accordingly, these contracts will be interpreted in accordance with PRC laws and any disputes will be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. As at the date of this prospectus, there are very few precedents and little official guidance as to how contractual arrangements should be interpreted or enforced under PRC law. The contractual arrangements have not been tested in a court of law in the PRC and there remain significant uncertainties regarding the ultimate outcome of arbitration should legal action become necessary. In the event we are unable to enforce the contractual arrangements with the PRC Target Company or the VIE entity of the PRC Target Company post business combination, we may not be able to exercise effective control over the PRC Target Company’s operating entities that most impact the economic performance, bears the risks of, and enjoys the rewards for the purpose of consolidating the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP or IFRS (as discussed above) and we may be precluded from operating the business, which will have a material adverse effect on our financial condition and results of operations. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For a description of the uncertainties of the VIE arrangements, see “Risks Associated with Acquiring and Operating a Target Business with its Primary Operation in China and Hong Kong.”

PRC Limitation on Overseas Listing and Share Issuances (Post Business Combination)

We may be required to obtain approval from Chinese authorities, including the CSRC, or Cybersecurity Administration Committee, or CAC, to list on U.S. exchanges or issue securities to foreign investors post business combination with a PRC Target Company. If approval is required in the future and we were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to continue to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we are currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations may be adversely affected in the future, directly or indirectly, by existing or future laws and regulations relating to the PRC Target Company’s business or industry. For more detailed information, see “Risks Associated with Acquiring and Operating a Target Business with its Primary Operation in China and Hong Kong — The approval of or filing with the CSRC may be required in connection with this offering.” and “Our initial business combination may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities.”

Transfers of Cash to and from Our Potential VIE (Post Business Combination)

Aquarius I Acquisition Corp. is a holding company with no operations of our own. Although we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a PRC Target Company which might require a VIE structure. As such, we may be required to conduct our operations in China primarily through our subsidiary and VIE in China. As a result, although other means are available for us to obtain financing at the holding company level, Aquarius I Acquisition Corp.’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our PRC Target Company’s subsidiaries. If any of our subsidiaries and/or VIE incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to Aquarius I Acquisition Corp. In addition, our PRC Target Company’s subsidiaries and VIE are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Current PRC regulations permit the PRC Target Company’s indirect PRC subsidiaries to pay dividends to an overseas subsidiary, for example a subsidiary located in Hong Kong, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of the PRC Target Company’s subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid. There are no restrictions on foreign exchange and there are no limitations on the abilities of a company to transfer cash to or from its subsidiaries or to investors under Hong Kong Law. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of Hong Kong dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between a company and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from its business and subsidiaries, and U.S. investors and amounts owed.

Under Macau law, distributable dividends are calculated on the basis of the profit of the company which exceeds the aggregate of its share capital and the sums that shall integrate the mandatory and voluntary reserve on that financial year. The limited liability company shall retain at least 25% of the profit each year as the mandatory reserve, until it reaches 50% of the total share capital of the company. On the other hand, the joint stock company shall retain at least 10% of the profit each year as the mandatory reserve, until it reaches 25% of the total share capital of the company. The reserve can be used for recovering the loss of the year or to be incorporated in the share capital. The reserve cannot be distributed as dividends, but can be distributed as remaining asset of the company in case of liquidation.

The PRC government also imposes controls on the conversion of Renminbi (“RMB”), the legal currency of the PRC, into foreign currencies and the remittance of currencies out of the PRC (which are not applicable to Hong Kong and Macau). Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if the PRC Target Company’s subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or the PRC Target Company and its subsidiaries are unable to receive all of the revenues from their operations through the VIE agreements, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0% (which is not applicable to Hong Kong and Macau).

Under the VIE structure, the post-combination entity will rely on the VIE agreements between it and the VIE to distribute earnings and settle amounts owed under the VIE agreements. In addition to funds to be generated by the VIE’s operations in China, the VIE’s operations can be financed by loans from the WFOE. Funds from the VIE to our public holding entity will be made as services fees or license fees to the WFOE pursuant to the VIE agreements, and then the WFOE, as a wholly owned subsidiary of the public holding entity, in turn makes distributions or pay dividends to our post-combination entity. Certain payments from the VIE to WFOE are subject to PRC taxes, including business taxes and VAT. For more detailed information, see “Risks Associated with Acquiring and Operating a Target Business with its Primary Operation in China and Hong Kong — Governmental control of currency conversion may affect the value of your investment.”

Recent PCAOB Developments

The PCAOB is currently unable to conduct inspections on accounting firms in the PRC or Hong Kong without the approval of the relevant government authorities. The auditor and its audit work in the PRC or Hong Kong may not be inspected fully by the PCAOB. Inspections of other auditors conducted by the PCAOB outside China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in China or Hong Kong prevents the PCAOB from regularly evaluating the PRC auditor’s audits and its quality control procedures. As a result, shareholders may be deprived of the benefits of PCAOB inspections if we complete a business combination with such companies.

Future developments in U.S. laws may restrict our ability or willingness to complete certain business combinations with companies. For instance, the enacted HFCAA would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCAA also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government, specifically, those based in China. We may not be able to consummate a business combination with a favored target business due to these laws. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if signed into law, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

The documentation we may be required to submit to the SEC proving certain beneficial ownership requirements and establishing that we are not owned or controlled by a foreign government in the event that we use a foreign public accounting firm not subject to inspection by the PCAOB or where the PCAOB is unable to completely inspect or investigate our accounting practices or financial statements because of a position taken by an authority in the foreign jurisdiction could be onerous and time consuming to prepare. The HFCAA mandates the SEC to identify issuers of SEC-registered securities whose audited financial reports are prepared by an accounting firm that the PCAOB is unable to inspect due to restrictions imposed by an authority in the foreign jurisdiction where the audits are performed. If such identified issuer’s auditor cannot be inspected by the PCAOB for three consecutive years, the trading of such issuer’s securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor, UHY LLP, headquartered in New York, NY, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Further, in the Determination Report, there are no public accounting firms headquartered in Macau currently registered with the PCAOB.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol.

In the event that we complete a business combination with a company with substantial operations in China and PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited under the HFCAA. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a China or Hong Kong-based company, our access to the U.S. capital markets and the price of our shares.

Future developments in respect of increased U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

Other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain China-based businesses.

For more detailed information, see “Risks Associated with Acquiring and Operating a Target Business with its Primary Operation in China and Hong Kong — U.S. laws and regulations, including the HFCAA and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China” and “Trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.”

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	As of June 30, 2022
	Actual	As Adjusted(1)
	(Unaudited)	(Unaudited)
Balance Sheet Data:
Working capital (deficit)	$(299,082)	$74,209,907
Total assets	$336,149	$76,834,907
Total liabilities	$326,342	$2,625,000 (2)
Value of ordinary shares subject to possible redemption(3)	$—	$76,125,000
Shareholders’ equity (deficit)	$9,807	$(1,915,093)

____________

(1)      Includes the $3,662,500 we will receive from the sale of the private units and assumes the underwriters’ over-allotment option has not been exercised.

(2)      The “as adjusted” total liabilities represents $2,625,000 of deferred underwriting discounts and commissions that would be payable in the event that the maximum number of shareholders redeemed their shares. The actual liabilities of $326,342 at June 30, 2022 represents $28,000 of accrued expenses and $298,342 of a related party loan from our sponsor, which will be repaid using the proceeds received from the offering on the date the offering is consummated. The $2,625,000 of deferred underwriting discounts is not due until an initial business combination is consummated, for which we have until 9 months from the date that the registration statement is declared effective to consummate (or up to 18 months if our time to complete a business combination is extended as described herein).

(3)      Excludes the impact of issuance of the unit purchase option.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” working capital amount includes the $76,125,000 to be held in the trust account, plus approximately $700,000 in cash held outside the trust account, plus $9,807 of actual shareholders’ equity at June 30, 2022, plus $100 for the sale of the unit purchase option, and less the deferred underwriting discounts and commissions of $2,625,000 that would be payable in the event that the maximum number of shareholders redeemed their shares, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of our initial business combination within the time period described in this prospectus.

The “as adjusted” total assets amount includes the $76,125,000 to be held in the trust account, plus approximately $700,000 in cash held outside the trust account, plus $9,807 of actual shareholders’ equity at June 30, 2022, and plus $100 for the sale of the unit purchase option. If our initial business combination is not consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors). The actual deferred offering costs of $2,625,000 will be reclassified as a charge to additional paid-in capital from the gross proceeds in connection with the consummation of the offering. Any additional offering costs will also be charged to additional paid-in capital.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a blank check company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. Due to our significant ties to the PRC and/or Hong Kong, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to a non-PRC or non-Hong Kong based SPAC, which may therefore make it harder for us to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based and which may therefore make it more likely for us to consummate a business combination with a target company located in the PRC or Hong Kong.

We are a blank check company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. Due to (i) the legal and regulatory risks associated with being based in China or Hong Kong, (ii) the conduct of our operations through our Hong Kong office and (iii) our sponsor as well as a majority of our executive officers and directors having ties to Hong Kong, this may make us a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to a non-PRC or non-Hong Kong based SPAC, which may therefore make it harder for us to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based and which may therefore make it more likely for us to consummate a business combination with a target company located in the PRC or Hong Kong.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of June 30, 2022, we had $27,260 in cash and a working capital deficit of $299,082. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.

If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 9 months (or up to 18 months if we have extended the period of time as described in this prospectus) before receiving liquidation distributions.

We have 9 months from the date that the registration statement is declared effective in which to complete a business combination (or up to 18 months if we have extended the period of time as described in this prospectus). We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to convert their shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, you may be forced to sell your securities potentially at a loss.

The requirement that we complete an initial business combination within a specific period of time may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

We have 9 months from the date that the registration statement is declared effective to complete an initial business combination (or up to 18 months if we have extended the period of time as described in this prospectus). Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limits referenced above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

If the market for initial public offerings is limited, we believe there will be more attractive target businesses open to consummating an initial business combination with us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to consummating an initial business combination with us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, restrict the use of interest earned on the funds held in the trust account and require us to complete a business combination within 18 months from the date that the registration statement is declared effective. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination and we may have more time to complete an initial business combination.

If we seek shareholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering. Your inability to redeem more than an aggregate of 15% of the shares sold in this offering will reduce your influence over our ability to consummate our initial business combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.

We may issue additional ordinary or preferred shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our amended and restated memorandum and articles of association currently authorize the issuance of 500,000,000 shares of a single class each with $0.0001 par value. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares (if duly created), or a combination of ordinary shares and preferred shares (if duly created), to complete a business combination. The issuance of additional ordinary shares or preferred shares:

•        may significantly reduce the equity interest of investors in this offering;

•        may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•        may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Since we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash (or purchase in any tender offer) a significant number of shares from dissenting shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than $10.15.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the monies held in the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate the trust account before the completion of a business combination, our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and which have not executed a waiver agreement. However, they may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation may be less than $10.15, plus interest, due to such claims.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine and to imprisonment for five years in the Cayman Islands.

Holders of warrants and rights will not have redemption rights if we are unable to complete an initial business combination within the required time period.

If we are unable to complete an initial business combination within the required time period and we redeem and distribute the funds held in the trust account, the warrants and rights will expire and holders will not receive any of such proceeds with respect to the warrants or rights.

We have no obligation to net cash settle the warrants or rights.

In no event will we have any obligation to net cash settle the warrants or rights. Accordingly, the warrants and rights may expire worthless.

If we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the redeemable warrants, public holders will only be able to exercise such redeemable warrants on a “cashless basis” which would result in a fewer number of shares being issued to the holder had such holder exercised the redeemable warrants for cash.

Except as set forth below, if we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” provided that an exemption from registration is available. As a result, the number of ordinary shares that a holder will receive upon exercise of its warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants on a “cashless basis” if a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless. Notwithstanding the foregoing, the private warrants may be exercisable for unregistered ordinary shares for cash even if the prospectus relating to the ordinary shares issuable upon exercise of the warrants is not current and effective.

An investor will only be able to exercise warrants if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable for cash and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the ordinary shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Our management’s ability to require holders of our redeemable warrants to exercise such redeemable warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the redeemable warrants than they would have received had they been able to exercise their redeemable warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrants (including any warrants held by our initial shareholders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity, including to conform the provisions to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or curing, correct or supplementing any defective provision or adding or changing any other provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered warrant holders. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders.

Our warrant agreement and rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants or rights, which could limit the ability of warrant or rights holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement and rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement or the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement and rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants or rights shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement or rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement or rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants or rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder or right holder in any such enforcement action by service upon such warrant or right holder’s counsel in the foreign action as agent for such warrant or right holder.

This choice-of-forum provision may limit a warrant or right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, including by increasing the cost of such lawsuits to a warrant holder or right holder, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement or rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We are not limited to those locations and may consummate a business combination with a company in any location or industry we choose. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a company in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies with which we may complete such a business combination.

Pursuant to the Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80%, or the 80% fair market value test, of the balance of the funds in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account and less any interest earned thereon that is released to us for our taxes) at the time of the execution of a definitive agreement for our initial business combination. Until the 80% fair market value test is satisfied, pursuant to Nasdaq listing rules, any business combination must be approved by a majority of the board, including a majority of the independent directors. This restriction may limit the type and number of companies with which we may complete a business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account.

If Nasdaq delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place or be hired after consummation of the business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense and/or accept less favorable terms. Furthermore, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, after completion of any initial business combination, our directors and officers could be subject to potential liability from claims arising from conduct alleged to have occurred prior to such initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination. If we become aware of a potential business combination outside of the geographic location or industry where our officers and directors have the most experience, our management may retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination. However, our management is not required to engage consultants or advisors in any situation. If they do not engage any consultants or advisors to assist them in the evaluation of a particular target business or business combination, our management may not properly analyze the risks attendant with such target business or business combination. Even if our management does engage consultants or advisors to assist in the evaluation of a particular target business or business combination, we cannot assure you that such consultants or advisors will properly analyze the risks attendant with such target business or business combination. As a result, we may enter into a business combination that is not in our shareholders’ best interests.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. We cannot assure you these conflicts will be resolved in our favor.

We are the first company in a series of special purpose acquisition companies with affiliated sponsors and management competing for a business target. This conflict of interest could have a negative impact on our ability to determine to which entity a particular business opportunity should be presented, and thus, consummate our initial business combination.

Aquarius I Acquisition Corp. is the first company in a series of special purpose acquisition companies with affiliated sponsors and management competing for a business target. As such, our Sponsor and our management team may have fiduciary and/or contractual obligations to other special purpose acquisition companies, which are engaged in business activities similar to or the same as those intended to be conducted by us. Accordingly, our Sponsor and our management team may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. For a more detailed description of the pre-existing fiduciary and contractual obligations of our management team, and the potential conflicts of interest that such obligations may present, see the section titled “Management — Conflicts of Interest.”

Our officers and directors have pre-existing fiduciary and contractual obligations and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors have pre-existing fiduciary and contractual obligations to other companies, including other companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. For a more detailed description of the pre-existing fiduciary and contractual obligations of our management team, and the potential conflicts of interest that such obligations may present, see the section titled “Management — Conflicts of Interest.”

Our officers’ and directors’ personal and financial interests may influence their motivation in determining whether a particular target business is appropriate for a business combination.

Our officers and directors have waived their right to convert (or sell to us in any tender offer) their insider shares or any other ordinary shares acquired in this offering or thereafter (although none of these insiders have indicated any intention to purchase units in this offering or thereafter), or to receive distributions with respect to their insider shares upon our liquidation if we are unable to consummate our initial business combination. Our sponsor has also waived its right to convert (or sell to us in any tender offer) its private shares or any other ordinary shares acquired in this offering or thereafter (although it has not indicated any intention to purchase units in this offering or thereafter), or to receive distributions with respect to their private shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we might have a claim against such individuals. However, we might not ultimately be successful in any claim we may make against them for such reason.

Nasdaq may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the Nasdaq Global Market, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our ordinary shares are “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•        a limited amount of news and analyst coverage for our company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

We may only be able to complete one business combination with the proceeds of this offering. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our public shareholders to exercise their redemption rights or sell their public shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public shareholders may exercise redemption rights or seek to sell their public shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business transaction. In the event that the business combination involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the $5,000,001, either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules), of net tangible assets we are required to have pursuant to our organizational documents available at the time of closing. If the number of our shareholders electing to exercise their redemption rights or sell their shares to us in a tender offer has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public shareholders may have to remain shareholders of our company and wait the full 9 (or up to 18) months in order to be able to receive a pro rata portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

We intend to hold a shareholder vote before we consummate our initial business combination. However, if a shareholder vote is not required, for business or legal reasons, we may conduct conversions via a tender offer and not offer our shareholders the opportunity to vote on a proposed business combination. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the option to vote in favor of a proposed business combination and still seek redemption of his, her or its public shares, which may make it more likely that we will consummate a business combination.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the right to have his, her or its public shares converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against such proposed business combination. Furthermore, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001, either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules), upon such consummation and a majority of the issued and outstanding shares voted are voted in favor of the business combination. Accordingly, public shareholders owning shares sold in this offering may exercise their redemption rights and we could still consummate a proposed business combination so long as a majority of shares voted at the meeting are voted in favor of the proposed business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to convert their shares only when they vote against a proposed business combination. This is also different than other similarly structured blank check companies where there is a specific number of shares sold in the offering which must not exercise redemption rights for the company to complete a business combination. The lack of such a threshold and the ability to seek redemption while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to convert their public shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

In connection with any shareholder meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether it is voting for or against such proposed business combination, to demand that we convert its public shares into a share of the trust account. Such conversion will be effectuated under Cayman Islands law and our amended and restated memorandum and articles of association as a redemption of the shares, with the redemption price to be paid being the applicable pro rata portion of the monies held in the trust account. We may require public shareholders who wish to convert their public shares in connection with a proposed business combination to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote taken at the shareholder meeting relating to such business combination. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allow at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. It is also our understanding that it takes a short time to deliver shares through the DWAC System. However, this too may not be the case. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to convert may be unable to meet the deadline for exercising their redemption rights and thus may be unable to convert their shares.

Investors may not have sufficient time to comply with the delivery requirements for redemption.

Pursuant to our amended and restated memorandum and articles of association, we are required to give a minimum of only ten days’ notice for each general meeting. As a result, if we require public shareholders who wish to convert their public shares into the right to receive a pro rata portion of the funds in the trust account to comply with specific delivery requirements for redemption, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public shareholders who wish to convert their public shares to comply with the delivery requirements for redemption, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to convert their public shares to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

Because of our limited resources and structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of a business combination may delay or prevent the consummation of a transaction, a risk a target business may not be willing to accept. Additionally, our outstanding warrants, rights and unit purchase options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

Our initial shareholders control a substantial interest in us and thus may influence certain actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon consummation of our offering and the private placement, our initial shareholders will collectively own approximately 20% of our issued and outstanding ordinary shares (excluding the representative shares and the placement units and underlying securities and assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions (other than the private units). However, if our initial shareholders purchase any units in this offering or if our officers, directors, initial shareholders or their affiliates determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to assist us in consummating our initial business combination, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination.

There is no requirement under the Companies Act for us to hold annual or general meetings to elect directors. Accordingly, shareholders would not have the right to such a meeting or election of directors, unless the holders of not less than 10% of the voting rights of our company request such a meeting. As a result, it is unlikely that there will be an annual general meeting to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights for up to 18 months. If there is an annual general meeting, our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of a business combination.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.012 per share, for the insider shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to the investors in this offering. Our initial shareholders acquired their insider shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 106.79% or $9.71 per share (the difference between the public offering price per share (including the ordinary shares issuable upon conversion of rights) and the pro forma net tangible book value per share of $(0.62) per share). This is because investors in this offering will be contributing approximately 95.31% of the total amount paid to us for our outstanding securities after this offering but will only own approximately 77.81% of our outstanding securities (including the ordinary shares underlying the rights). Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

The nominal purchase price paid by our sponsor for the insider shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.15 per public share, implying an initial value of $10.15 per public share (assuming no value to the public warrants and rights). However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the insider shares, or approximately $0.012 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the insider shares are converted into public shares. For example, the following table shows the dilutive effect of the insider shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $73,500,000, which is the amount we would have for our initial business combination in the trust account after payment of $2,625,000 of deferred underwriting commissions, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and private units. At such valuation, each of our shares of ordinary shares would have an implied value of $6.93 per share upon consummation of our initial business combination, which would be a 31.70% decrease as compared to the initial implied value per share from public investors of $10.15 (the price per unit in this offering, assuming no value to the public warrants and rights).

Public shares	7,500,000
Insider shares	1,875,000
Shares included in Private Units	402,875
Shares issued upon conversion of Rights	750,000
Representative shares	75,000
Total shares	10,602,875
Total funds in trust available for initial business combination (less deferred underwriting commissions)	$73,500,000
Initial implied value per public share	$10.15
Implied value per share upon consummation of initial business combination	$6.93

Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire during or after this offering), and because our sponsor, officers and directors may profit substantially even under circumstances in which our public shareholders would experience losses in connection with their investment, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Our initial shareholders have purchased an aggregate of 1,875,000 insider shares for an aggregate purchase price of $25,000, or approximately $0.012 per share. The insider shares will be worthless if we do not consummate an initial business combination. In addition, our initial shareholders have committed to purchase an aggregate of 366,250 units (397,188 units if the underwriters’ over-allotment option is exercised in full) for an aggregate purchase price of $3,662,500 (or up to $3,971,880 if the underwriters’ over-allotment option is exercised in full) that will also be worthless if we do not consummate our initial business combination. Because our sponsor, officers and directors may profit substantially even under circumstances in which our public shareholders would experience losses in connection with their investment, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

The value of the insider shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share.

Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option, our sponsor will have invested in us an aggregate of $3,687,500, comprised of the $25,000 purchase price for the insider shares and the $3,662,500 purchase price for the private units. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 1,875,000 insider shares would have an aggregate implied value of $18,750,000. Even if the trading price of our ordinary shares was as low as $1.97 per share, and the private warrants and private rights were worthless, the value of the insider shares would be equal to the sponsor’s initial investment in us. As a result, our sponsor is likely to be able to recoup its investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public shareholders, even if that business combination were with a riskier or less-established target business. For the foregoing reasons, you should consider our management team’s financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.

Our outstanding warrants, rights and unit purchase options may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants that will result in the issuance of 7,500,000 ordinary shares as part of the units offered by this prospectus and private warrants that will result in the issuance of an additional 366,250 ordinary shares. We will also be issuing rights that will result in the issuance of 750,000 ordinary shares as part of the units offered by this prospectus and private rights that will result in the issuance of an additional 36,625 ordinary shares. We will also issue unit purchase options to purchase 375,000 units to the representative of the underwriters which, if exercised, will result in the issuance of 412,500 ordinary shares (which includes 37,500 shares underlying rights) and warrants exercisable to purchase an additional 375,000 ordinary shares. The potential for the issuance of a substantial number of additional shares upon exercise of the warrants and redemption of the rights could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when converted, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants, rights and unit purchase options may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants, rights and unit purchase options could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our public shareholders will not be entitled to vote or redeem their shares in connection with any extension of the deadline to complete our initial business combination.

If we anticipate that we may not be able to consummate our initial business combination within 9 months from the closing of this offering, we may, at our sponsor’s option, extend the period of time to consummate a business combination up to nine times without shareholder approval, each for an additional one month (for a total of up to 18 months to complete a business combination), so long as our sponsor and/or its affiliates or designees, upon five days advance notice prior to the applicable deadline, deposit into the trust account: (i) with respect to each one-month extension, an additional $0.033 per unit (for an aggregate of $250,000, or $287,500 if the underwriters’ over-allotment option is exercised in full), and (ii) with respect to the nine times extensions, an extension payment of $0.30 per unit in the aggregate (for an aggregate of $2,250,000, or $2,587,500 if the underwriters’ over-allotment option is exercised in full), on or prior to the date of the applicable deadline pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and American Stock Transfer & Trust Company. Our public shareholders will not be entitled to vote or redeem their shares in connection with any of the extensions.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to consummate a business combination.

Recent increases in inflation in the United States and elsewhere may be leading to increased price volatility for publicly traded securities, including ours, and may lead to other national, regional and international economic disruptions, any of which could make it more difficult for us to consummate a business combination.

Military conflict in Ukraine could make it more difficult for us to consummate a business combination.

Military conflict in Ukraine may lead to increased and price volatility for publicly traded securities, including ours, and to other national, regional and international economic disruptions and economic uncertainty, any of which could make it more difficult for us to identify a business combination partner and consummate a business combination on acceptable commercial terms or at all.

We are currently experiencing a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business. Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system, expansive ban on imports and exports of products to and from Russia and ban on exportation of U.S. denominated banknotes to Russia or persons located there. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds. Any of the above-mentioned factors could affect our ability to search for a target and consummate a business combination. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.

We may issue our shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or which approximates the per-share amount in our trust account at such time. The purpose of such issuances in PIPE transactions will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue in PIPE transactions may therefore be less, and potentially significantly less, than the market price for our shares at such time.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940, or the Investment Company Act. Since we will invest the proceeds held in the trust account only in United States government treasury bills, notes or bonds having a maturity of 185 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in United States treasuries, we believe that we will not be considered to be an investment company pursuant to the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.

If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense that we have not provided for.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. However, we are aware of litigation against certain SPACs asserting that, notwithstanding the foregoing, those SPACs should be considered investment companies. Although we believe that these claims are without merit, we cannot guarantee that we will not be subject to the Investment Company Act. If we do not invest the proceeds as discussed above, we may be deemed to be an investment company and thus to be subject to the Investment Company Act.

On March 30, 2022, the SEC issued proposed rules relating to, among other matters, the extent to which SPACs could become subject to regulation under the Investment Company Act. The SEC’s proposed rule under the Investment Company would provide a safe harbor for SPACs from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. The duration component of the proposed safe harbor rule would require a SPAC to file a report on Form 8-K with the Commission announcing that it has entered into an agreement with the target company (or companies) to engage in an initial business combination no later than 18 months after the effective date of the SPAC’s registration statement for its initial public offering. The SPAC would then be required to complete its initial business combination no later than 24 months after the effective date of its registration statement for its initial public offering. Although that proposed safe harbor rule has not yet been adopted, the SEC has indicated that are serious questions concerning the applicability of the Investment Company Act to a SPAC that does not complete its initial business combination within the proposed time frame set forth in the proposed safe harbor rule.

The proposed safe harbor rule has not yet been adopted, and one or more elements of the proposed safe harbor rule may not be adopted or may be adopted in a revised form. Nevertheless, we intend to comply with the terms of the proposed safe harbor rule, including the duration component of that rule. As a result, we do not believe that the SEC would deem the Company to be an investment company for purposes of the Investment Company Act. However, if we were deemed to be an investment company for purposes of the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and could increase the costs and time needed to complete a business combination or impair our ability to complete a business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.15 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants and rights will expire worthless.

We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our officers, directors, initial shareholders or their affiliates. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant. Furthermore, our directors may have a conflict of interest in analyzing the transaction due to their personal and financial interests.

We may acquire a target business that is affiliated with our officers, directors, initial shareholders or their affiliates.

While we do not currently intend to pursue an initial business combination with a company that is affiliated with our officers, directors, initial shareholders or their affiliates, we are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our officers, directors, initial shareholders or their affiliates acquire a minority interest in the target business alongside our acquisition, provided in each case we obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view. These affiliations could cause our officers or directors to have a conflict of interest in analyzing such transactions due to their personal and financial interests.

The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants and rights were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares, warrants and rights underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        our capital structure;

•        the per share amount of net proceeds being placed in the trust account;

•        an assessment of our management and their experience in identifying operating companies; and

•        general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands and certain of our officers and directors are residents of jurisdictions outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the Companies Act and common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, and whilst the decisions of the English courts are of persuasive authority, they are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while provisions do exist in Cayman Islands law for derivative actions to be brought in certain circumstances, shareholders in the Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

•        recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)     is given by a foreign court of competent jurisdiction;

(b)    imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)     is final;

(d)    is not in respect of taxes, a fine or a penalty; and

(e)     was not obtained by fraud; and

(f)     is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Because we must furnish our shareholders with financial statements of the target business prepared in accordance with U.S. GAAP or IFRS as issued by the IASB or reconciled to U.S. GAAP, we may not be able to complete an initial business combination with some prospective target businesses.

We will be required to provide historical and pro forma financial statement disclosure relating to our target business to our shareholders. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days after closing. These financial statement requirements may limit the pool of potential target businesses we may acquire.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls over financial reporting and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls over financial reporting, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. A target business may also not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls over financial reporting. The development of the internal controls over financial reporting of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls over financial reporting could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period exceeds $1.0 billion or revenues equal or exceeds $1.07 billion, or the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used. Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior June 30, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible. We cannot predict if investors will find our securities less attractive because we may rely on these provisions. If some investors find our securities less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

An investment in this offering may involve adverse U.S. federal income tax consequences.

An investment in this offering may involve adverse U.S. federal income tax consequences. For instance, there is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares upon exercise of the investor’s redemption right or upon our liquidation of the trust account will result in constructive income to the investor, which could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Furthermore, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of the unit between the ordinary shares, warrants and rights included in the units could be challenged by the U.S. Internal Revenue Service, or the IRS or the courts. See the section titled “Taxation — United States Federal Income Taxation” for a summary of the material U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their own tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

We have also not sought a ruling from the IRS as to any U.S. federal income tax consequences described in this prospectus. The IRS may disagree with the descriptions of U.S. federal income tax consequences described herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described in this prospectus. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our securities, including the applicability and effect of state, local, or foreign tax laws, as well as U.S. federal tax laws.

We may qualify as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (or after the end of the start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules.

If restrictions on repatriation of earnings from the target business’ home jurisdiction to foreign entities are instituted, our business following a business combination may be materially negatively affected.

It is possible that following an initial business combination, the home jurisdiction of the target business may have restrictions on repatriations of earnings or additional restrictions may be imposed in the future. If they were, it could have a material adverse effect on our operations.

Risks Associated with Acquiring and Operating a Business Outside of the United States

We may effect a business combination with a company located outside of the United States and if we do, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

If we consummate a business combination with a target business located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

•        rules and regulations or currency redemption or corporate withholding taxes on individuals;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles than in the United States;

•        inflation;

•        economic policies and market conditions;

•        unexpected changes in regulatory requirements;

•        challenges in managing and staffing international operations;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        protection of intellectual property; and

•        employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (2021 Revision), or the ITC, came into force in the Cayman Islands introducing certain economic substance requirements for Cayman Islands tax resident companies which are engaged in certain “relevant activities.” However, it is not anticipated that the Company itself will be subject to any such requirements prior to any business combination and thereafter the Company may still remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ITC will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination and results of operations.

On March 30, 2022, the SEC issued proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; effectively limiting the use of projections in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect our ability to negotiate and complete our initial business combination and may increase the costs and time related thereto.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the

United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S.

If you are a U.S. holder of our ordinary shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, certain members of our management team will likely resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act (as revised) of the Cayman Islands, reincorporate in the jurisdiction in which the target company or business is located. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of our securities after the reincorporation.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economy in China differs from the economies of most developed countries in many respects. Economic growth has been uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Risks Associated with Acquiring and Operating a Target Business with its Primary Operation in China and Hong Kong.

A significant number of our executive officers and directors are located in or have significant ties to China and/or Hong Kong, and we may seek to acquire a company that is based in China or Hong Kong or a PRC Target Company which might require a VIE structure in an initial business combination. Because of such ties to China or Hong Kong, we may be subjected to the laws, rules and regulations of the PRC. Accordingly, we will be subject to the following risks associated with acquiring and operating a target business with its primary operation in China and Hong Kong.

If the PRC government deems that the contractual arrangements in relation to the potential PRC Target Company, and the VIE, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

We are a holding company with no operations of our own. Although we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a PRC Target Company which might require a VIE structure. The PRC Target Company, through contractual arrangements, exercises effective control over the operating activities that most impact the economic performance, bears the risks of, and enjoys the rewards normally associated with ownership of the entity. As a result, through such contractual arrangements with the VIE and its shareholders, we may become the primary beneficiary of the VIE, and, therefore, may consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP or IFRS. In that case, following the consummation of a business combination with a PRC Target Company, our securities would be securities of an offshore holding company instead of shares of the VIE in China. For a summary of the VIE contractual arrangements, see “Proposed Business — Initial Business Combination with a Company Based in China or Hong Kong.”

We would rely on WFOE’s contractual arrangements with the VIE and its shareholders to operate the business. These contractual arrangements may not be as effective as direct ownership in respect of our relationship with the VIE. Under the contractual arrangements, as a legal matter, if the VIE or any of its shareholders executing the VIE Agreements fails to perform its, his or her respective obligations under the contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a VIE were to refuse to transfer their equity interests in such VIE to us or our designated persons when we exercise the purchase option pursuant to the contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate the contractual arrangements for violation of PRC laws, rules and regulations, (ii) any VIE or its shareholders terminate the contractual arrangements, (iii) any VIE or its shareholders fail to perform its/his/her obligations under the contractual arrangements, or (iv) if these regulations change or are interpreted differently in the future, the PRC Target Company’s business operations in China would be materially and adversely affected, and the value of your securities would substantially decrease or even become worthless. Further, if we fail to renew the contractual arrangements upon their expiration, we would not be able to continue the business operations unless the then current PRC law allows us to directly operate businesses in China.

In addition, if any VIE or all or part of its assets would become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of the contractual arrangements will be governed by PRC law and provided for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts will be interpreted in accordance with PRC laws and any disputes will be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. In the event we are unable to enforce the contractual arrangements, we may not be able to exercise effective control over our PRC Target Company’s operating entities that most impact the economic performance, bears the risks of, and enjoys the rewards for the purpose of consolidating the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP or IFRS (as discussed above) and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

Although based on industry practices, VIE contractual arrangements among WFOE, the VIE and its shareholders governed by PRC laws are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect, however, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may ultimately take a view that is contrary to the accepted industry practices with respect to VIE contractual arrangements. In addition, it is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or if adopted, what they would provide. PRC government authorities may deem that foreign ownership is directly or indirectly involved in the VIE’s shareholding structure. If our potential corporate structure and contractual arrangements are deemed by the Ministry of Industry and Information Technology, or MIIT, or the Ministry of Commerce, or MOFCOM, or other regulators having competent authority to be illegal, either in whole or in part, we may lose control of the consolidated VIE and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to the PRC Target Company’s business. Furthermore, if we consummate a business combination with a PRC Target Company, and we or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including, without limitation:

•        revoking the business license and/or operating licenses of WFOE or the VIE;

•        discontinuing or placing restrictions or onerous conditions on our operations through any transactions among WFOE, the VIE and its subsidiaries;

•        imposing fines, confiscating the income from WFOE, the VIE or its subsidiaries, or imposing other requirements with which we or the VIE may not be able to comply;

•        placing restrictions on the VIE’s right to collect revenues;

•        requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with the VIE and deregistering the equity pledges of the VIE, which in turn would affect our ability to consolidate, exercises effective control over the operating activities that most impact the economic performance, bears the risks of, or enjoys the rewards normally associated with ownership of the entity; or

•        taking other regulatory or enforcement actions against us that could be harmful to our business.

The imposition of any of these penalties will result in a material and adverse effect on our potential ability to conduct the business. In addition, it is unclear what impact the PRC government actions will have on us and on our ability to consolidate the financial results of the VIE in our consolidated financial statements, if the PRC government authorities were to find our potential corporate structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of the VIE or our right to receive substantially all the economic benefits and residual returns from the VIE and we are not able to restructure our ownership structure and operations in a timely and satisfactory manner, we will no longer be able to consolidate the financial results of the VIE in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, it will have a material adverse effect on our financial condition, results of operations and our securities post business combination may decline in value or be worthless.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

Our post-combination entity may conduct most of its operations and generate most of its revenue in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our post-combination entity’s business, financial condition, results of operations and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our post-combination entity’s ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our post-combination entity’s ability to operate its business.

Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong- or PRC-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The PRC government may intervene or influence the Target Operating Entity’s business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in the Target Operating Entity’s business operations post business combination and/or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors post business combination and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. The PRC has recently proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China based internet giants. The Cybersecurity Review Measures that took effect from February 15, 2022 stipulates that an internet platform operator who possesses more than 1 million users’ personal information must report to the Office of Cybersecurity Review for a cybersecurity review when seeking listings in other nations.

As we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a PRC Target Company. Therefore, it is uncertain whether such PRC Target Company will be involved in the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Based on our understanding of currently applicable PRC laws and regulations, our registered public offering in the U.S. is not subject to the review or prior approval of the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Further, as at the date of this prospectus, such cybersecurity review is not applicable in Hong Kong and Macau. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors post business combination and could cause the value of such securities to significantly decline or be worthless.

The contractual arrangements under a VIE Structure may not be as effective as direct ownership in respect of our relationship with the VIE, and thus, we may incur substantial costs to enforce the terms of the arrangements, which we may not be able to enforce at all.

The contractual arrangements may not be as effective as direct ownership in respect of our relationship with the VIE. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the VIE Agreements, we rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. The shareholders of the consolidated VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIE.

If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. For example, if the shareholders of the VIE refuse to transfer their equity interest in the VIE to us or our designee if we exercise the purchase option pursuant to the contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in the VIE, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIE and third parties were to impair our relationship with the VIE, our ability to consolidate the financial results of the VIE would be affected, which would in turn result in a material adverse effect on the business, operations and financial condition.

Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

The shareholders of the VIE are referred as its nominee shareholders because although they remain the holders of equity interests on record in the VIE, pursuant to the terms of the relevant power of attorney, such shareholders have irrevocably authorized the individual appointed by the WFOE to exercise their rights as a shareholder of the relevant VIE. If the VIE, or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of the VIE were to refuse to transfer their equity interest in the VIE to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All of the contractual arrangements will be governed by PRC law and provided for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts will be interpreted in accordance with PRC laws and any disputes will be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. See “Risks Associated with Acquiring and Operating a Target Business with its Primary Operation in China and Hong Kong — Uncertainties with respect to the PRC legal system could adversely affect us.” Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated VIE should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not may consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP or IFRS, and our ability to conduct our business may be negatively affected.

The equity holders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The equity holders of our VIEs may have potential conflicts of interest with us. These shareholders may, or cause our VIEs to, breach or refuse to renew our contractual arrangements with them, which would have a material adverse effect on our ability to effectively control our VIEs and receive substantially all of the economic benefits from our VIEs. For example, these shareholders may be able to cause our agreements with our VIEs to be performed in a manner adverse to us by, among other things, failing to make payments that are due to us under the contractual arrangements on a timely basis. We cannot assure you that, when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. If we cannot resolve any conflicts of interest or disputes between us and these shareholders, we would have to rely on legal proceedings to enforce our rights, which involve substantial uncertainty and may materially disrupt our business.

In the event we were to successfully consummate a business combination with a target business with primary operation in PRC, Hong Kong or Macau, we will be subject to restrictions on dividend payments following consummation of our initial business combination.

After we consummate our initial business combination, we may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if PRC Target Company’s operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid.

Under Macau law, distributable dividends are calculated on the basis of the profit of the company which exceeds the aggregate of its share capital and the sums that shall integrate the mandatory and voluntary reserve on that financial year. The limited liability company shall retain at least 25% of the profit each year as the mandatory reserve, until it reaches 50% of the total share capital of the company. On the other hand, the joint stock company shall retain at least 10% of the profit each year as the mandatory reserve, until it reaches 25% of the total share capital of the company. The reserve can be used for recovering the loss of the year or to be incorporated in the share capital. The reserve cannot be distributed as dividends, but can be distributed as remaining asset of the company in case of liquidation. Any limitation on the ability of our target company to pay dividends or make other distributions to us from China, Hong Kong and Macau could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Certain PRC regulations establish complex procedures for certain acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

A number of PRC laws and regulations have established procedures and requirements that could make merger and acquisition activities in China by foreign investors more time consuming and complex. Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, establish additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the MOFCOM, under certain circumstances, be notified in advance of any change-of-control transaction in which a foreign investor takes control of an affiliated PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the State Administration for Market Regulation, or the SAMR should be notified in advance of any concentration of undertaking if certain thresholds are triggered. Transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the SAMR before they can be completed. In addition, the PRC national security reviews rules which became effective in September

2011 requiring mergers and acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to the business and operations of the business combination target. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM and the SAMR, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. As at the date of this prospectus, the M&A Rules are not applicable in Hong Kong and Macau.

CSRC and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. If we seek to enter into a business combination with a PRC Target Company, additional compliance procedures may be required in connection with future offerings of our securities and our business combination process, and, if required, we cannot predict whether we will be able to obtain such approval or complete such filing procedure. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law, or the July 6 Opinion, to crack down on illegal activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our future business combination with a company with major operation in China. Therefore, CSRC and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Additional compliance procedures may be required in connection with this offering and our business combination process, and, if required, we cannot predict whether we will be able to obtain such approval. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government may exercise significant oversight and discretion over the conduct of our post-combination entity’s business and may intervene in or influence its operations at any time, which could result in a material change in its operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if the PRC Target Company and the VIE were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate through a PRC Target Company and a VIE in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of certain internet giant platform and two days later ordered that the app of such company be removed from smartphone app stores. On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

As such, the PRC Target Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The PRC Target Company could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions, and these regulations may be interpreted and applied inconsistently by different agencies or authorities. The PRC Target Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase the Company’s operating costs;

•        require significant management time and attention; and

•        subject the post-combination entity to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

As we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a PRC Target Company. Therefore, it is uncertain when and whether we and the post-combination entity will be required to obtain permission from the PRC government to list on U.S. exchanges, and even when such permission is obtained, whether it will be denied or rescinded. Further, the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably may impact the ability or way the post-combination entity may conduct its business and could require it to change certain aspects of its business to ensure compliance, which could decrease demand for its products or services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject it to additional liabilities. As such, the post-combination entity’s operations could be adversely affected, directly or indirectly, by existing or future PRC laws and regulations relating to its business or industry, which could result in a material adverse change in the value of our securities, potentially rendering it worthless. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Our initial business combination may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities.

Our initial business combination may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The important PRC laws and regulations on data protection, data privacy, and/or information security currently in effect that we may be subject to if we complete an initial business combination with a PRC Target Company, include, among others, the Cybersecurity Law, which took effect on June 1, 2017; Personal Information Protection Law, or the PIPL, which took effect on November 1, 2021; and Data Security Law, which took effect on September 1, 2021. These laws impose on the operators and administrators of networks, network service providers, and personal information processors various personal information protection obligations, restrictions on the collection and use of personal information, and requirements to take steps to prevent personal information from being divulged, stolen, or tampered with. In particular, PIPL also put forth the requirement of obtaining separate consent from individuals before sharing their personal information with other third parties, but the standards of the “separate consent requirement” remain uncertain currently.

We may also be subject to more stringent personal information protection laws, regulations, and requirements in China in the near future given the recent legislative developments in this field. With the promulgation of the July 6 Opinion, offshore-listed China-based companies have been experiencing a heightened scrutiny over their compliance with laws and regulations regarding data security, cross-border data transfer and management of confidential information from PRC regulatory authorities. Such laws and regulations are expected to undergo further changes, which may require increased information security responsibilities and stronger cross-border information management mechanism and process. The Cybersecurity Review Measures that took effect from February 15, 2022 stipulates that an internet platform operator who possesses more than 1 million users’ personal information must report to the Office of Cybersecurity Review for a cybersecurity review when seeking listings in other nations. In addition, the Administrative Provisions on Internet Information Service Algorithm Recommendation, or Algorithm Recommendation Provisions, that took effect on March 1, 2022 implements classification and hierarchical management for algorithm recommendation service providers based on various criteria, and stipulates that algorithm recommendation service providers with public opinion attributes or social mobilization capabilities shall submit the relevant information within ten business days from the date of providing such services and go through the record-filing formalities. The CAC publicly solicited opinions on the Measures for the Security Assessment of Data Cross-border Transfer (Draft for Comments), or the Draft Security Assessment of Data Transfer, on October 29, 2021, which requires that any data processor who provides important data collected and generated during operations within the territory of the PRC or personal information that should be subject to security assessment to a recipient outside of the territory of the PRC shall receive an security assessment. As these opinions and the draft measurers were recently issued, official guidance and interpretation of these two remain unclear in several respects at this time.

If, for example, our potential initial business combination is with a PRC Target Company and if the enacted version of the draft measures mandates clearance of cybersecurity review and other specific actions to be completed by the target business, we may face uncertainties as to whether such clearance can be timely obtained, or at all, and incur additional time delays to complete any such acquisition. Cybersecurity review could also result in negative publicity with respect to our initial business combination and diversion of our managerial and financial resources. We may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue. As of the date of this prospectus, PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data are not applicable to Hong Kong and Macau.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been subjected to intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company if we target a PRC company with respect to the initial business combination. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, we will be severely hampered and your investment in our securities post business combination could be rendered worthless.

We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Lion Wealth Management Limited, a British Virgin Islands company, and Grandshores Technology (Hong Kong) Limited, a Hong Kong company, hold 51% and 49%, respectively, of the outstanding shares of Aquarius Sponsor Ltd., our sponsor. Our Director, Mr. Chunning Wang, a Canadian national, indirectly has substantial influence over Lion Wealth Management Limited through his beneficial ownership and capacities of director and chief executive officer (Class II) in Lion Group Holding Ltd. (Nasdaq: LGHL). Our sponsor will own approximately 21.7% of our outstanding shares following this offering. Certain federally licensed businesses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership. In addition, CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Because we may be considered a “foreign person” under such rules and regulations, any proposed business combination between us and a U.S. business engaged in a regulated industry or which may affect national security, we could be subject to such foreign ownership restrictions and/or CFIUS review. The scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subject certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business. In addition, if our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. A s a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination (9 months, or up to 18 months, if we extend the time to complete a business combination as described in this prospectus) our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public shareholders may only receive $10.15 per share initially, and our warrants and rights will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.

The HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or other securities from being traded on a national securities exchange or in the over the counter trading market in the U.S..

Our current auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. However, if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, Nasdaq would delist our securities, including our units, ordinary shares and redeemable warrants being offered in this offering, and the SEC shall prohibit them from being traded on a national securities exchange or in the over the counter trading market in the U.S. For example, if we effect our initial business combination with a business located in the PRC or Hong Kong and if our new auditor is located in China or Hong Kong, with operations in and who performs audit operations of registrants in China or Hong Kong, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the relevant authorities, the work of our new auditor as it relates to those operations may not be inspected by the PCAOB, which currently is the case. If our securities are delisted and prohibited from being traded on a national securities exchange or in the over the counter trading market in the U.S. due to the PCAOB not being able to conduct inspections or full investigations of our auditor, it would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in the PRC or by the CSRC or the PRC Ministry of Finance in the United States. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in the PRC and Hong Kong of audit firms that are registered with the PCAOB and audit Chinese and Hong Kong companies that trade on U.S. exchanges. However, such discussions do not include inspections on Macau audit firms.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor, UHY LLP, headquartered in New York, NY, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Further, in the Determination Report, there are no public accounting firms headquartered in Macau currently registered with the PCAOB.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The SEC has also announced amendments to various annual report forms to accommodate the certification and disclosure requirements of the HFCAA. There could be additional regulatory or legislative requirements or guidance that could impact us if our auditor is not subject to PCAOB inspection. The implications of these possible regulations in addition to the requirements of the HFCAA are uncertain, and such uncertainty could cause the market price of our securities to be materially and adversely affected. If, for whatever reason, the PCAOB is unable to conduct inspections or full investigations of our auditor, the Company could be delisted or prohibited from being traded over the counter earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such delisting and prohibition would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

Inspections of audit firms that the PCAOB has conducted have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. If the PCAOB were unable to conduct inspections or full investigations of the Company’s auditor, investors in our securities would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would may make it more difficult to evaluate the effectiveness of the Company’s independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in the audit procedures of our auditor and reported financial information and the quality of our financial statements.

U.S. laws and regulations, including the HFCAA and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China or Hong Kong.

The PCAOB is currently unable to conduct inspections on accounting firms in the PRC or Hong Kong without the approval of the respective government authorities. The auditor and its audit work in the PRC or Hong Kong may not be inspected fully by the PCAOB. Inspections of other auditors conducted by the PCAOB outside China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in China prevents the PCAOB from regularly evaluating the PRC or Hong Kong auditor’s audits and its quality control procedures. As a result, shareholders may be deprived of the benefits of PCAOB inspections if we complete a business combination with such companies.

Future developments in U.S. laws may restrict our ability or willingness to complete certain business combinations with companies. For instance, the enacted HFCAA would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCAA also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government, specifically, those based in China. We may not be able to consummate a business combination with a favored target business due to these laws. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if signed into law, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

The documentation we may be required to submit to the SEC proving certain beneficial ownership requirements and establishing that we are not owned or controlled by a foreign government in the event that we use a foreign public accounting firm not subject to inspection by the PCAOB or where the PCAOB is unable to completely inspect or investigate our accounting practices or financial statements because of a position taken by an authority in the foreign jurisdiction could be onerous and time consuming to prepare. The HFCAA mandates the SEC to identify issuers of SEC-registered securities whose audited financial reports are prepared by an accounting firm that the PCAOB is unable to inspect due to restrictions imposed by an authority in the foreign jurisdiction where the audits are performed. If such identified issuer’s auditor cannot be inspected by the PCAOB for three consecutive years, the trading of such issuer’s securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor, UHY LLP, headquartered in New York, NY, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Further, in the Determination Report, there are no public accounting firms headquartered in Macau currently registered with the PCAOB.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol.

In the event that we complete a business combination with a company with substantial operations in China and PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited under the HFCAA. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a China or Hong Kong-based company, our access to the U.S. capital markets and the price of our shares.

Future developments in respect of increase U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

Other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain China-based businesses.

Compliance with the PRC Antitrust law may limit our ability to effect our initial business combination.

The PRC Antitrust Law became effective on August 1, 2008. The government authorities in charge of antitrust matters in China are the Antitrust Commission and other antitrust authorities under the State Council. The PRC Antitrust Law regulates (1) monopoly agreements, including decisions or actions in concert that preclude or impede competition, entered into by business operators; (2) abuse of dominant market position by business operators; and (3) concentration of business operators that may have the effect of precluding or impeding competition. To implement the Antitrust Law, in 2008, the State Council formulated the regulations that require filing of concentration of business operators, pursuant to which concentration of business operators refers to (1) merger with other business operators; (2) gaining control over other business operators through acquisition of equity interest or assets of other business operators; and (3) gaining control over other business operators through exerting influence on other business operators through contracts or other means. In 2009, the MOFCOM, to which the Antitrust Commission is affiliated, promulgated the Measures for Filing of Concentration of Business Operators (amended by the Guidelines for Filing of Concentration of Business Operators in 2014), which set forth the criteria of concentration and the requirement of miscellaneous documents for the purpose of filing. The business combination we contemplate may be considered the concentration of business operators, and to the extent required by the Antitrust Law and the criteria established by the State Council, we must file with the antitrust authority under the PRC State Council prior to conducting the contemplated business combination. If the antitrust authority decides not to further investigate whether the contemplated business combination has the effect of precluding or impeding competition or fails to make a decision within 30 days from receipt of relevant materials, we may proceed to consummate the contemplated business combination. As of the date of this prospectus, the PRC Antitrust Law are not applicable and enforceable in Hong Kong and Macau. If any antitrust authority decides to prohibit the contemplated business combination, we must terminate such business combination and would then be forced to either attempt to complete a new business combination if it was prior to 9 months (or 18 months, as applicable) from the closing of this offering or we would be required to return any amounts which were held in the trust account to our public shareholders.

When we evaluate a potential business combination, we will consider the need to comply with the Antitrust Law and other relevant regulations which may limit our ability to effect an acquisition or may result in our modifying or not pursuing a particular transaction.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

On February 3, 2015, the PRC State Administration of Taxation, or the SAT, issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity securities through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. On October 17, 2017, the SAT issued the Public Notice on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We may face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under SAT Bulletin 7 and/or SAT Bulletin 37, and may be required to expend valuable resources to comply with the regulations or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Bulletin 7 and/or SAT Bulletin 37 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC corporate income tax law and if the PRC tax authorities make adjustments to the taxable income of the transactions under the applicable regulations, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations. Currently, such enforcement by PRC tax authorities are not applicable to Macau and Hong Kong.

The approval of or filing with the China Securities Regulatory Commission may be required in connection with this offering.

The M&A Rules adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Currently, the M&A Rules are not applicable to Hong Kong and Macau.

We believe the CSRC’s approval is not required for the listing and trading of our securities on Nasdaq in the context of this offering, given that we are a Cayman Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. However, we cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the July 6 Opinion, to crack down on illegal activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our future business combination with a company with major operation in China.

Furthermore, numerous regulations, guidelines and other measures have been or are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law, including (i) the Measures for the Security Assessment for Cross-border Transfer of Data published by the CAC, in July 2022, which came into effect on September 1, 2022, that requires security review before transferring critical data and personal information out of China, and (ii) the amended Cybersecurity Review Measures published on December 28, 2021, which came into effect on February 15, 2022, provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or, collectively, the Draft Overseas Listing Regulations. Such Draft Overseas Listing Regulations set out new filing procedures for China-based companies seeking direct or indirect listings and offerings in overseas markets. The Draft Overseas Listing Regulations require that China-based companies seeking to offer and list securities in overseas markets complete certain post-application / post-listing filing procedures with the CSRC. The Draft Overseas Listing Regulations do not require a China-based company to obtain the CSRC’s pre-approval before it applies for or completes a listing or offering of securities in overseas markets. The Draft Overseas Listing Regulations were released only for public comments and their provisions and anticipated adoption date are subject to changes and their interpretation and implementation remain uncertain.

If it is determined that any CSRC approval, filing or other governmental authorization is required for our business combination or future offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to do so for the business combination or future offering. These sanctions may include fines and penalties on operations in the PRC Target Company, limitations on operating privileges of the PRC Target Company in the PRC, delays in or restrictions on the repatriation of the proceeds from the business combination or future into the PRC Target Company, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering, the business combination or future offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

Uncertainties with respect to the PRC legal system could adversely affect us.

Our sponsor and the majority of our executive officers and directors are located in or have significant ties to China and/or Hong Kong, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. The uncertainties in the interpretation and enforcement of PRC laws, rules and regulations would apply to us if we were to acquire a company that is based in China or Hong Kong regardless of whether we have a VIE structure or direct ownership structure post-business combination. Because of such ties to China or Hong Kong, we may be governed by PRC laws and regulations. PRC companies and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any loans to PRC subsidiaries are subject to PRC regulations. For example, loans by us to subsidiaries in China, which are foreign invested entities (“FIEs”), to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local branches. On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB. The foreign exchange capital, for which the monetary contribution has been confirmed by the foreign exchange authorities (or for which the monetary contribution has been registered for account entry) in the capital account of a foreign-invested enterprise may be settled at a bank as required by the enterprise’s actual management needs, provided that such needs is within the business scope of such enterprise. Foreign-invested enterprises with investment as their main business (including foreign-oriented companies, foreign-invested venture capital enterprises and foreign-invested equity investment enterprises) are allowed to, under the premise of authenticity and compliance of their domestic investment projects, carry out based on their actual investment scales direct settlement of foreign exchange capital or transfer the RMB funds in the foreign exchange settlement account for pending payment to the invested enterprises’ accounts.

The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective on June 9, 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including, but not limited, to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted renminbi shall not be provided as loans to its non-affiliated entities. On October 23, 2019, SAFE further issued the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-Border Trade and Investment, or the Circular 28, which took effect on the same day. Circular 28 allows non-investment foreign-invested enterprises to use their capital funds to make equity investments in China as long as such investments do not violate then effective negative list for foreign investments and the target investment projects are genuine and in compliance with laws. In addition, Circular 28 stipulates that qualified enterprises in certain pilot areas may use their capital income from registered capital, foreign debt and overseas listing, for the purpose of domestic payments without providing authenticity certifications to the relevant banks in advance for those domestic payments. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange-related rules. Violations of these circulars could result in severe monetary or other penalties.

We may also decide to finance the PRC Target Company’s subsidiaries by means of capital contributions. These capital contributions are subject to registration with the SAMR or its local counterpart and registration with a local bank authorized by SAFE.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or capital contributions by us to the PRC Target Company’s subsidiaries. If we fail to complete such registrations or receive such approvals, we will not be able to capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business. Currently, the above PRC regulations of loans and direct investment by offshore holding companies to PRC entities are not applicable to Hong Kong and Macau.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on the PRC Target Company’s business and results of operations we may pursue in the future.

If our initial business combination target is a PRC or Hong Kong company with operations in China or Hong Kong, its business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, the PRC Target Company’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for the PRC Target Company’s products and services and materially and adversely affect its business and results of operations.

You may face difficulties in protecting your interests and exercising your rights as a stockholder if we were to conduct substantially all of our operations in China, and almost all of our officers and directors currently and will likely reside outside the U.S.

Although we are incorporated in the Cayman Islands, our initial business combination target may be a PRC or Hong Kong company with substantially all of its operations in China. Further, all of our current officers and almost all of our directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We would likely have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Our initial business combination target may be a PRC company with substantially all of its revenues in RMB. If a VIE structure is required for the PRC Target Company, all of our income will be primarily derived from dividend payments from PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of the PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands post business combination, we may not be able to pay dividends in foreign currencies to our security-holders.

Under Hong Kong and Macau law, there are no restrictions or limitation on the conversion of Hong Kong dollars and/or Macanese pataca into foreign currencies and the remittance of currencies out of Hong Kong and/or Macau, nor there is any restriction on foreign exchange to transfer cash between a company and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from its business and subsidiaries, and U.S. investors and amounts owed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•        ability to identify or complete an initial business combination;

•        limited operating history;

•        success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        potential ability to obtain additional financing to complete a business combination;

•        pool of prospective target businesses;

•        the ability of our officers and directors to generate potential investment opportunities;

•        potential change in control if we acquire one or more target businesses for shares;

•        our public securities’ potential liquidity and trading;

•        regulatory or operational risks associated with acquiring a target business;

•        use of proceeds not held in the trust account;

•        financial performance following this offering; or

•        listing or delisting of our securities from Nasdaq or the ability to have our securities listed on Nasdaq following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the laws of the Cayman Islands and administered from outside the United States, and a majority of our assets will be located within the United States after this offering. Our U.S. agent for service of process is Cogency Global Inc. However, it may be difficult for investors to effect service of process on us or our officers or directors within the United States in a way that will permit a U.S. court to have jurisdiction over us. The majority of our assets may be located outside the United States post business combination.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, the decisions of whose courts are considered persuasive authority but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

There is uncertainty as to whether the Cayman Islands courts would:

•        recognize or enforce against us judgments of U.S. courts based on certain civil liability provisions of U.S. securities laws; and

•        entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Ogier, our Cayman Islands counsel, that there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)     is given by a foreign court of competent jurisdiction;

(b)    imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)     is final;

(d)    is not in respect of taxes, a fine or a penalty; and

(e)     was not obtained by fraud; and

(f)     is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private units (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$75,000,000		$86,250,000
From private placement	3,662,500		3,971,880
Total gross proceeds	$78,662,500		$90,221,880

Offering expenses(1)
Non-contingent underwriting discount (1.25% of gross proceeds from offering, which excludes the deferred underwriting discounts and commissions of 3.5% of gross proceeds from offering)	$937,500	(2)	$1,078,125	(2)
Underwriters expenses (due diligence, background checks, out of pocket)	125,000		125,000
Initial Trustee’s fee	20,000		20,000
Legal fees and expenses	245,000		245,000
Nasdaq listing fee	75,000		75,000
Printing and engraving expenses	40,000		40,000
Accounting fees and expenses	53,000		53,000
FINRA filing fee	23,355		23,355
SEC registration fee	15,134		15,134
Directors and officers insurance	282,000		282,000
Miscellaneous expenses	21,511		21,511
Total offering expenses (not including deferred underwriting discounts and commissions)	$900,000		$900,000
Net proceeds of the offering and private placement	$76,825,000		$88,243,750
Held in trust	$76,125,000	(3)	$87,543,750	(3)
% of public offering size	101.50%		101.50%
Not held in trust account	$700,000		$700,000

The following table shows the use of the approximately $700,000 of net proceeds not held in trust.(4)

Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$400,000	57.14%
Legal and accounting fees relating to SEC reporting obligations	100,000	14.29%
Payment for office space, utilities, administrative and support services(5)	90,000	12.86%
Working capital to cover miscellaneous expenses	110,000	15.71%
Total	$700,000	100.00%

____________

(1)      A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the funds we borrowed from our sponsor. These funds will be repaid out of the proceeds of this offering available to us. If we determine not to proceed with the offering, such amounts would not be repaid.

(2)      No discounts or commissions will be paid with respect to the purchase of the private units.

(3)      The funds held in the trust account may, but need not, be used to pay our expenses relating to completing our initial business combination, including deferred underwriting discounts and commissions payable to the representative in an amount of 3.5% of the total gross proceeds raised in the offering described below.

(4)      These expenses are estimates only and do not include interest which may be available to us from the trust account. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify an initial business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

(5)      $90,000 (or $180,000, as applicable) for office space, utilities, administrative and support services payments, being $10,000 per month for up to 9 months (or 18 months, as applicable).

Our sponsor has agreed to purchase an aggregate of 366,250 private units at a price of $10.00 per private unit ($3,662,500 in the aggregate) or, if the underwriters’ over-allotment option is exercised in full, 397,188 private units at a price of $10.00 per private unit ($3,971,880 in the aggregate), in a private placement that will occur simultaneously with the closing of this offering. A portion of the proceeds we receive from these purchases will be placed in the trust account described below.

$76,125,000, or $87,543,750 if the underwriters’ over-allotment option is exercised in full, of the net proceeds of this offering and the sale of the private units will be placed in an account at Deutsche Bank Trust Company Americas in the United States, maintained by American Stock Transfer & Trust Company, LLC, New York, New York, as trustee. Pursuant to the investment management trust agreement that will govern the investment of such funds, the trustee, upon our written instructions, will direct Deutsche Bank Trust Company Americas to invest the funds as set forth in such written instructions and to custody the funds while invested and until otherwise instructed in accordance with the investment management trust agreement. The funds held in trust will be invested only in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in United States government treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination to the extent not used to pay converting shareholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to an affiliate of our sponsor of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial and administrative support. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. We believe that the fee charged by an affiliate of our sponsor is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public shareholders. Other than the $10,000 per month fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our executive officers, directors, shareholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the underwriters’ over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $700,000. We intend to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial shareholders, officers and directors in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe.

The allocation of the net proceeds available to us outside of the trust account, along with the interest earned on the funds held in the trust account available to us, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories. If our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available from the trust account is insufficient as a result of the current low interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

We will likely use a substantial portion of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business, to pay holders who wish to convert or sell their shares to us for a portion of the funds held in the trust account and to pay our expenses relating thereto. If the payment of our liabilities, including the deferred underwriting discounts and commissions payable to the representative in an amount equal to 3.5% of the total gross proceeds raised in the offering, were to reduce the amount available to us in trust necessary to pay all holders who wish to convert or sell their shares to us for a portion of the funds held in the trust account, we would not be able to consummate such transaction. To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination, to pay holders who wish to convert their shares into a portion of the funds held in the trust account or pay our expenses relating thereto will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating our trust account from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and has contractually agreed not to seek repayment for such expenses.

As of June 30, 2022, our sponsor has loaned us an aggregate of $298,342 to be used to pay formation and a portion of the expenses of this offering. The loan is payable without interest on the date on which we consummate our initial public offering. If we determine not to proceed with the offering, such amounts would not be repaid.

In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 110,000 ordinary shares (which includes 10,000 shares issuable upon conversion of rights) and warrants to purchase 100,000 ordinary shares if $1,000,000 of notes were so converted). If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. These notes would be in addition to any notes we issued in exchange for the funds necessary to extend our life.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us to pay our tax obligations) only in the event of (i) our liquidation if we have not completed a business combination within the required time period or (ii) if that public shareholder converts such public shares or sells them to us in a tender offer in each case in connection with a business combination which we consummate or in connection with an amendment to our amended and restated memorandum and articles of association prior to the consummation of an initial business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share capitalizations immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ ownership at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the representative shares and the placement units and underlying securities and assuming they do not purchase any units in this offering). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the redeemable warrants included in the units we are offering by this prospectus and included in the private units, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants, and the sale and conversion of rights. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities by the number of issued and outstanding ordinary shares.

At June 30, 2022, our net tangible book value was a deficit of $299,082 or approximately $(0.16) per share. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of 0.1 of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of shares included in the units offered hereby will be deemed to be 8,250,000 (consisting of 7,500,000 shares included in the units we are offering by this prospectus and 750,000 shares for the outstanding rights), and the price per share in this offering will be deemed to be $9.09. After giving effect to the sale of 8,250,000 ordinary shares (or 9,487,500 ordinary shares assuming the underwriter’s over-allotment option is exercised in full) included in the units we are offering by this prospectus, the deduction of underwriting discounts and estimated expenses of this offering, the issuance of 75,000 shares to the representative and the sale of 402,875 ordinary shares (consisting of 366,250 ordinary shares included in the private units and 36,625 shares for the outstanding rights) (or 436,907 ordinary shares assuming the underwriter’s over-allotment option is exercised in full) included in the private units, our pro forma net tangible book value at June 30, 2022 would have been $(1,915,093) or $(0.62) (or $(0.65) assuming the underwriter’s over-allotment option is exercised in full) per share, representing an immediate decrease in net tangible book value of $(0.46) (or $(0.51) assuming the underwriter’s over-allotment option is exercised in full) per share to the initial shareholders and an immediate dilution of 106.79% per share or $9.71 per share (or 107.15% per share or $9.74 per share assuming the underwriter’s over-allotment option is exercised in full) to new investors not exercising their redemption rights. For purposes of presentation, we have reduced our pro forma net tangible book value after this offering by $76,125,000 (or $87,543,750 assuming the underwriter’s over-allotment option is exercised in full) less than it otherwise would have been because, if we effect a business combination, the ability of public shareholders to exercise redemption rights or sell their shares to us in any tender offer may result in the redemption of up to 7,500,000 shares (or 8,625,000 shares assuming the underwriter’s over-allotment option is exercised in full) sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the redeemable warrants, including the private warrants:

	Without Over- allotment	With Over- allotment
Public offering price	$9.09	$9.09
Net tangible book value before this offering	$(0.16)	$(0.14)
Increase attributable to new investors and private sales	(0.46)	(0.51)
Pro forma net tangible book value after this offering	(0.62)	(0.65)
Dilution to new investors	$9.71	$9.74
Percentage of dilution to new investors	106.79%	107.15%

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial shareholders(1)	1,875,000	17.68%	$25,000	0.03%	$0.01
Shares underlying private units(2)	402,875	3.80%	$3,662,500	4.65%	$9.09
Representative shares(4)	75,000	0.71%	$—	—%	$—
New investors(3)	8,250,000	77.81%	$75,000,000	95.32%	$9.09
	10,602,875	100%	$78,687,500	100%

____________

(1)      Assumes the underwriters’ over-allotment option has not been exercised and an aggregate of 281,250 ordinary shares held by our initial shareholders have been forfeited as a result thereof.

(2)      Includes the issuance of 36,625 shares underlying the rights contained in the private units.

(3)      Includes the issuance of 750,000 shares underlying the rights contained in the units purchased by the new investors.

(4)      Represents the issuance of 75,000 shares issuable to the representative.

The pro forma net tangible book value after the offering is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book value before this offering	$(299,082)	$(299,082)
Offering costs paid in advance	$308,889	$308,889
Net proceeds from this offering and private placement of private units	$76,825,000	$88,243,750
Proceeds from unit purchase option	$100	$100
Less: Deferred underwriting discounts and commissions(1)	$(2,625,000)	$(3,018,750)
Less: Proceeds held in trust subject to redemption	$(76,125,000)	$(87,543,750)
	$(1,915,093)	$(2,308,843)
Denominator(2):
Ordinary shares issued and outstanding prior to this offering	1,875,000	2,156,250
Ordinary shares included in the public units to be sold in this offering	7,500,000	8,625,000
Ordinary shares underlying the rights included in the public units	750,000	862,500
Ordinary shares included in the private units	366,250	397,188
Ordinary shares underlying the rights included in the private units	36,625	39,719
Ordinary shares issued to the representative	75,000	75,000
Less: Shares subject to redemption	(7,500,000)	(8,625,000)
	3,102,875	3,530,657

____________

(1)      Deferred underwriting discounts and commission of 3.5%.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2022 and as adjusted to give effect to the sale of our units and the private units and the application of the estimated net proceeds derived from the sale of such securities.

	As at June 30, 2022
	Actual	As Adjusted(1)
Promissory Note – related party(2)	$298,342	$0
Deferred underwriting discounts and commission payable	—	2,625,000
Ordinary shares, $0.0001 par value, and 7,500,000 shares are subject to possible redemption, as adjusted	—	76,125,000 (4)
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 2,156,250 shares issued and outstanding as of June 30, 2022; 2,316,250 shares issued and outstanding(3), as adjusted	216	233
Additional paid-in capital	24,784	(1,900,133)
Accumulated deficit	(15,193)	(15,193)
Total shareholders’ equity (deficit)	9,807	(1,915,093)
Total capitalization	$308,149	$76,834,907 (5)

____________

(1)      Includes the $3,662,500 we will receive from the sale of the private units and assumes the underwriters’ over-allotment option has not been exercised.

(2)      As of June 30, 2022, the sponsor had loaned to us an aggregate of $298,342 to be used to pay formation and a portion of the expenses of this offering. The loan is payable without interest on the date on which we consummate our initial public offering.

(3)      Assumes the underwriters’ over-allotment option has not been exercised and an aggregate of 281,250 ordinary shares held by our initial shareholders have been forfeited as a result thereof. Includes 366,250 shares underlying the private units to be purchased by our sponsor concurrently with this offering and 75,000 Ordinary Shares issuable to the representative.

(4)      Upon the completion of our initial business combination, we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable and deferred underwriting fees).

(5)      Derived by adding deferred underwriting discounts and commission payable, total shareholders’ equity and the value of ordinary shares subject to possible redemption.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company incorporated in the Cayman Islands on April 15, 2021 as an exempted company with limited liability (meaning our public shareholders have no liability, as shareholders of the Company, for the liabilities of the Company over and above the amount paid for their shares) to serve as a vehicle to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional ordinary shares or preferred shares:

•        may significantly reduce the equity interest of our shareholders;

•        may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•        will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        Increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at June 30, 2022, we had $27,260 in cash and a working capital deficit of $299,082. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the insider shares and a loan from our sponsor, in an aggregate amount of approximately $500,000 that is more fully described below. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $900,000 and underwriting discounts and commissions of $937,500 (or $1,078,125 if the underwriters’ over-allotment option is exercised in full) (not including the deferred underwriting discounts and commissions) and (2) the sale of the private units for a purchase price of $3,662,500 (or $3,971,880 if the underwriters’ over-allotment option is exercised in full) (including the deferred underwriting discounts and commissions) will be held in the trust account. Of this amount, $76,125,000 (or $87,543,750 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account. The remaining $700,000 will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto, including deferred underwriting discounts and commissions payable to the representative in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Over the next 9 months (or up to 18 months if the time to complete a business combination has been extended), assuming a business combination is not consummated prior thereto, we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:

•        $400,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•        $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•        $90,000 (or $180,000, as applicable) for office space, utilities, administrative and support services payments (being $10,000 per month for up to 9 months or 18 months, as applicable); and

•        $110,000 for general working capital that will be used for miscellaneous expenses.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

In April and November 2021, the Company issued an aggregate of 2,156,250 ordinary shares resulting in an aggregate of 2,156,250 ordinary shares outstanding, which we refer to throughout this prospectus as the “insider shares,” for an aggregate purchase price of $25,000, or approximately $0.012 per share.

Prior to the consummation of this offering, our sponsor has agreed to loan us up to $500,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2023 or the closing of this offering. As of June 30, 2022, our sponsor loaned to us an aggregate of $298,342. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

We are obligated, commencing on the date of this prospectus, to pay to an affiliate of our sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor has committed to purchase from us an aggregate of 366,250 private units (397,188 private units if the underwriters’ over-allotment option is exercised in full), at $10.00 per private unit (for a total purchase price of $3,662,500, or $3,971,880 if the underwriters’ over-allotment option is exercised in full) which will be purchased in a private placement to occur simultaneously with the closing of this offering.

If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, our initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 110,000 ordinary shares (which includes 10,000 shares issuable upon conversion of rights) and warrants to purchase 100,000 ordinary shares if $1,000,000 of notes were so converted). The units would be identical to the placement units. Other than as described above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Deferred Offering Costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to this offering and that will be charged to shareholder’s equity upon the completion of this offering. Should this offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

Controls and Procedures

We are not currently required to maintain an effective system of internal control over financial reporting as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control over financial reporting requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2023. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls over financial reporting. We expect to assess the internal control over financial reporting of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal control over financial reporting. Target businesses we may consider for our initial business combination may have internal control over financial reporting that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

As it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal control over financial reporting is complete, we will retain our independent auditors to audit and render an opinion on such report when, or if, required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal control over financial reporting while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the insider shares, representative shares, Private Placement Units (and their underlying securities) and any Units that may be issued upon conversion of the working capital loans, or the Working Capital Loans, (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Unit Purchase Option

The Company agreed to sell to Maxim Group LLC, the underwriter and/or its designees, at the time of the closing of this offering, for $100, an option to purchase up to a total of 375,000 units (or up to 431,250 units if over-allotment option is exercised in full) exercisable, in whole or in part, at $11.00 per unit. The units will be exercisable at any time, in whole or in part, between the first and fifth anniversary dates commencing after the date that the registration statement is declared effective by the SEC. The units that are issuable upon exercise of this option are identical to those offered in the prospectus, subject to compliance with FINRA Rule 5110.

Underwriter Agreement

The Company will grant the underwriters a 45-day option to purchase up to 1,125,000 Units (over and above 7,500,000 units referred to above) solely to cover over-allotments at the proposed offering price, less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 4.75% of the gross proceeds of this offering, of which 1.25% will be paid at the closing of this offering and the remaining balance will be deferred until the closing of the initial business combination. In addition, the Company shall pay the underwriters, at the closing of this offering, 75,000 ordinary shares.

Professional Fee

The Company has promised to pay Loeb & Loeb LLP professional fees of $225,000 for this offering, $500,000 after the business combination, and $4,000 per month for the compliance of the Exchange Act until the business combination is completed or the SPAC is liquidated.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act,(iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements(auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier. Further, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

PROPOSED BUSINESS

Introduction

We are a newly incorporated blank check company formed in the Cayman Islands as an exempted company with limited liability. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with section 6 of the Tax Concessions Act (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us. Our shareholders have no additional liability for the company’s liabilities over and above the amount paid for their shares. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Background and Competitive Strengths

We will seek to capitalize on the comprehensive experience and contacts of our executive officers and the board of directors in consummating an initial business combination. Our management team is comprised of Mr. Sze Hau Lee, our Chief Executive Officer, and Ms. Di Wu, our Chief Financial Officer, and our board of directors is comprised of Mr. Chunning Wang, Mr. Ngai Wong, Mr. Walter R. Cook, Mr. Chi Fai Choi, Mr. Boyu Xu and Mr. Feng Wu. Our management team brings a wealth of experience in identifying, negotiating with and conducting due diligence on potential candidates for acquisition. We believe our management team is well positioned to identify attractive risk-adjusted returns in the marketplace and that their professional contacts and transaction sources, ranging from industry executives, private owners, private equity funds, family offices, commercial and investment bankers, lawyers and other financial sector service providers and participants, in addition to the geographical reach of their affiliates, will enable us to pursue a broad range of opportunities. Upon the closing of this offering, members of our management team will communicate with these networks of relationships to articulate the parameters for our search for a target business and a potential business combination and begin the process of pursuing and reviewing promising leads. We believe we can source attractive deals and find compelling investment opportunities from private and public sources to create value for shareholders.

Leadership of an Experienced Management Team

Sze Hau Lee has been our Director and Chief Executive Officer since April 2021. Since October 2021, June 2021 and May 2021, Mr. Lee has served as director of Lion NFT Limited, Flying Lion Limited, and Lion Metaverse Limited, respectively, which are subsidiaries of Lion, an online trading platform company offering (i) contract for differences trading services, (ii) insurance brokerage services, (iii) futures and securities brokerage services, (iv) total return swap (TRS) trading business and (v) asset management services. Since June 2020, Mr. Lee has served as the Chief Financial Officer of Lion. From May 2019 to June 2020, he served as corporate finance director of Lion. From September 2017 to February 2019, Mr. Lee served as corporate finance director of Carnival Group International Holdings Limited (0996.HK), or Carnival, one of China’s leading operators of large-scale integrated tourism, hospitality and retail attractions. While working at Carnival, Mr. Lee was primarily responsible for leading, originating, structuring and executing financing transaction and providing investment advice to the management. From February 2017 to September 2017, Mr. Lee served as a manager of syndicated finance department at China Minsheng Banking Corporation Hong Kong Branch, or China Minsheng Hong Kong, a banking corporation. From April 2016 to February 2017, Mr. Lee served as a vice president of structured and leveraged finance department in Hengfeng Bank Shanghai Branch, or Hengfeng Bank Shanghai, a banking corporation. From January 2014 to April 2016, Mr. Lee served as an assistant manager of structured and leveraged finance department in China Minsheng Hong Kong. While working at China Minsheng Hong Kong and Hengfeng Bank Shanghai, Mr. Lee was primarily responsible for the origination, structure and execution of syndicated facilities as well as financing arrangements in large transactions. Some of Mr. Lee’s notable recent experience in creating value for shareholders include but are not limited to Mr. Lee’s involvement with Lion’s business combination with Proficient Alpha Acquisition

Corporation. in May 2020 (“Lion’s Business Combination”), Lion’s entry into a securities purchase agreement as the seller and issuer with ATW Opportunities Master Fund, L.P as the purchaser for the issuance of debenture and warrants in December 2020 (“Lion’s 2020 ATW Transaction”), Lion’s entry into a securities purchase agreement as the seller and issuer with ATW Opportunities Master Fund, L.P as the purchaser for the issuance of preferred shares and warrants in December 2021 (“Lion’s 2021 ATW Transaction”), and Lion’s entry into a share subscription agreement as the subscriber with Grandshores Technology Group Limited as the issuer in March 2021 (“Lion’s Grandshores Transaction”). Mr. Lee received his bachelor’s degree in professional accountancy from The Chinese University of Hong Kong in August 2007. He has been a member of Hong Kong Institute of Certified Public Accountants since 2011.

Di Wu has been our Chief Financial Officer since April 2021. Ms. Wu also joined Aquarius II Acquisition Corp. in May 2021 and has served as its Chief Financial Officer since then. Since April 2021, Ms. Wu has served as the financial controller of Lion, and has been in charge of the accounting functions. From 2017 to 2021, Ms. Wu served as a manager of Albeck Financial Services Inc., a financial services company. From 2014 to 2016, Ms. Wu served as a senior auditor of Ernst & Young LLP, a public accounting company. From 2010 to 2014, Ms. Wu served as a senior auditor of GBH CPAs, a public accounting company. Ms. Wu received her bachelor’s degree in business administration and accounting and finance from Texas A&M University in 2010. Ms. Wu holds a CPA license issued by the Texas State Board of Public Accountancy since February 2017.

Chunning Wang has been our Director since April 2021. Mr. Wang also joined Aquarius II Acquisition Corp. in May 2021 and has served as its director since then. Since October 2021, June 2021, May 2021 and August 2020, Mr. Wang has served as director of Lion NFT Limited, Flying Lion Limited, Lion Metaverse Limited, and Lion Brokers Limited, respectively, which are subsidiaries of Lion. Since May 2019, Mr. Wang has joined Lion as a co-founder and was responsible for Lion’s fund raising activities, and subsequently, he has been serving as the CEO and a director of Lion since June 2020. Since February 2019, Mr. Wang has served as a director of Legend Success Ventures Limited, an investment holding company. From March 2018 to March 2019, Mr. Wang served as the vice chairman of the board and an executive director at Carnival. From October 2017 to March 2018, Mr. Wang served as the chief executive officer and executive director at Carnival. From January 2016 to September 2017, Mr. Wang served as an assistant chief executive officer at Hengfeng Bank Shanghai, where he was responsible for corporate business. From October 2006 to December 2015, Mr. Wang served as a product manager in the head office of China Minsheng Banking Corporation Limited, a banking corporation, and was subsequently promoted to general manger in China Minsheng Hong Kong. While working at China Minsheng Hong Kong, he was primarily responsible for the bank’s overseas mergers and acquisition and other large-scale projects. Some of Mr. Wang’s notable recent experience in creating value for shareholders include but are not limited to Mr. Wang’s involvement with Lion’s Business Combination. Lion’s 2020 ATW Transaction, Lion’s 2021 ATW Transaction, and Lion’s Grandshores Transaction. Mr. Wang received his bachelor’s degree in Industrial Foreign Trade from International Business School of Hunan University in 2000, and obtained a master’s degree in management from The Faculty of Commerce and Business Administration of The University of British Columbia in 2005.

Ngai Wong has been our Director since April 2021. Mr. Wong also joined Aquarius II Acquisition Corp. in May 2021 and has served as its director since then. Mr. Wong has approximately 18 years of experience in finance. Mr. Wong is currently serving as the Chief Financial Officer and the company secretary of Grandshores Technology Group Limited (01647.HK), or Grandshores, a company engaged in integrated building services business and blockchain technology development and application business. Mr. Wong joined Grandshores as group financial controller in June 2018 and was promoted to Chief Financial Officer and has served in that position since September 2019. From February 2017 to January 2018, Mr. Wong served as an associate director for the Group Internal Audit of Chiho Environmental Group Limited (00976.HK), a company engaged in the collecting, recycling, disassembling, sorting and processing of mixed metal scraps to recover reusable resources. From May 2014 to February 2017, Mr. Wong served as the Asia Pacific regional financial controller for international logistic business of G4S PLC (GFS.LON), a security and logistic services company. From 2011 to 2014, Mr. Wong served as the financial controller for the global sourcing office of ODP Corporation (Nasdaq: ODP), an office supply retail company. From 2009 to 2011, Mr. Wong served as the group financial controller of Adicon Clinical Laboratories Inc., a health care testing services company. Mr. Wong received his bachelor’s degree in Business Administration (Accounting) from The Hong Kong University of Science and Technology in 2003, and obtained a master’s degree in Corporate Governance from The Hong Kong Polytechnic University in 2016. Mr. Wong has been a fellow of The Association of Chartered Certified Accountants since June 2012 and a member of The Hong Kong Institute of Certified Public Accountants since March 2009. He is also an associate member of both The Institute of Chartered Secretaries and Administrators in the United Kingdom since August 2017 and The Hong Kong Institute of Chartered Secretaries since March 2017. Mr. Wong also obtained his estate agent’s license from Estate Agents Authority since January 2019.

Chi Fai Choi has been our independent director since April 2021. Mr. Choi also joined Aquarius II Acquisition Corp. in May 2021 and has served as its independent director since then. Since May 2020, Mr. Choi has served as an independent director of Lion. Since November 2018, Mr. Choi has served as the investment management department consultant of OCI International Holdings Limited (0329.HK), or OCI, an investment holding company principally engaged in securities trading and investments, trading of wines and provision of financial advisory services in the PRC. Mr. Choi is responsible for fund raising for general corporate purposes, setting up fund, and originating new potential investment opportunities to OCI. From March 2015 to December 2017, Mr. Choi served as an executive director of Rentian Technology Holdings Limited (0885.HK), a Hong Kong-based investment holding company principally engaged in Internet of Things (IoT) businesses. From May 2012 to March 2018, Mr. Choi served as the chief investment officer of Carnival. From July 2011 to July 2014, Mr. Choi served an independent non-executive director of Energy International Investments Holdings Limited (0353.HK), a company engaged in the leasing of port and storage facilities, insurance brokerage service and the oil production. From November 2007 to May 2012, Mr. Choi served as an associate director of CCB International Asset Management Limited, or CCBIAM, an asset management company. CCBIAM is ultimately controlled by China Construction Bank Corporation (0939.HK and CH.601939), a banking corporation. From April 2004 to October 2007, Mr. Choi served as a senior officer of Hutchison Whampoa Limited, an investment holding company. Mr. Choi received his bachelor’s degree of business administration in accounting from The Hong Kong University of Science and Technology in August 2000. Mr. Choi is a member of Hong Kong Institute of Certified Public Accountants since July 2004 and a fellow member of the Association of Chartered Certified Accountants since March 2009

Walter R. Cook has been our independent director since April 2021. Since June 2020, Mr. Cook has been an independent director of Lion. From January 2019 to June 2020, Mr. Cook served as a director of Proficient Alpha Acquisition Corporation. He has extensive experience in turnarounds, acquisitions, and start-up financial institutions. Since August 2016, Mr. Cook has been a Managing Director at Tangent Capital Partners, LLC, an investment bank serving investment advisors and asset managers, and provided critical expertise in roll out of The Community Development Fund (CDCDX), a CRA-qualified mutual fund for commercial banks to Dr. Kenneth H. Thomas, CDCDX’s adviser. From January 2015 to July 2016, he was an independent consultant. From January 2014 to December 2015, he was an expert witness providing expert opinions and trial testimony on lending and banking practices in Florida State Court and Federal bankruptcy Court in Boston, Massachusetts. From 2003 to 2010, Mr. Cook served as the chief executive officer and the chairman of the board of the Republic Federal Bancorp, Inc. Mr. Cook received a master’s degree in business administration specializing in finance and marketing from Harvard University in 1982, a master’s degree in law and diplomacy from Tufts University in 1978 and a bachelor’s degree in political science & psychology from Duke University.

Boyu Xu has been our independent director since April 2021. Since June 2020, Mr. Xu served in the investment department of the Tsinghua Yangtze River Delta Research Institute. From February 2019 to June 2019, Mr. Xu served in the cross-border e-commerce department of NetEase Kaola, a company under Alibaba Group Holding Limited (NYSE: BABA and 9988.HK), a technology company. From September 2017 to February 2019, Mr. Xu served as the general manager assistant of Guangxi Yixing Agricultural Science and Technology Development Co. Ltd, a company engaged in researching, developing, and manufacturing agriculture products. Mr. Xu received his bachelor’s degree in management science from The University of California San Diego in July 2017, and obtained a master’s degree in project management from Georgetown University in May 2020.

Feng Wu has been our independent director since April 2021. Mr. Wu also joined Aquarius II Acquisition Corp. in May 2021 and has served as its independent director since then. Since 2014, Mr. Wu has been the sole owner and general manager of Meishan District Jinzhi Stone Material Sales Department, a company which engages in trading of stone materials. Since 2011, Mr. Wu has been general manager and a co-founder of Guangzhou Jianyi Investment Management Co., Ltd, an investment management company. From 2008 to 2010, Mr. Wu served as a client manager of Orient Securities Company Limited (600958.SH, 3958.HK and OS9.F), an investment bank and brokerage firm. From 2005 to 2007, Mr. Wu served as a client manager of GF Securities Co., Ltd. (000776.SZ and 1776.HK), a financial services company. Mr. Wu received his bachelor’s degree in international business English from Guangdong University of Foreign Studies in 2005.

See the section titled “Management” for complete information on the experience of our officers and directors.

In addition, the past performance of our management team or of their affiliates is not a guarantee either (i) that we will be able to locate a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team’s or their affiliates’ performance as indicative of our future performance. Furthermore, the members of the management team may not remain with us subsequent to the consummation of a business combination.

Competitive Advantages

Status as a Publicly Listed Company

We believe our structure will make us an attractive business combination partner to prospective target businesses. As a publicly listed company, we will offer a target business an alternative to the traditional initial public offering. We believe that target businesses will favor this alternative, which we believe is less expensive, while offering greater certainty of execution than the traditional initial public offering. During an initial public offering, there are typically expenses incurred in marketing, which would be costlier than a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders (if applicable) and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management staffs.

Strong Financial Position and Flexibility

With the funds held in our trust account, we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. Because we are able to consummate a business combination using the cash proceeds from this offering, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing.

Acquisition Strategy and Investment Criteria

Our acquisition strategy will seek to capitalize on M&A and operational expertise and relationship of both our management team and our board of directors, to identify attractive businesses that have capacity to grow rapidly by utilizing a public vehicle. There is no restriction in the industry or geographic location of targets that we can pursue.

The focus of our management team is to create shareholder value by leveraging its experience to improve the efficiency of the business while implementing strategies to grow revenue and profits organically and/or through acquisitions. Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see fit to do so:

•        Niche Deal Size

We intend to acquire companies with enterprise values of between $150 million and $300 million that are preferably already revenue-generating. We believe we have greater access to companies within this range and the negotiation process is generally less time consuming than companies that are much larger.

•        Strong and defensible market position

We intend to favor targets that have a strong competitive advantage or are advanced in their penetration of new and emerging markets. We will target companies that have strong intellectual property, technology, or brand equity within their respective sectors and that can be further monetized on a global basis.

•        Current and potential capacity for revenue and earnings growth

We expect to target companies that have the potential for significant revenue and earnings growth through a combination of improved production or service capacity, cost reduction and synergistic follow-on acquisitions, which could result in an operating leverage for stronger revenue and earnings growth in the future.

•        Resilient Business Model

We intend to select a target that has operating models to respond quickly to sudden changes in the market. In these disruptive times, we believe critical for companies to address these concerns so that they can stay afloat and continue to grow even when unexpected challenges occur.

•        Experienced and motivated management team

We will seek target businesses with a management team that shows dedication, strategic vision and whose interests and goals are aligned with investors and our management team. We intend to seek to acquire a capable team that has a broad network, seasoned and is here for the long-term.

•        History of Cash Flow Generation

We intend to seek a target company that is profitable with stable cash flow.

•        Long-term Revenue Visibility with Defensible Market Position

We intend to seek target companies that are at an inflection point, such as those requiring additional management expertise, are able to innovate by developing new products or services, or where we believe we can drive improved financial performance and where an acquisition may help facilitate growth.

•        Value Creation and Marketing Opportunities

We intend to seek target companies that should offer attractive risk-adjusted equity returns for our shareholders. We intend to seek to acquire a target on terms and in a manner that leverages our experience. We expect to evaluate financial returns based on (i) the potential for organic growth in cash flows, (ii) the ability to achieve cost savings, (iii) the ability to accelerate growth, including through the opportunity for follow-on acquisitions, and (iv) the prospects for creating value through other value creation initiatives. Potential upside from growth in the target business’ earnings and an improved capital structure will be weighed against any identified downside risks.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

While we intend to use these criteria in evaluating the attractiveness of potential business combination opportunities, we may ultimately decide to enter into an initial business combination with a target business that does not meet these criteria. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our stockholders communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as reviewing financial and other information which will be made available to us. We will also utilize our operational and capital allocation experience. Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Other Acquisition Considerations

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Members of our management team and our independent directors and their affiliates will directly or indirectly own ordinary shares, private units, private warrants and private rights following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional fiduciary or contractual obligations to another entity, including other blank check companies similar to our company, pursuant to which such officer or director may be required to present a business combination opportunity to such entity. Specifically, our executive officers are affiliated with our sponsor and other entities that make, or are looking to make, investments in companies. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our executive officers will materially affect our ability to complete our business combination. For additional information regarding our executive officers’ and directors’ business affiliations and potential conflicts of interest, see “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” Our amended and restated memorandum and articles of association provides that, subject to fiduciary duties under Cayman Islands law, we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Initial Business Combination with a Company Based in China or Hong Kong

Although we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a company located in the PRC or Hong Kong. Because of such ties to China or Hong Kong, we are subjected to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of certain industries, regulatory review of overseas listing of PRC companies through a special purpose vehicle and the validity and enforcement of the VIE agreements, if the PRC Target Company requires any of these legal requirements post business combination by us. Due to PRC legal restrictions on foreign ownership in certain industries, neither we nor our subsidiaries may own any direct equity interest in the Target Operating Entity. Instead, we may conduct operations in China through a series of contractual arrangements with a VIE in China (the “VIE”). Such contractual arrangements by and among PRC subsidiaries, the VIE, and the VIE’s shareholders may include (i) certain power of attorney agreements, a share pledge agreement and certain loan agreements; (ii) an exclusive business cooperation agreement which allows us to receive substantially all of the economic benefits from the VIE; and (iii) certain exclusive option agreements and certain spouse consent letters which provide us with an exclusive option to purchase all or part of the equity interests in and/or assets of the VIE when and to the extent permitted by PRC laws. The PRC Target Company, through contractual arrangements, exercises effective control over the operating activities that most impact the economic performance, bears the risks of, and enjoys the rewards normally associated with ownership of the entity. As a result, through such contractual arrangements with the VIE and its shareholders, we may become the primary beneficiary of the VIE, and, therefore, may consolidate the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP or IFRS.

These contractual arrangements may not be as effective as direct ownership in respect of our relationship with the VIE. If the VIE or its shareholders fail to perform their respective obligations under these contractual arrangements, our recourse to the assets held by the VIE may be indirect and we may have to incur substantial costs and expend significant resources to enforce such arrangements in reliance on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties regarding the interpretation and enforcement of the relevant laws and regulations. Furthermore, in connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of record holder of equity interest in the VIE, including such equity interest of such record holder, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the contractual arrangement or that the ownership by the record holder of such equity interest will be unchallenged. See “Risk Factors — Risks Associated with Acquiring and Operating a Target Business with its Primary Operation in China and Hong Kong — If the PRC government deems that the contractual arrangements in relation to the potential PRC Target Company, and the VIE, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.” In addition, if we acquire a target company that operates its business in the PRC through contractual arrangements, investors in our ordinary shares following a business combination would not hold equity interests in the VIE domiciled in China that is under our control and would instead hold equity interests in a Cayman Islands holding company. You may never directly hold equity interests in PRC operating companies.

All of these contractual arrangements may be governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements may be resolved in court or through arbitration in China. Accordingly, these contracts will be interpreted in accordance with PRC laws and any disputes will be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. In the event we are unable to enforce the contractual arrangements with the PRC Target Company or the VIE entity of the PRC Target Company post business combination, we may not be able to exercise effective control over the PRC Target Company’s operating entities that most impact the economic performance, bears the risks of, and enjoys the rewards for the purpose of consolidating the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP or IFRS (as discussed above) and we may be precluded from operating the business, which will have a material adverse effect on our financial condition and results of operations. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For a detailed description of the uncertainties of the VIE arrangements, see “Risks Associated with Acquiring and Operating a Target Business with its Primary Operation in China and Hong Kong.”

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our share capital, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement of private units are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various U.S. Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination. Due to (i) the risks of doing business in the PRC and Hong Kong, (ii) our conduct of our operations through our principal executive office in Hong Kong, and (iii) our sponsor and a majority of our executive officers and/or directors are located in or have significant ties to PRC and/or Hong Kong, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to a non-PRC or non-Hong Kong based special purpose acquisition company, or SPAC, which may therefore make it harder for us to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based and which may therefore make it more likely for us to consummate a business combination with a target company located in the PRC or Hong Kong. For further risk factors relating to this offering and Aquarius I Acquisition Corp., please refer to page 31 “Risks Factors”.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, initial shareholders and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company.

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Save as disclosed in this registration statement, we have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their respective affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our executive officers, directors, special advisors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we decide to enter into a business combination with a target business that is affiliated with our officers, directors or initial shareholders, we will do so only if we have obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, there is no affiliated entity that we consider a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•        financial condition and results of operation;

•        growth potential;

•        experience and skill of management and availability of additional personnel;

•        capital requirements;

•        competitive position;

•        barriers to entry;

•        stage of development of its products, processes or services;

•        degree of current or potential market acceptance of the products, processes or services;

•        proprietary features and degree of intellectual property or other protection for its products, processes or services;

•        regulatory environment of the industry; and

•        costs associated with effecting the business combination.

We believe such factors will be important in evaluating prospective target businesses, regardless of the location or industry in which such target business operates. However, this list is not intended to be exhaustive. Furthermore, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital of a target. In this case, we could acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, assuming that we obtain and maintain a listing for our securities on NASDAQ. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold. Further, until the 80% threshold is satisfied, pursuant to Nasdaq listing rules, any business combination must be approved by a majority of the board, including a majority of the independent directors.

We will not be required to comply with the 80% fair market value requirement if we are delisted from Nasdaq. If Nasdaq delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•        subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•        result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable and deferred underwriting fees) or (2) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable and deferred underwriting fees), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial shareholders and directors and officers have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction, or whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001, either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules), and solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted or sold to us) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 9 months from the date that the registration statement is declared effective (or up to 18 months if we have extended the period of time as described in this prospectus) in order to be able to receive a pro rata share of the trust account.

Our initial shareholders and our officers and directors have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination, (2) not to convert any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination and (3) not sell any ordinary shares in any tender in connection with a proposed initial business combination. As a result, if we sought shareholder approval of a proposed transaction we could need as little as 137,814 of our public shares (or approximately 1.84% of our public shares) to be voted in favor of an initial business combination (including representative shares and assuming that only the minimum number of issued and outstanding shares representing a quorum is present in person or by proxy at a meeting, the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the aftermarket) in order to have our initial business combination approved.

None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units or ordinary shares in this offering or from persons in the open market or in private transactions (other than the private units). However, if we hold a meeting to approve a proposed business combination and a significant number of shareholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our officers, directors, initial shareholders and their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Ability to Extend Time to Complete Business Combination

If we anticipate that we may not be able to consummate our initial business combination within 9 months, the sponsor may, but is not obligated to cause our Company to extend the period of time to consummate a business combination nine time by an additional one month each time (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and American Stock Transfer & Trust Company, LLC on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our sponsor, upon five days advance notice prior to the applicable deadline, must deposit into the trust account for each one-month extension $250,000, or $287,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per share in either case), on or prior to the date of the applicable deadline. The insiders or their affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. Any notes issued pursuant to these loans would be in addition to any notes issued pursuant to working capital loans made to us.

Redemption/Tender Rights

At any meeting called to approve an initial business combination, public shareholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. Notwithstanding the foregoing, our initial shareholders and directors and officers have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. The redemption rights will be effected under our amended and restated memorandum and articles of association and Cayman Islands law as redemptions. If we hold a meeting to approve an initial business combination, a holder will always have the ability to vote against a proposed business combination and not seek redemption of his shares.

Alternatively, if we engage in a tender offer, each public shareholder will be provided the opportunity to sell his public shares to us in such tender offer. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their public shares to us in the tender offer or remain an investor in our company.

Our initial shareholders, officers and directors will not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. Once the shares are converted by the holder, and effectively redeemed by us under Cayman Islands law, the register agent in Cayman Islands will then update our Register of Members to reflect all redemptions. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such delivery requirements. Accordingly, a shareholder would have from the time our proxy statement is mailed through the vote on the business combination to deliver his shares if he wishes to seek to exercise his redemption rights. Under our amended and restated memorandum and articles of association, we are required to provide at least 10 days’ advance notice of any shareholder meeting, which would be the minimum amount of time a shareholder would have to determine whether to exercise redemption rights. As a result, if we require public shareholders who wish to convert their ordinary shares into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise redemption rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to shareholders.

Any request to convert or tender such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or expiration of the tender offer. Furthermore, if a holder of a public share delivered his certificate in connection with an election of their redemption and subsequently decides prior to the vote on the business combination or the expiration of the tender offer not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Redemption of Public Shares and Liquidation if No Business Combination

If we do not complete a business combination within 9 months (or up to 18 months, if we extend the time to complete a business combination as described in this prospectus) from the date that the registration statement is declared effective, our amended and restated memorandum and articles of association provides that we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. However, if we anticipate that we may not be able to consummate our initial business combination within 9 months, our sponsor may, but is not obligated to cause our Company to extend the period of time to consummate a business combination nine time by an additional one month each time (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and American Stock Transfer & Trust Company, LLC on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our sponsor, upon five days advance notice prior to the applicable deadline, must deposit into the trust account for each one-month extension $250,000, or $287,500 if the underwriters’ over-allotment option is exercised in full ($0.033 per share in either case), on or prior to the date of the applicable deadline. The insiders or their affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. In the event that we receive notice from our insiders five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our insiders and their affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. To the extent that some, but not all, of our insiders, decide to extend the period of time to consummate our initial business combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not necessary to pay our taxes, then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public rights will expire and will be worthless.

The amount in the trust account under the Companies Act will be treated as funds distributable under the Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Each of our initial shareholders and our officers and directors have agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to the insider shares and private units and to vote their insider shares, private shares in favor of any liquidation and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants or rights, which will expire worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share distribution from the trust account would be $10.15.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Our sponsor has agreed that, if we liquidate the trust account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that they will be able to satisfy those obligations if they are required to do so. Accordingly, the actual per-share distribution could be less than $10.15 due to claims of creditors.

Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a

“group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us, our sponsor or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•        our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;

•        our obligation to convert public shares held by our public shareholders may reduce the resources available to us for a business combination;

•        Nasdaq will require us to file a new listing application and meet its initial listing requirements to maintain the listing of our securities following a business combination;

•        our outstanding warrants, rights and unit purchase options and the potential future dilution they represent;

•        our obligation to pay the deferred underwriting discounts and commissions to the representative upon consummation of our initial business combination;

•        our obligation to either repay or issue units upon conversion of up to $1,000,000 of working capital loans that may be made to us by our initial shareholders, officers, directors or their affiliates;

•        our obligation to register the resale of the insider shares, as well as the private units (and underlying securities) and any securities issued to our initial shareholders, officers, directors or their affiliates upon conversion of working capital loans; and

•        the impact on the target business’ assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive office at Room 901-903, 9/F, Harbour Centre, 25 Harbour Road, Wan Chai, Hong Kong, which will be provided by an affiliate of our sponsor, Lion Group Holding Ltd., upon the closing of this offering. We consider our current office space adequate for our current operations.

Employees

We have two executive officers, Mr. Sze Hau Lee, our Chief Executive Officer, and Ms. Di Wu, our Chief Financial Officer. These executive officers are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, ordinary shares, warrants and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation sent to shareholders to assist them in assessing the target business. In all likelihood, the financial information included in the proxy solicitation materials will need to be prepared in accordance with U.S. GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days thereafter. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial information. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We will be required to comply with the internal control over financial reporting requirements of the Sarbanes-Oxley Act beginning for the fiscal year ending December 31, 2022. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal control over financial reporting. The development of the internal controls over financial reporting of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an emerging growth company as defined in in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. We will remain such for up to five years. However, if our non-convertible debt issued within a three-year period exceeds $1 billion or our total revenues equal or exceed $1.07 billion or the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior June 30, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the prior June 30. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will be listed on a national securities exchange, we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$76,125,000 (or $87,543,750 if the underwriters’ over-allotment option is exercised in full) of the net offering proceeds and proceeds from the sale of the private units will be deposited into a trust account in the United States, maintained by American Stock Transfer & Trust Company, LLC, acting as trustee.

$66,656,250 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $76,125,000 (or $87,543,750 if the underwriters’ over-allotment option is exercised in full) of the net offering proceeds and proceeds from the sale of the private units held in trust will only be invested in United States government treasury bills, bonds or notes with a maturity of 185 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in United States government treasuries.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account, or the 80% fair market value test, (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. Until the 80% fair market value test is satisfied, pursuant to Nasdaq listing rules, any business combination must be approved by a majority of the board, including a majority of the independent directors. We will not be required to comply with the 80% fair market value requirement if we are delisted from Nasdaq.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of the Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The ordinary shares, warrants and rights comprising the units will begin to trade separately on the 52nd business day after the date of this prospectus unless the representative informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.

No trading of the units or the underlying securities would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the completion of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will either (1) give our shareholders the opportunity to vote on the business combination or (2) provide our public shareholders with the opportunity to sell their public shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account less taxes. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Under our amended and restated memorandum and articles of association, we must provide at least 10 days advance notice of any meeting of shareholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to convert their shares into cash at such a meeting or to remain an investor in our company. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their shares to us in the tender offer or remain an investor in our company.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of the Offering	Terms Under a Rule 419 Offering
Business combination deadline

Pursuant to our amended and restated memorandum and articles of association, if we do not complete an initial business combination within 9 months from the date that the registration statement is declared effective (or up to 18 months as described elsewhere herein), we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account

There can be released to us, from time to time any interest earned on the funds in the trust account that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our entry into liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds

Except for interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination (in which case, the proceeds released to us will be net of the funds used to pay converting or tendering shareholders, as the trustee will directly send the appropriate portion of the amount held in trust to the converting or tendering shareholders at the time of the business combination) and the liquidation of our trust account upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Sze Hau Lee	37	Director and Chief Executive Officer
Chunning Wang	44	Director
Ngai Wong	41	Director
Chi Fai Choi	44	Independent Director
Walter R. Cook	68	Independent Director
Boyu Xu	28	Independent Director
Feng Wu	39	Independent Director
Di Wu	35	Chief Financial Officer

Below is a summary of the business experience of each our executive officers and directors:

Sze Hau Lee has been our Director and Chief Executive Officer since April 2021. Since October 2021, June 2021 and May 2021, Mr. Lee has served as director of Lion NFT Limited, Flying Lion Limited, and Lion Metaverse Limited, respectively, which are subsidiaries of Lion, an online trading platform company offering (i) contract for differences trading services, (ii) insurance brokerage services, (iii) futures and securities brokerage services, (iv) total return swap (TRS) trading business and (v) asset management services. Since June 2020, Mr. Lee has served as the Chief Financial Officer of Lion. From May 2019 to June 2020, he served as corporate finance director of Lion. From September 2017 to February 2019, Mr. Lee served as corporate finance director of Carnival Group International Holdings Limited (0996.HK), or Carnival, one of China’s leading operators of large-scale integrated tourism, hospitality and retail attractions. While working at Carnival, Mr. Lee was primarily responsible for leading, originating, structuring and executing financing transaction and providing investment advice to the management. From February 2017 to September 2017, Mr. Lee served as a manager of syndicated finance department at China Minsheng Banking Corporation Hong Kong Branch, or China Minsheng Hong Kong, a banking corporation. From April 2016 to February 2017, Mr. Lee served as a vice president of structured and leveraged finance department in Hengfeng Bank Shanghai Branch, or Hengfeng Bank Shanghai, a banking corporation. From January 2014 to April 2016, Mr. Lee served as an assistant manager of structured and leveraged finance department in China Minsheng Hong Kong. While working at China Minsheng Hong Kong and Hengfeng Bank Shanghai, Mr. Lee was primarily responsible for the origination, structure and execution of syndicated facilities as well as financing arrangements in large transactions. From October 2012 to December 2013, he served as a senior associate in Ernst & Young, or E&Y, a public accounting company. From September 2007 to October 2012, he served as an associate and was subsequently promoted to senior associate at PricewaterhouseCoopers, or PWC, a public accounting company. Mr. Lee received his bachelor’s degree in professional accountancy from The Chinese University of Hong Kong in August 2007. He has been a member of Hong Kong Institute of Certified Public Accountants since 2011.

Chunning Wang has been our Director since April 2021. Mr. Wang also joined Aquarius II Acquisition Corp. in May 2021 and has served as its director since then. Since October 2021, June 2021, May 2021 and August 2020, Mr. Wang has served as director of Lion NFT Limited, Flying Lion Limited, Lion Metaverse Limited, and Lion Brokers Limited, respectively, which are subsidiaries of Lion. Since May 2019, Mr. Wang has joined Lion as a co-founder and has been responsible for Lion’s fund raising activities, and subsequently, he has been serving as the CEO and a director of Lion since June 2020. Since February 2019, Mr. Wang has served as a director of Legend Success Ventures Limited, an investment holding company. From October 2017 to March 2019, Mr. Wang served as the chief executive officer, director and vice chairman of the board at Carnival. From January 2016 to September 2017, Mr. Wang served as an assistant chief executive officer at Hengfeng Bank Shanghai, where he was responsible for corporate business. From October 2006 to December 2015, Mr. Wang served as a product manager in the head office of China Minsheng Banking Corporation Limited, a banking corporation, and was subsequently promoted to general manger in China Minsheng Hong Kong. While working at China Minsheng Hong Kong, he was primarily responsible for the bank’s overseas mergers and acquisition and other large-scale projects. Mr. Wang received his bachelor’s degree in Industrial Foreign Trade from International Business School of Hunan University in 2000, and obtained a master’s degree in management from The Faculty of Commerce and Business Administration of The University of British Columbia in 2005.

Ngai Wong has been our Director since April 2021. Mr. Wong also joined Aquarius II Acquisition Corp. in May 2021 and has served as its director since then. Mr. Wong has approximately 18 years of experience in finance. Mr. Wong is currently serving as the Chief Financial Officer and the company secretary of Grandshores Technology Group Limited (01647.HK), or Grandshores, a company engaged in integrated building services business and blockchain technology development and application business. Mr. Wong joined Grandshores as group financial controller in June 2018 and was promoted to Chief Financial Officer and has served in that position since September 2019. From February 2017 to January 2018, Mr. Wong served as an associate director for the Group Internal Audit of Chiho Environmental Group Limited (00976.HK), a company engaged in the collecting, recycling, disassembling, sorting and processing of mixed metal scraps to recover reusable resources. From May 2014 to February 2017, Mr. Wong served as the Asia Pacific regional financial controller for international logistic business of G4S PLC (GFS.LON), a security and logistic services company. From 2011 to 2014, Mr. Wong served as the financial controller for the global sourcing office of ODP Corporation (Nasdaq: ODP), an office supply retail company. From 2009 to 2011, Mr. Wong served as the group financial controller of Adicon Clinical Laboratories Inc., a health care testing services company. From 2003 to 2009, Mr. Wong served as an associate and was subsequently promoted to senior associate at PWC. Mr. Wong received his bachelor’s degree in Business Administration (Accounting) from The Hong Kong University of Science and Technology in 2003, and obtained a master’s degree in Corporate Governance from The Hong Kong Polytechnic University in 2016. Mr. Wong has been a fellow of The Association of Chartered Certified Accountants since June 2012 and a member of The Hong Kong Institute of Certified Public Accountants since March 2009. He is also an associate member of both The Institute of Chartered Secretaries and Administrators in the United Kingdom since August 2017 and The Hong Kong Institute of Chartered Secretaries since March 2017. Mr. Wong also obtained his estate agent’s license from Estate Agents Authority since January 2019.

Chi Fai Choi has been our independent director since April 2021. Mr. Choi also joined Aquarius II Acquisition Corp. in May 2021 and has served as its independent director since then. Since May 2020, Mr. Choi has served as an independent director of Lion. Since November 2018, Mr. Choi has served as the investment management department consultant of OCI International Holdings Limited (0329.HK), or OCI, an investment holding company principally engaged in securities trading and investments, trading of wines and provision of financial advisory services in the PRC. Mr. Choi is responsible for fund raising for general corporate purposes, setting up fund, and originating new potential investment opportunities to OCI. From March 2015 to December 2017, Mr. Choi served as an executive director of Rentian Technology Holdings Limited (0885.HK), a Hong Kong-based investment holding company principally engaged in Internet of Things (IoT) businesses. From May 2012 to March 2018, Mr. Choi served as the chief investment officer of Carnival. From July 2011 to July 2014, Mr. Choi served an independent non-executive director of Energy International Investments Holdings Limited (0353.HK), a company engaged in the leasing of port and storage facilities, insurance brokerage service and the oil production. From November 2007 to May 2012, Mr. Choi served as an associate director of CCB International Asset Management Limited, or CCBIAM, an asset management company. CCBIAM is ultimately controlled by China Construction Bank Corporation (0939.HK and CH.601939), a banking corporation. From April 2004 to October 2007, Mr. Choi served as a senior officer of Hutchison Whampoa Limited, an investment holding company. From November 2000 to March 2004, Mr. Choi served as a senior accountant of E&Y. Mr. Choi received his bachelor’s degree of business administration in accounting from The Hong Kong University of Science and Technology in August 2000. Mr. Choi is a member of Hong Kong Institute of Certified Public Accountants since July 2004 and a fellow member of the Association of Chartered Certified Accountants since March 2009.

Walter R. Cook has been our independent director since April 2021. Since June 2020, Mr. Cook has been an independent director of Lion. From January 2019 to June 2020, Mr. Cook served as a director of Proficient Alpha Acquisition Corporation. He has extensive experience in turnarounds, acquisitions, and start-up financial institutions. Since August 2016, Mr. Cook has been a Managing Director at Tangent Capital Partners, LLC, an investment bank serving investment advisors and asset managers, and provided critical expertise in roll out of The Community Development Fund (CDCDX), a CRA-qualified mutual fund for commercial banks to Dr. Kenneth H. Thomas, CDCDX’s adviser. From January 2015 to July 2016, he was an independent consultant. From January 2014 to December 2015, he was an expert witness providing expert opinions and trial testimony on lending and banking practices in Florida State Court and Federal bankruptcy Court in Boston, Massachusetts. From 2003 to 2010, Mr. Cook served as the chief executive officer and the chairman of the board of the Republic Federal Bancorp, Inc. Mr. Cook received a master’s degree in business administration specializing in finance and marketing from Harvard University in 1982, a master’s degree in law and diplomacy from Tufts University in 1978 and a bachelor’s degree in political science & psychology from Duke University.

Boyu Xu has been our independent director since April 2021. Since June 2020, Mr. Xu served in the investment department of the Tsinghua Yangtze River Delta Research Institute. From February 2019 to June 2019, Mr. Xu served in the cross-border e-commerce department of NetEase Kaola, a company under Alibaba Group Holding Limited

(NYSE: BABA and 9988.HK), a technology company. From September 2017 to February 2019, Mr. Xu served as the general manager assistant of Guangxi Yixing Agricultural Science and Technology Development Co. Ltd, a company engaged in researching, developing, and manufacturing agriculture products. Mr. Xu received his bachelor’s degree in management science from The University of California San Diego in July 2017, and obtained a master’s degree in project management from Georgetown University in May 2020.

Feng Wu has been our independent director since April 2021. Mr. Wu also joined Aquarius II Acquisition Corp. in May 2021 and has served as its independent director since then. Since 2014, Mr. Wu has been the sole owner and general manager of Meishan District Jinzhi Stone Material Sales Department, a company which engages in trading of stone materials. Since 2011, Mr. Wu has been general manager and a co-founder of Guangzhou Jianyi Investment Management Co., Ltd, an investment management company. From 2008 to 2010, Mr. Wu served as a client manager of Orient Securities Company Limited (600958.SH, 3958.HK and OS9.F), an investment bank and brokerage firm. From 2005 to 2007, Mr. Wu served as a client manager of GF Securities Co., Ltd. (000776.SZ and 1776.HK), a financial services company. Mr. Wu received his bachelor’s degree in international business English from Guangdong University of Foreign Studies in 2005.

Di Wu has been our Chief Financial Officer since April 2021. Ms. Wu also joined Aquarius II Acquisition Corp. in May 2021 and has served as its Chief Financial Officer since then. Since April 2021, Ms. Wu has served as the financial controller of Lion, and has been in charge of the accounting functions. From 2017 to 2021, Ms. Wu served as a manager of Albeck Financial Services Inc., a financial services company. From 2014 to 2016, Ms. Wu served as a senior auditor of Ernst & Young LLP, a public accounting company. From 2010 to 2014, Ms. Wu served as a senior auditor of GBH CPAs, a public accounting company. Ms. Wu received her bachelor’s degree in business administration and accounting and finance from Texas A&M University in 2010. Ms. Wu holds a CPA license issued by the Texas State Board of Public Accountancy since February 2017.

Executive Officer and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay to an affiliate of our sponsor up to $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of our management team. In addition, our sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All the these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined by a compensation committee constituted solely of independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Director Independence

Nasdaq requires that a majority of our board must be composed of “independent directors.” Currently, Mr. Choi, Mr. Cook, Mr. Xu and Mr. Wu would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested independent directors.

Audit Committee

Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. Effective as of the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of Mr. Choi, Mr. Cook, and Mr. Xu, each of whom is an independent director under Nasdaq’s listing standards. Mr. Choi will be the Chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq listing standards. Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Choi will qualify as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective as of the date of this prospectus, we will establish a nominating committee of the board of directors, which will consist of Mr. Choi, Mr. Cook, and Mr. Xu, each of whom is an independent director under Nasdaq’s listing standards. Mr. Cook will be the Chairperson of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our amended and restated memorandum and articles of association. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Effective as of the date of this prospectus, we will establish a compensation committee of the board of directors, which will consist of Mr. Choi, Mr. Cook, and Mr. Wu, each of whom is an independent director under Nasdaq’s listing standards. Mr. Choi will be the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Code of Ethics

Upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We have filed a copy of our code of ethics and our audit and compensation committee charters as exhibits to the registration statement filed in connection with our IPO. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has pre-existing fiduciary duties and contractual obligations and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. In particular, Aquarius I Acquisition Corp. is the first company in a series of special purpose acquisition companies with affiliated management team competing for a business target. As a result, our management team may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. Aquarius II Acquisition Corp. (“Aquarius II”) is the second company in a series of special purpose acquisition companies with affiliated management team competing for a business target. It is expected to raise approximately $47.3 million in proceeds (after underwriting discounts and commissions but before expenses). As at the date of this prospectus, Aquarius II does not have any specific business combination in a particular industry or geographic location under consideration and it has not (nor has anyone on behalf of the Aquarius II), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a business combination transaction. Aquarius II was incorporated in the Cayman Islands on May 5, 2021 and it has 9 months (or 18 months if it extends the period of time to consummate a business combination) from the date that its registration statement is declared effective by the SEC.

•        The insider shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Additionally, our officers and directors will not receive distributions from the trust account with respect to any of their insider shares if we do not complete a business combination. Furthermore, our initial shareholders have agreed that the private units will not be sold or transferred by them until after we have completed our initial business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

Under Cayman Islands law, directors owe the following fiduciary duties:

(i)     duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

(ii)     duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)   directors should not improperly fetter the exercise of future discretion;

(iv)   duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

(v)    duty to exercise independent judgment.

In addition to the above, directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. Furthermore, most of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary obligations, our officers and directors will honor those fiduciary obligations. Accordingly, it is possible they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary obligations and any successors to such entities have declined to accept such opportunities. Further, our insiders agreed that they will offer all suitable business combination opportunities to the Company before any other person or company until the consummation by the Company of a business combination, subject to any pre-existing contractual or fiduciary obligations or contractual obligations they may have.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Company	Affiliation	Nature of Business
Sze Hau Lee	Lion Group Holding Ltd.	Chief Financial Officer	Online Trading Platform
	Silver Sky Eagle Limited	Director	Investment Holding
	Lion NFT Limited	Director	Investment and Innovation in Digital Assets
	Flying Lion Limited	Director	Investment and innovation in digital assets
	Lion Metaverse Limited	Director	Technology Development
Chunning Wang	Lion Group Holding Ltd.	Director and Chief Executive Officer	Online Trading Platform
	Legend Success Ventures Limited	Director	Investment Holding
	Lion Brokers Limited	Director	Online Trading Platform
	Aquarius II Acquisition Corp.	Director	Special Purpose Acquisition Company

Name of Individual	Name of Affiliated Company	Affiliation	Nature of Business
	Lion NFT Limited	Director	Investment and Innovation in Digital Assets
	Flying Lion Limited	Director	Investment and innovation in digital assets
	Lion Metaverse Limited	Director	Technology Development
Ngai Wong	Grandshores Technology Group Limited	Chief Financial Officer	Integrated Building Services Business and Blockchain Technology Development and Application Business
	Aquarius II Acquisition Corp.	Director	Special Purpose Acquisition Company
Chi Fai Choi	Lion Group Holding Ltd.	Independent director	Online Trading Platform
	Aquarius II Acquisition Corp.	Independent director	Special Purpose Acquisition Company
Walter R. Cook	Tangent Capital Partners, LLC	Managing Director	Investment Banking Advisory
	Lion Group Holding Ltd.	Independent director	Online Trading Platform
Feng Wu	Guangzhou Jianyi Investment Management Co., Ltd.	Co-Founder and General Manager	Asset Management
	Meishan District Jinzhi Stone Material Sales Department	Sole Owner and General Manager	Trading of Stone Materials (Dormant since its inception)
Di Wu	Lion Group Holding Ltd.	Financial Controller	Online Trading Platform
	Aquarius II Acquisition Corp.	Chief Financial Officer	Special Purpose Acquisition Company

In connection with the vote required for any business combination, all of our initial shareholders, including all of our officers and directors, have agreed to vote their respective insider shares and private shares in favor of any proposed business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to this offering. If they purchase ordinary shares in this offering or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert such shares (or sell their shares in any tender offer) in connection with the consummation of our initial business combination or an amendment to our amended and restated memorandum and articles of association relating to pre-business combination activity.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or initial shareholders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our initial shareholders, officers, directors, special advisors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors.

Our amended and restated memorandum and articles of association will provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believes is in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, willful default or willful neglect, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the amended and restated memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•        each of our officers and directors; and

•        all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon exercise of the warrants or conversion of rights as the warrants are not exercisable within 90 days of the date of this prospectus and the rights are not convertible within 60 days of the date of this prospectus. The table below assumes the completion of the transfer of an aggregate of 120,000 insider shares to our officers and directors.

	Prior to Offering		After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares
Aquarius Sponsor Ltd.(3)	2,036,250	94.43%	2,121,250	21.73%
Sze Hau Lee	30,000	1.39%	30,000	*	%
Di Wu	10,000	*	10,000	*	%
Chunning Wang(4)	2,056,250	95.36%	2,141,250	21.94%
Ngai Wong	20,000	*	20,000	*	%
Walter Cook	10,000	*	10,000	*	%
Chi Fai Choi	10,000	*	10,000	*	%
Boyu Xu	10,000	*	10,000	*	%
Feng Wu	10,000	*	10,000	*	%
All directors and executive officers (8 individuals) and other initial shareholder(s) as a group	2,156,250	100.00%	2,241,250	22.83%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o Aquarius I Acquisition Corp., Room 901-903, 9/F, Harbour Centre, 25 Harbour Road, Wan Chai, Hong Kong.

(2)      Includes the 366,250 private units to be purchased by our sponsor simultaneously with the consummation of this offering. Assumes (i) no exercise of the underwriters’ over-allotment option and (ii) an aggregate of 281,250 ordinary shares have been forfeited by our sponsor as a result thereof.

(3)      Represents shares held by Aquarius Sponsor Ltd., our sponsor. Our sponsor is owned by Lion Wealth Management Limited and Grandshores Technology (Hong Kong) Limited which hold 51% and 49%, respectively, of the outstanding shares of our sponsor.

(4)      Mr. Chunning Wang is directly interested in 20,000 ordinary shares prior to and after offering. Further, Mr. Chunning Wang indirectly has substantial influence over Lion Wealth Management Limited, a 51% shareholder of our sponsor. As such, Mr. Wang is deemed to be interested in the 2,056,250 ordinary shares prior to offering and 2,141,250 ordinary shares after offering held through the sponsor.

Immediately after this offering, our initial shareholders will beneficially own approximately 22.83% of the then issued and outstanding ordinary shares (assuming none of them purchase any units offered by this prospectus). None of our initial shareholders, officers and directors has indicated to us that he intends to purchase securities in this offering. Because of the ownership block held by our initial shareholders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial shareholders will have up to an aggregate of 281,250 ordinary shares subject to forfeiture as required by Cayman Islands law. Our initial shareholders will be required to have redeemed by us only a number of shares necessary to maintain their collective 20% ownership interest in our ordinary shares (excluding the representative shares and the placement units and underlying securities and assuming they do not purchase any units in this offering) after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the insider shares issued and outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, LLC, as escrow agent, until the earlier of (1) six months after the date of the consummation of our initial business combination; or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property. Notwithstanding the foregoing, (x) if the reported last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the insider shares will be released.

During the lock-up period, the holders of these shares will not be able to sell or transfer their securities except (i) for transfers to our officers, directors or their respective affiliates (including for transfers to an entity’s members upon its liquidation), (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (vii) to us for no value for cancellation in connection with the consummation of our initial business combination, in each case (except for clause (vii)) where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the trust account, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their insider shares.

Our sponsor has committed to purchase from us an aggregate of 366,250 private units at $10.00 per private unit (for a total purchase price of $3,662,500) or, if the underwriters’ over-allotment option is exercised in full, 397,188 private units at $10.00 per private unit (for a total purchase price of $3,971,880 in the aggregate). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. A portion of the proceeds we receive from these purchases will be placed in the trust account described below. The private units have terms and provisions that are identical to the units sold in this offering. Additionally, because the private units will be issued in a private transaction, the holders of the private warrants and their transferees will be allowed to exercise such warrants if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares within 90 days after the closing of the initial business combination, in such event, each holder would surrendering such warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the warrant price by (y) the fair market value; provided, however, that no cashless exercise shall be permitted unless the fair market value is equal to or higher than the warrant price. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date of exercise.

Furthermore, our sponsor has agreed (A) to vote their ordinary shares included in the private units in favor of any proposed business combination, and (B) to vote their ordinary shares which they have acquired in the open market following the consummation of this offering in favor of any proposed business combination. Our sponsor has also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the earlier of (1) six months after the completion of our initial business combination; or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, (x) if the reported last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any

20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the insider shares will be released. Further, our sponsor has also agreed to place the private units and underlying securities the private units into escrow with American Stock Transfer & Trust Company, LLC, as escrow agent, until the date of the consummation of our initial business combination.

In order to meet our working capital needs following the consummation of this offering, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 110,000 ordinary shares (which includes 10,000 shares issuable upon conversion of rights) and warrants to purchase 100,000 ordinary shares if $1,000,000 of notes were so converted). Our shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will not be repaid.

Our sponsor and our executive officers and directors are deemed to be our “promoters,” as that term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

In April and November 2021 the Company issued an aggregate of 2,156,250 ordinary shares resulting in an aggregate of 2,156,250 ordinary shares outstanding, which we refer to throughout this prospectus as the “insider shares,” for an aggregate purchase price of $25,000, or approximately $0.012 per share. If the underwriters do not exercise all or a portion of their over-allotment option, our initial shareholders have agreed that up to an aggregate of 281,250 ordinary shares in proportion to the portion of the underwriters’ over-allotment option that was not exercised are subject to forfeiture and would be immediately cancelled.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share capitalization or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial shareholder’s ownership at a percentage of the number of shares to be sold in this offering.

Our sponsor has committed to purchase from us an aggregate of 366,250 private units at $10.00 per private unit (for a total purchase price of $3,662,500) or, if the underwriters’ over-allotment option is exercised in full, 397,188 private units at $10.00 per private unit (for a total purchase price of $3,971,880 in the aggregate. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. A portion of the proceeds we receive from these purchases will be placed in the trust account described below. The purchase price for the private units being purchased by our sponsor will be delivered to Loeb & Loeb LLP, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of such units, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Loeb & Loeb LLP will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The private units are identical to the units sold in this offering except as otherwise described in this prospectus. Our sponsor has also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the earlier of (1) six months after the completion of our initial business combination; or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, (x) if the reported last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the insider shares will be released. Further, our sponsor has also agreed to place the private units and underlying securities the private units into escrow with American Stock Transfer & Trust Company, LLC, as escrow agent, until the date of the consummation of our initial business combination.

In order to meet our working capital needs following the consummation of this offering, our initial shareholders, officers and directors and their respective affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 110,000 ordinary shares (which includes 10,000 shares issuable upon conversion of rights) and warrants to purchase 100,000 ordinary shares if $1,000,000 of notes were so converted). Our shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the representative shares, unit purchase option, private units (and all underlying securities) and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans or loans to extend our life made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units or securities issued in payment of working capital loans or loans to extend our life made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of June 30, 2022, our sponsor had loaned us an aggregate of $298,342 to be used to pay formation expenses and a portion of the expenses of this offering. The loan is payable without interest on the date on which we consummate our initial public offering. We intend to repay this loan from the proceeds of this offering not being placed in the trust account. If we determine not to proceed with the offering, such amounts would not be repaid.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial shareholders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial shareholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics, which we will adopt upon consummation of this offering, will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We will require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our officers, directors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

DESCRIPTION OF SECURITIES

General

We are a Cayman Islands exempted company (company number 374378) and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Based upon our amended and restated memorandum and articles of association, our authorized share capital consists of 500,000,000 ordinary shares with a par value of $0.0001 per share. As of the date of this prospectus, 2,156,250 ordinary shares are issued and outstanding, held by our initial shareholders. No preferred shares are issued or outstanding or authorized by the Company’s constitutional documents. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one ordinary share, one redeemable warrant and one right. Each redeemable warrant entitles the holder thereof to purchase one ordinary share. Each redeemable warrant has an exercise price $11.50 per share and will become exercisable on the later of 30 days after the completion of an initial business combination and 9 months from the date that the registration statement (of which this prospectus forms a part) is declared effective by the SEC, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder. Each right entitles the holder thereof to receive one-tenth (1/10) of an ordinary share upon consummation of our initial business combination. In addition, we will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands Law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination.

The ordinary shares, warrants and rights will begin to trade separately on the 52nd business day after the date of this prospectus unless the representative determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the representative allow separate trading of the ordinary shares, warrants and rights until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the underwriters’ over-allotment option, if the underwriters’ over-allotment option is exercised on the date of this prospectus. If the underwriters’ over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K, or a new Form 8-K, to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating when separate trading of the ordinary shares, warrants and rights has commenced.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve our initial business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.

We will proceed with the business combination only if we have net tangible assets of at least $5,000,001, either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules), and a majority of the ordinary shares voted are voted in favor of the business combination. At least ten days’ notice must be given for each general meeting (although we will provide whatever minimum number of days are required under Federal securities laws). Shareholders may vote at meetings in person or by proxy.

The members of our Board of Directors serve until the next annual general meeting. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate a business combination by 9 months from the date that the registration statement is declared effective (or up to 18 months if we have extended the period of time as described in this prospectus), we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have agreed to waive their rights to share in any distribution from the trust account with respect to their insider shares upon our winding up, liquidation and subsequent dissolution.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their public shares converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. Public shareholders who convert their public shares into their portion of the trust account still have the right to exercise the redeemable warrants that they received as part of the units.

Register of Members

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent American Stock Transfer & Trust Company, LLC, which will enter the name of Cede & Co in our register of members on the closing of this offering as nominee for each of the respective public shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the Cayman Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Redeemable Warrants

No warrants are currently outstanding. Each redeemable warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, on the later of 30 days after the consummation of our initial business combination and 9 months from the date the registration statement (of which this prospectus forms a part) is declared effective by the SEC. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the Market Price is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity, including to conform the provisions to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or curing, correct or supplementing any defective provision or adding or changing any other provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered warrant holders. All other modifications or amendments, including any amendment to increase the warrant price or shorten the exercise period, shall require the written consent or vote of the registered holders of a majority of the then outstanding warrants. Notwithstanding the foregoing, we may lower the warrant price or extend the duration of the exercise period pursuant to provisions within the warrant agreement, without the consent of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the ordinary shares issued and outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in ordinary shares, or by a split up of the ordinary shares or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Private Warrants

The private warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The private warrants (including the ordinary shares issuable upon exercise of the private warrants) will not be transferable, assignable or saleable until on the later of 30 days after the completion of our initial business combination (except for permitted transferees and as described herein). The permitted transferees shall mean (i) our officers, directors or their respective affiliates (including for transfers to an entity’s members upon its liquidation), (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (vii) to us for no value for cancellation in connection with the consummation of our initial business combination, in each case (except for clause (vii)) where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of an ordinary share upon consummation of our initial business combination, even if the holder of a public right converted all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands Law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Unit Purchase Option

We have agreed to sell to the representative (and/or its designees) an option to purchase up to a total of 375,000 units (or 431,250 units if the underwriters’ over-allotment option is exercised in full) at $11.00 per unit. For a more complete description of the unit purchase option, see the section below entitled “Underwriting — Unit Purchase Option.”

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent, Warrant Agent and Rights Agent

The transfer agent for our ordinary shares, warrant agent for our warrants, and rights agent for our rights is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

Listing of our Securities

There is presently no public market for our units, ordinary shares, warrants or rights. We have applied to have the units, and the ordinary shares, warrants and rights once they begin separate trading, listed on Nasdaq under the symbols “AIACU,” “AIAC,” “AIACW,” and “AIACR,” respectively. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq as we might not meet certain continued listing standards.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two thirds of the votes of shareholders who attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the votes at a general meeting in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his, her or its shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months after making such offer, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits.    Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) entertain original actions brought in each respective jurisdiction against us or our directors and officers predicated upon the securities laws of the United States or any state in the United States. There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce such foreign money judgment without re-examination or re-litigation of matters adjudicated upon, provided that (1) the U.S. court issuing the judgment is of competent jurisdiction; (2) the U.S. Judgment is final and for a liquidated sum; (3) the judgment given by the U.S. Court was not in respect of taxes or a fine or penalty or similar fiscal or revenue obligation of the company; (4) in obtaining judgment there was no fraud on part of the person in whose favour judgment was given or on part of the court; (5) recognition or enforcement of the judgment would not be contrary to public policy in the Cayman Islands; and (6) the proceedings pursuant to which judgment was obtained were not contrary to natural justice. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the Company, for liabilities of the Company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may not issue negotiable or bearer shares, but may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who, being entitled to do so, attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who, being entitled to do so, attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our sponsor, who will beneficially own 22.83% of our ordinary shares upon the closing of this offering (assuming it does not purchase units in this offering, including ownership of the private placement units, assuming our sponsor forfeits 281,250 shares due to no exercise of the underwriter’s over-allotment option), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner it chooses. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•        if we are unable to complete our initial business combination within 9 months from the date that the registration statement is declared effective (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and less interest to pay dissolution expenses up to $50,000) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve;

•        prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•        although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such a business combination is fair to our company from a financial point of view;

•        if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        so long as we obtain and maintain a listing for our securities on the Nasdaq and the approval by a majority of our board, including a majority of the independent directors, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

•        If our shareholders approve an amendment to our amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the date that the registration statement is declared effective (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares; and

•        we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of our initial business combination, after payment of the deferred underwriting commission.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution which requires the approval of the holders of at least two-thirds of such company’s shareholders who, being entitled to do so, attend and vote at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)     the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)    the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)     the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 9,816,250 ordinary shares issued and outstanding, or 11,253,438 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 7,500,000 shares sold in this offering, or 8,625,000 shares if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares will not be transferable except in limited circumstances described elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•        1% of the number of ordinary shares then issued and outstanding, which will equal 98,162 shares immediately after this offering (or 112,534 if the underwriters’ over-allotment option is exercised in full); and

•        the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.

The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will be able to sell their insider shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the representative shares, unit purchase option, private units (and all underlying securities) and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans or loans to extend our life made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units or securities issued in payment of working capital loans or loans to extend our life made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares, rights and warrants to acquire our ordinary shares, sometimes referred to, individually or collectively, in this summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

The Company is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act
(Revised)
Undertaking as to Tax Concessions

In accordance with the provision of section 6 of The Tax Concessions Act (Revised), the Financial Secretary undertakes with Aquarius I Acquisition Corp. (“the Company”).

1       That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2       In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    on or in respect of the shares, debentures or other obligations of the Company;

OR

2.2    by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (Revised).

3       These concessions shall be for a period of twenty years from May 11, 2021.

United States Federal Income Taxation

General

This section is a general summary of the material U.S. federal income tax provisions relating to the acquisition, ownership and disposition of our securities issued pursuant to this offering. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

Because the components of a unit are separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share, warrant and right components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares, warrants and rights should also apply to holders of units (as the deemed owners of the underlying ordinary shares, warrants and rights that comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition ownership and disposition of our securities applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares, warrants and rights will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders purchase units pursuant to this offering and own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own 5 percent or more of our voting shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations; or

•        passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our securities shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. In addition, this discussion assumes that a holder will own a sufficient number of rights (in multiples of 10) such that upon conversion of the rights, the holder will acquire only a whole number of ordinary shares and will not forfeit any fractional securities.

We have not sought, and will not seek, a ruling from the IRS of an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share, one warrant to acquire one ordinary share and one right to acquire one-tenth (1/10) of one ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit among the ordinary share, one warrant and right that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share, one warrant and right generally will be the holder’s tax basis in such share, one warrant or right, as the case may be.

In addition, although we intend to treat the rights for U.S. federal income tax purposes in a manner similar to options to acquire our ordinary shares in the future, there is a risk that alternate characterizations of the rights could result in U.S. federal income tax consequences to the holders of the rights that differ from those described below.

The foregoing treatment of our ordinary shares, warrants and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding an allocation of the purchase price among the components of a unit. The balance of this discussion assumes that the characterization of the units (and the components thereof) and any allocations of the purchase price of a unit as described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash dividend paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” below) if our ordinary shares are readily tradeable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities (which, in general, would include a redemption of ordinary shares, as discussed below, and including as a result of a liquidation and subsequent dissolution in the event we do not consummate an initial business combination within the required time), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

Subject to the PFIC rules described below, if a U.S. Holder converts ordinary shares into the right to receive cash pursuant to the exercise of a shareholder redemption right or sells its ordinary shares to us pursuant to a tender offer, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Securities” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder. The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share from the exercise of one warrant on a cash basis. An ordinary share acquired pursuant to the exercise of one warrant on a cash basis generally will have a tax basis equal to the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of a Unit”), increased by the exercise price of the warrant. It is unclear whether a U.S. Holder’s holding period for the ordinary share received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event (i.e., not a transaction in which gain or loss is realized) or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the ordinary shares received would equal the holder’s basis in the warrants. If the cashless exercise were treated as not being a realization event, a U.S. Holder’s holding period in the ordinary shares should be treated as commencing on the date following the date of exercise of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares received would include the holding period of the warrants. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants with a fair market value equal to the exercise price for the number of warrants deemed exercised. For this purpose, the number of warrants deemed exercised would be equal to the amount needed to receive on exercise the number of ordinary shares issued pursuant to the cashless exercise. In this situation, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in the warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed exercised. A U.S. Holder’s holding period for the ordinary shares should commence on the date following the date of exercise of the warrants. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the warrants.

Conversion or Lapse of Rights

Subject to the PFIC rules discussed below, a U.S. Holder generally should not recognize gain or loss upon the acquisition of ordinary shares on the conversion of the rights, such ordinary shares should have a tax basis equal to such holder’s tax basis in the rights, and the holding period of such shares should begin on the day after such conversion. In addition, a U.S. Holder generally should recognize a capital loss on the lapse of the rights equal to such holder’s tax basis in the rights.

Unearned Income Medicare Tax

Under current tax law, U.S. Holders that are individual, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and gains from the sale or other disposition of, our securities, subject to certain limitations and exceptions. Under current regulations, in the absence of a special election, such unearned income generally would not include income inclusions under the qualified election fund (“QEF”) rules discussed below under “Passive Foreign Investment Company Rules,” but would include distributions of earnings and profits from a QEF. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition or our securities.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of such foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our securities and, in the case of our ordinary shares, the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of our securities; and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our securities).

Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our securities;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants or rights to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants or rights (other than upon exercise of such warrants or conversion of such rights), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants or rights. If a U.S. Holder that exercises such warrants or converts such rights properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants or rights), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its ordinary shares acquired upon the exercise of the warrants or the conversion of the rights by the gain recognized and will also have a new holding period in such ordinary shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for regular U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination we are a PFIC will generally apply for subsequent years to a U.S. Holder who held our securities while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold our shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC. Currently, a mark-to-market election may not be made with respect to our warrants or rights.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Global Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders of our shares generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our securities should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to our securities generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and whether any gain or loss with respect to such securities in long-term or short-term may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our securities.

Moreover, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

•        fails to provide an accurate taxpayer identification number;

•        is notified by the IRS that backup withholding is required; or

•        fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. Maxim Group LLC (“Maxim” or the “Representative”) is acting as the sole book-running manager of the offering and as the representative of the underwriters named below. We will enter into an underwriting agreement with the Representative. Subject to the terms and conditions of the underwriting agreement, the underwriters, through the Representative, have each severally agreed to purchase from us, on a firm commitment basis, the number of units listed next to its name in the following table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of Units
Maxim Group LLC

Total	7,500,000

A copy of the form of underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Listing of our Securities

We expect our units, ordinary shares, warrants and rights to be listed on Nasdaq under the symbols “AIACU,” “AIAC,” “AIACW” and “AIACR,” respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date our ordinary shares, warrants and rights are eligible to trade separately, we anticipate that the ordinary shares, warrants and rights will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq or that they will continue to be listed on Nasdaq after this offering.

Pricing of this Offering

We have been advised by the Representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $0.[____] per unit and the dealers may also allow a concession not in excess of $0.[____] per unit to other dealers.

Prior to this offering there has been no public market for our securities. The public offering price of the units was negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units include:

•        the history of other similarly structured blank check companies;

•        prior offerings of those companies;

•        our prospects for consummating our initial business combination with an operating business at attractive values;

•        our capital structure;

•        securities exchange listing requirements;

•        market demand;

•        expected liquidity of our securities; and

•        general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted the underwriters an option to purchase up to 1,125,000 additional units at the initial public offering price, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the effective date of the registration statement of which this prospectus forms a part in which to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

	Price to Public	Underwriting Discounts and Commissions(1)		Proceeds, before Expenses, to us
Per Unit	$10.00	$0.475	(2)	$9.525
Total	$75,000,000	$3,562,500		$71,437,500

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Over- allotment	With Over- allotment
Public offering price	$10.00	$75,000,000	$86,250,000
Discount(1)	$0.475	3,562,500	4,096,880
Proceeds before expenses(2)(3)	$9.525	71,437,500	82,153,120

____________

(1)      Such amount includes $2,625,000, or $0.35 per unit, (or $3,018,750 if the underwriters’ over-allotment option is exercised in full) payable to the Representative for deferred underwriting discounts and commissions upon completion of a business combination.

(2)      The offering expenses are estimated at approximately $900,000.

(3)      The deferred underwriting discounts and commissions and the unit purchase option shall solely be issued and paid to the representative for its own account.

In addition to the underwriting discount, we paid Maxim $25,000, upon the execution of the engagement letter, as an advance against out-of-pocket accountable expenses actually anticipated to be incurred by the underwriters. We have agreed to pay an additional $25,000 (collectively, with the initial $25,000 payment, the “Advance”) to Maxim upon filing of this registration statement. We have agreed to pay to the underwriters for the FINRA-related fees, “road show” expenses, expenses of the underwriters’ legal counsel and certain diligence and other fees, and reimbursement for background checks on our directors, director nominees and executive officers, which such fees and expenses are capped at an aggregate of $125,000.

No discounts or commissions will be paid on the sale of the private units.

Representative Shares

The Company has agreed to issue to an affiliate of Maxim Group LLC 75,000 ordinary shares upon the consummation of this offering. The Maxim Group has agreed (i) to waive its redemption rights with respect to such ordinary shares in connection with the completion of our initial business combination; (ii) to waive its redemption rights with respect to any representative shares in connection with a shareholder vote to approve an amendment to our certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our Amended and Restated Memorandum and Articles of Association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 18 months if we extend the time to complete a business combination as described in this prospectus) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) waive its rights to liquidating distributions from the trust account with respect to any representative shares if we fail to complete our initial business combination within 9 months (or up to 18 months if we extend the time to complete a business combination as described in this prospectus) from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. The representative has further agreed to vote any representative shares in favor of our initial business combination. The representative will not transfer, assign or sell any of its representative shares until the earlier of (1) six months after the completion of our initial business combination; or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, (x) if the reported last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the representative’s ordinary shares will be released. Any permitted transferees will be subject to the same restrictions and other agreements of the representative with respect to any representative shares. The representative shares will be subject to the same concessions as those applied to the insider shares in accordance with the terms of a business combination. The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days beginning on the date of the commencement of sales in this offering pursuant to FINRA Rule 5110(e)(1).

Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, associated persons or affiliates.

Unit Purchase Option

We have agreed to sell to Maxim (and/or its designees), for $100, an option to purchase up to a total of 375,000 units (or 431,250 units if the underwriters’ over-allotment option is exercised in full) exercisable, in whole or in part, at $11.00 per unit, between the first and fifth anniversary dates of the effective date of the registration statement of which this prospectus forms a part. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement of which this prospectus forms a part. The option and the 375,000 units (or 431,250 units if the underwriters’ over-allotment option is exercised in full), as well as the 412,500 ordinary shares (which includes the 37,500 ordinary shares issuable for the rights included in the units) (or 474,375 shares if the underwriters’ over-allotment option is exercised in full, which includes the 43,125 ordinary shares issuable for the rights included in the units), and the warrants to purchase 375,000 ordinary shares (or 431,250 shares if the underwriters’ over-allotment option is exercised in full) that may be issued upon exercise of the option, have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days from the commencement of sales in this offering pursuant to FINRA Rule 5110(e)(1), during which time the option may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities. The option will be lock-up for a one-year period (including the foregoing 180-day period) following the date of this prospectus except as permitted pursuant to FINRA Rule 5110(e)(2). The option grants to holders one demand and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of this offering with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

Right of First Refusal

Subject to certain conditions, we granted Maxim, for a period beginning on the closing of this offering and ending 18 months after the date of the consummation of our business combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 75% of the economics; or, in the case of a three-handed deal, 50% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from the commencement of sales of the offering.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•        Stabilizing Transactions. The underwriters may make bids or purchases solely for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00 and the underwriters comply with all other applicable rules.

•        Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus up to the amount of the over-allotment option. This is known as a covered short position. The underwriters may also create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus and the units allowed by the over-allotment option. This is known as a naked short position. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option. Determining what method to use in reducing the short position depends on how the units trade in the aftermarket following the offering. If the unit price drops following the offering, the short position is usually covered with shares purchased by the underwriters in the aftermarket. However, the underwriters may cover a short position by exercising the over-allotment option even if the unit price drops following the offering. If the unit price rises after the offering, then the over-allotment option is used to cover the short position. If the short position is more than the over-allotment option, the naked short must be covered by purchases in the aftermarket, which could be at prices above the offering price.

•        Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on Nasdaq, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•        where required by law, that the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission, or the OSC, and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Cayman Islands

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

Switzerland

The Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Units.

Italy

This prospectus has not been submitted to the Commissione Nazionale per le Società e la Borsa, the Italian Securities Exchange Commission (“CONSOB”), for clearance and will not be subject to formal review or clearance by CONSOB.

Accordingly, the Units may not be offered, and copies of this prospectus or any other document relating to the shares may not be distributed in Italy except:

(a)     to “qualified investors” (investitori qualificati), as defined pursuant to Article 34-ter, first paragraph, letter b), of CONSOB regulation No. 11971 of May 14, 1999, as amended, concerning issuers (“Regulation No. 11971”), but excluding (i) small and medium enterprises and natural persons indicated in Regulation No. 11971 that have not been included in the register of qualified investors, (ii) management companies and financial intermediaries authorized to manage individual portfolios on behalf of third parties and (iii) fiduciary companies managing portfolio investments regulated by Article 60, paragraph 4 of Legislative Decree No. 415 of July 23, 1996; or

(b)    in other circumstances that are exempt from the rules on public offers pursuant to Article 100 of the Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Act”), and its implementing CONSOB regulations, including Regulation No. 11971.

Any such offer, sale or delivery of the Units offered hereby or distribution of copies of this Prospectus, or any other document relating to the offering in the Republic of Italy must be in compliance with the selling restrictions under

(i)     made by soggetti abilitati (including investment firms (imprese di investimento), banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Italian Financial Act), to the extent duly authorized to engage in the offering and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of the Italian Financial Act, CONSOB Regulation 16190 of October 29, 2007, as amended, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”) and any other applicable laws and regulations; and

(ii)    in compliance with any other applicable requirements or limitations which may be imposed by CONSOB, the Bank of Italy or any other Italian regulatory authority.

Any investor purchasing the Units offered hereby is solely responsible for ensuring that any offer or resale of the shares it purchased occurs in compliance with applicable laws and regulations.

In accordance with Article 100-bis of the Italian Financial Act, the subsequent resale on the secondary market in the Republic of Italy of the Units offered hereby (which were part of an offer made pursuant to an exemption from the obligation to publish a prospectus) constitutes a distinct and autonomous offer that must be made in compliance with the public offer and prospectus requirement rules provided under the Italian Financial Act and the Regulation No. 11971 unless an exemption applies. Failure to comply with such rules may result in the subsequent resale of such shares being declared null and void and the intermediary transferring the shares may be liable for any damage suffered by the investors.

LEGAL MATTERS

Loeb & Loeb LLP, is acting as United States counsel in connection with the registration of our securities under the Securities Act and will pass on the validity of the units, shares, warrants and rights offered in the prospectus. Legal matters as to Cayman Islands’ law, as well as the validity of the issuance of the ordinary shares offered in this prospectus, will be passed upon for us by Ogier. Ellenoff Grossman & Schole LLP is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Aquarius I Acquisition Corp. as of December 31, 2021 and for the period from April 15, 2021 (inception) through December 31, 2021 appearing in this prospectus have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Aquarius I Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

AQUARIUS I ACQUISITION CORP.

INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Balance Sheets as of June 30, 2022 and December 31, 2021	F-2
Unaudited Statement of Operations for the Three and Six Months Ended June 30, 2022 and Period From April 15, 2021 (Inception) through June 30, 2021	F-3
Unaudited Statement of Changes in Shareholders’ Equity for the Three and Six Months Ended June 30, 2022 and Period From April 15, 2021 (Inception) through June 30, 2021	F-4
Unaudited Statement of Cash Flows for the Six Months Ended June 30, 2022 and Period From April 15, 2021 (Inception) through June 30, 2021	F-5
Notes to Unaudited Financial Statements	F-6 – F-16

AQUARIUS I ACQUISITION CORP.
BALANCE SHEET
(Unaudited)
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	June 30, 2022	December 31, 2021
		(Audited)
ASSETS
Current assets
Cash	$27,260	$62,000
Deferred offering costs	308,889	286,693
Total current assets	$336,149	$348,693

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accrued liabilities	$28,000	$45,544
Sponsor loan – related party	298,342	293,342
Total Current Liabilities	326,342	338,886
TOTAL LIABILITIES	326,342	338,886

Commitments and contingencies		—

Shareholder’s Equity:
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 2,156,250 shares issued and outstanding(1)(2)	216	216
Additional paid-in capital	24,784	24,784
Accumulated deficit	(15,193)	(15,193)
Total Shareholder’s Equity	9,807	9,807
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$336,149	$348,693

____________

(1)      Includes up to an aggregate of 281,250 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

(2)      On November 15, 2021, the Company issued additional 718,750 ordinary shares to the existing shareholders as bonus shares, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral party of these unaudited financial statements.

AQUARIUS I ACQUISITION CORP.
UNAUDITED STATEMENT OF OPERATIONS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended June 30, 2022	Six months ended June 30, 2022	Period from April 15, 2021 (inception) through June 30, 2021
Formation and operating costs	$—	$—	$(6,235)

NET LOSS	$—	$—	$(6,235)

Basic and diluted weighted average shares outstanding(1)(2)	1,875,000	1,875,000	1,753,247

Basic and diluted net loss per share	$(0.00)	$(0.00)	$(0.004)

____________

(1)      Excludes up to an aggregate of 281,250 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

(2)      On November 15, 2021, the Company issued additional 718,750 ordinary shares to the existing shareholders as bonus shares, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral party of these unaudited financial statements.

AQUARIUS I ACQUISITION CORP.
UNAUDITED STATAMENT OF CHANGES IN SHAREHOLDER’S EQUITY
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Equity
	Shares	Amount
Balance as of December 31, 2021 (audited)(1)(2)	2,156,250	$216	$24,784	(15,193)	$9,807
Net loss during the period	—	—	—	—	—
Balance as of March 31, 2022	2,156,250	216	24,784	(15,193)	9,807
Net loss during the period	—	—	—	—	—
Balance as of June 30, 2022	2,156,250	$216	$24,784	$(15,193)	$9,807
	Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Equity
	Shares	Amount
Balance as of April 15, 2021 (audited)(1)(2)	—	$—	$—	—	$—
Issuance of ordinary shares to the founder(1)	2,156,250	216	24,784	—	25,000
Net loss during the period	—	—	—	(6,235)	(6,235)
Balance as of June 30, 2021	2,156,250	$216	$24,784	$(6,235)	$18,765

____________

(1)      Includes up to an aggregate of 281,750 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

(2)      On November 15, 2021, the Company issued additional 718,750 ordinary shares to the existing shareholders as bonus shares, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares are associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these unaudited financial statements.

AQUARIUS I ACQUISITION CORP.
UNAUDITED STATEMENT OF CASH FLOWS
(Currency expressed in United States Dollars (“US$”))

	Six months ended June 30, 2022	Period from April 15, 2021 (inception) through June 30, 2021
Cash flows from operating activities:
Net loss	$—	$(6,235)
Change in operating assets and liabilities:
Deferred offering costs	(14,196)	—
Accrued liabilities	(20,544)	6,235
Net cash used in operating activities	(34,740)	—

NET CHANGE IN CASH	(34,740)	—

CASH, BEGINNING OF PERIOD	62,000	—

CASH, END OF PERIOD	$27,260	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Deferred offering costs included in accrued offering costs	$3,000	$25,000
Deferred offering costs paid by the Sponsor	$5,000	$154,330
Deferred offering costs paid by Sponsor in exchange of issuance of founder shares	$—	$25,000

The accompanying notes are an integral part of these unaudited financial statements.

AQUARIUS I ACQUISITION CORP.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

Aquarius I Acquisition Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on April 15, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

The Company is not limited to a particular industry or geographic location for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

At June 30, 2022, the Company had not yet commenced any operations. All activity through June 30, 2022 relates to the Company’s formation and the proposed initial public offering (the “Proposed Offering”). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end.

Aquarius Sponsor Ltd. (the “Sponsor”) is the sole shareholder of the Company which incorporated in the British Virgin Islands and is owned by Lion Wealth Management Limited and Grandshores Technology (Hong Kong) Limited as to 51% and 49%, respectively.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Offering of 7,500,000 units at $10.00 per unit (or 8,625,000 units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), which is discussed in Note 3 and the sale of 366,250 Units (or 397,188 Units if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Units”) at a price of $10.00 per Unit in a private placement to the Sponsor, and the underwriters that will close simultaneously with the Proposed Offering.

The Company intends to list the Units on the Nasdaq Global Market (“NASDAQ”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that $10.15 per Unit sold in the Proposed Offering, including the proceeds of the sale of the Private Placement Units, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination.

AQUARIUS I ACQUISITION CORP.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.15 per Public Share, subject to increase of up to an additional $0.30 per Public Share in the event that the Sponsor elects to extend the period of time to consummate a Business Combination (see below), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s rights or warrants. The ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Sponsor and any of the Company’s officers or directors that may hold Insider Shares (as defined in Note 5) (the “initial shareholders”) and the underwriters will agree (a) to vote their Insider Shares, the ordinary shares included in the Private Placement Units (the “Private Shares”) and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Insider Shares) and Private Shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Insider Shares and Private Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Offering if the Company fails to complete its Business Combination.

The Company will have 9 months from the closing of the Proposed Offering to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 9 months, the Company may extend the period of time to consummate a Business Combination up to nine times, each by an additional one-month interval (for a total of 18 months to complete a Business Combination (the “Combination Period”)). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $250,000, or $287,500 if the underwriters’ over-allotment option is exercised in full (approximately $0.033 per Public Share in either case), up to an aggregate of $2,250,000 (or $2,587,500 if the underwriters’ over-allotment option is exercised in full), or $0.30 per Public Share, on or prior to the date of the applicable deadline, for nine extensions. Any funds which may be provided to extend the time frame will be in the form of a loan to the Company from the Sponsor. The terms of any such loan have not been definitely negotiated, provided, however, any loan will be interest free and will be repayable only if the Company competes a Business Combination.

AQUARIUS I ACQUISITION CORP.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below (i) $10.15 per share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At June 30, 2022, the Company had a working capital deficit of $299,082, excluding deferring offering costs and a net cash used in operating activities of $34,740 for the six months ended June 30, 2022. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. On April 20, 2021, the Sponsor agreed to loan the Company up to an aggregate amount of $300,000 to be used, in part, for transaction costs incurred in connection with the Proposed Offering. It was subsequently amended to increase the principal to $500,000. At June 30, 2022, the outstanding balance of sponsor loan payable is $298,342. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

•        Basis of presentation

The accompanying unaudited financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

AQUARIUS I ACQUISITION CORP.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

•        Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, Actual results may differ from those estimates.

•        Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company has cash of $27,260 and $62,000 as of June 30, 2022 and December 31, 2021, respectively.

•        Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

•        Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities

AQUARIUS I ACQUISITION CORP.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of June 30, 2022 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

•        Warrants

The Company will assess the warrants as either equity instruments or liabilities in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). Based on the Company preliminary assessment of the key terms of the warrants to be issued, it appears the warrants would be classified as equity upon issuance.

•        Net loss per share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. Weighted average shares were reduced for the effect of an aggregate of 281,250 shares of ordinary shares that are subject to forfeiture if the underwriters’ over-allotment option is not exercised by the underwriters (see Note 5). At June 30, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

•        Fair value of financial instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

•        Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•        Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

AQUARIUS I ACQUISITION CORP.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 3 — PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 7,500,000 Units (or 8,625,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share, one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one ordinary share. Each Public Warrant will entitle the holder to purchase one ordinary share at an exercise price of $11.50 per share (see Note 6).

NOTE 4 — PRIVATE PLACEMENT

The Sponsor has agreed to purchase an aggregate of 366,250 Private Placement Units (or 397,188 Private Placement Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Private Placement Unit, ($3,662,500 in the aggregate, or $3,971,880 in the aggregate if the underwriters’ over-allotment option is exercised in full), in each case, from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. The proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Offering held in the Trust Account. The Private Placement Units are identical to the Units sold in the Proposed Offering. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units and underlying securities will be worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Insider Shares

In April 2021, the Company issued an aggregate of 1,437,500 ordinary shares (for purposes hereof referred to as the “Insider Shares”) including an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding share after the Proposed Offering (excluding the representative shares and assuming the initial shareholders do not purchase any Public Units in the Proposed Offering and excluding the Private Shares underlying the Private Placements Units) (see Note 4) for an aggregate purchase price of $25,000. In November 2021, the Company issued an additional 718,750 ordinary shares to the Sponsor and existing shareholders as bonus shares, resulting in an aggregate of 2,156,250 ordinary shares outstanding. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively.

The founders and the Company’s officers and directors have agreed not to transfer, assign or sell any of the Insider Shares (except to certain permitted transferees) until, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, (x) if the reported last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the insider shares will be released. Further, our founders and the Company’s officers and directors have also agreed to place the private units and underlying securities the private units into escrow with American Stock Transfer & Trust Company, LLC, as escrow agent, until the date of the consummation of our initial business combination.

Sponsor Loan — Related Party

On April 20, 2021, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the date on which the Company determines not to conduct an initial public offering. On December 31, 2021, the Company and Sponsor have mutually agreed to extend the repayment term on the earlier of (i) December 31, 2022 or (ii) the date on which

AQUARIUS I ACQUISITION CORP.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

the Company determines not to conduct an initial public offering. Subsequently on September 30, 2022, a new amendment to the Promissory Note was signed with the loan principal increased to $500,000 and the repayment date extended to the earlier of June 30, 2023 or the closing of this offering. As of June 30, 2022, the Company drew $298,342 against the promissory note and the entire balance was outstanding as of June 30, 2022.

Administrative Services Agreement

An affiliate of the Sponsor will agree that, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, administrative and support services, as the Company may require from time to time. The Company has agreed to pay the sponsor $10,000 per month for these services.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to certain amount of such Working Capital Loans may be convertible into units of the post-Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units.

Related Party Extension Loans

As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to nine times, each by an additional one-month interval (for a total of 18 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $250,000, or $287,500 if the underwriters’ over-allotment option is exercised in full (approximately $0.033 per Public Share in either case), up to an aggregate of $2,250,000 (or $2,587,500 if the underwriters’ over-allotment option is exercised in full), or $0.30 per Public Share, on or prior to the date of the applicable deadline, for nine extensions. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, the Company will not repay such loans. Furthermore, the letter agreement with the initial shareholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.

NOTE 6 — SHAREHOLDER’S EQUITY

Ordinary Shares — The Company is authorized to issue 500,000,000 ordinary shares, with a par value of $0.0001 per share. Holders of the ordinary shares are entitled to one vote for each ordinary share. At June 30, 2022, there were 2,156,250 ordinary shares issued and outstanding include an aggregate of up to 281,250 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that

AQUARIUS I ACQUISITION CORP.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 6 — SHAREHOLDER’S EQUITY (cont.)

the Sponsor will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (excluding the representative shares and assuming the initial shareholders do not purchase any Public Units in the Proposed Offering and excluding the Private Shares underlying the Private Placement Units).

Rights — Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Warrants — Each holder of one warrant shall entitle to purchase one ordinary share at a price of $11.50 per share. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination and (b) 9 months from the effective date of the registration statement relating to the Proposed Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. The Company has agreed that as soon as practicable, but in no event later than 30 business days after the closing of a Business Combination, the Company will use its best efforts to file, and within 90 business days following a Business Combination to have declared effective, a registration statement covering the ordinary shares issuable upon exercise of the warrants. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the warrants for redemption:

•        in whole and not in part,

•        at a price of $0.01 per warrant,

•        upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder, and

•        if, and only if, the reported last sale price of the ordinary shares equal or exceed $18.00 per share, (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders.

AQUARIUS I ACQUISITION CORP.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 6 — SHAREHOLDER’S EQUITY (cont.)

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Offering.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Insider Shares, representative shares, Private Placement Units (and their underlying securities) and any Units that may be issued upon conversion of the Working Capital Loans (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Unit Purchase Option

The Company agreed to sell to Maxim Group, the underwriter and/or its designees, at the time of the closing of the Proposed Offering for $100, an option to purchase up to a total of 375,000 units (or up to 431,250 units if the underwriters’ over-allotment option is exercised in full) exercisable, in whole or in part, at $11.00 per unit. The units will be exercisable at any time, in whole or in part, between the first and fifth anniversary dates commencing after the date that the registration statement is declared effective by the SEC. The units are issuable upon exercise of this option are identical to those offered in the prospectus, subject to compliance with FINRA Rule 5110.

Underwriter Agreement

The Company will grant the underwriters a 45-day option to purchase up to 1,125,000 Units (over and above 7,500,000 units referred to above) solely to cover over-allotments at the Proposed Offering price, less the underwriting discounts and commissions.

AQUARIUS I ACQUISITION CORP.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 7 — COMMITMENTS AND CONTINGENCIES (cont.)

The underwriters will be entitled to a cash underwriting discount of 4.75% of the gross proceeds of the Proposed Offering, of which 1.25% will be paid at the closing of the Proposed Public Offering and the balance will be deferred until the closing of the initial business combination In addition, the Company shall pay the underwriters, at the closing of the Proposed Offering, 75,000 ordinary shares.

Professional fee

The Company has promised to pay Loeb & Loeb, LLP professional fee of $225,000 for this offering, $500,000 after business combination, and $4,000 per month for the compliance of the Securities Exchange Act of 1934 until the business combination is completed or the SPAC is unwound. As of June 30, 2022, there is no accrued expenses related with the above services.

Representative’s Ordinary Shares

The Company has agreed to issue to Maxim Partners LLC, part of Maxim Group LLC, and/or its designees, 75,000 shares upon the consummation of this offering. The Maxim Group has agreed (i) to waive its redemption rights with respect to such ordinary share in connection with the completion of our initial business combination; (ii) to waive its redemption rights with respect to any representative shares in connection with a shareholder vote to approve an amendment to our certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our Amended and Restated Memorandum and Articles of Association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 18 months if we extend the time to complete a business combination) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) waive its rights to liquidating distributions from the trust account with respect to any representative shares if we fail to complete our initial business combination within 9 months (or up to 18 months if we extend the time to complete a business combination) from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. The representative has further agreed to vote any representative in favor of our initial business combination. The representative will not to transfer, assign or sell any of its representative shares until the earlier of (1) six months after the completion of our initial business combination; or (2) after the date of the consummation of the initial business combination, and subsequently, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, (x) if the reported last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the representative’s ordinary shares will be released. Any permitted transferees will be subject to the same restrictions and other agreements of the representative with respect to any representative shares. The representative shares will be subject to the same concessions as those applied to the insider shares in accordance with the terms of a business combination.

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering pursuant to Rule 5110(e)(1) of FINRA’s Rules. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, associated persons or affiliates.

AQUARIUS I ACQUISITION CORP.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

NOTE 8 — SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, the Company evaluated subsequent events and transactions that occurred after the balance sheet date up to October 17, 2022. Based upon this evaluation, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements other than the following:

In August 2022, the Company increased the amount to be held in the Trust Account from $10.10 per Public Share to $10.15 per Public Share.

In August 2022, the Company changed the redeemable warrant associated with each unit of the Proposed Offering from one warrant purchase one half of one ordinary share to one warrant to purchase one ordinary share.

In August 2022, the terms necessary for the Company to extend the period of time within which to consummate a business combination were modified. As revised, if the Company anticipates that it may not be able to consummate the initial Business Combination within 9 months, the Company’s sponsor may, but is not obligated to cause the Company to extend the period of time to consummate a business combination up to nine times by an additional one month each time (for a total of up to 18 months to complete a business combination).

In August 2022, the Company decreased the cash underwriting discount from 5.25% to 4.75% of the gross proceeds of the Proposed Offering. In addition, the Company will issue 75,000 shares changed from 20,000 ordinary shares to the underwriters at the closing of the Proposed Offering as part of the underwriting compensation.

In September 2022, the related party loan was amended to extend the repayment date and increase the loan principal balance (Note 5).

The Company has retrospectively reflected the above changes in the unaudited financial statements for the six months ended June 30, 2022.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholder of Aquarius I Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Aquarius I Acquisition Corp. (the Company) as of December 31, 2021, and the related statements of operations, stockholders’ equity, and cash flows for the period from April 15, 2021 (inception) to December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from April 15, 2021 (inception) to December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on the completion of a financing transaction and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2021.

New York, New York

October 17, 2022

AQUARIUS I ACQUISITION CORP.
BALANCE SHEET
AS OF DECEMBER 31, 2021
(Currency expressed in United States Dollars (“US$”), except for number of shares)

ASSETS
Current assets
Cash	$62,000
Deferred offering costs	286,693
Total Current Assets	348,693

TOTAL ASSETS	$348,693

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accrued liabilities	$45,544
Sponsor loan – related party	293,342

Total Current Liabilities	338,886

TOTAL LIABILITIES	338,886

Commitments and contingencies	—

Shareholder’s Equity:
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 2,156,250 shares issued and outstanding(1)(2)	216
Additional paid-in capital	24,784
Accumulated deficit	(15,193)

Total Shareholder’s Equity	9,807

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$348,693

____________

(1)      Includes up to an aggregate of 281,250 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

(2)      On November 15, 2021, the Company issued additional 718,750 ordinary shares to the existing shareholders as bonus shares, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral party of these financial statements.

AQUARIUS I ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 15, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
(Currency expressed in United States Dollars (“US$”), except for number of shares)

Formation and operating costs	$15,193

NET LOSS	$(15,193)

Basic and diluted weighted average shares outstanding(1)(2)	1,839,080

Basic and diluted net loss per share	$(0.008)

____________

(1)      Excludes up to an aggregate of 281,250 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

(2)      On November 15, 2021, the Company issued additional 718,750 ordinary shares to the existing shareholders as bonus shares, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral party of these financial statements.

AQUARIUS I ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM APRIL 15, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Equity
	Shares	Amount
Balance as of April 15, 2021 (inception)	—	—	—	—	—

Issuance of ordinary shares to the founder(2)	2,156,250	$216	$24,784	$—	$25,000

Net loss during the period	—	—	—	(15,193)	(15,193)

Balance as of December 31, 2021(1)	2,156,250	$216	$24,784	(15,193)	$9,807

____________

(1)      Includes up to an aggregate of 281,750 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

(2)      On November 15, 2021, the Company issued additional 718,750 ordinary shares to the existing shareholders as bonus shares, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares are associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these financial statements.

AQUARIUS I ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 15, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
(Currency expressed in United States Dollars (“US$”))

Cash flows from operating activities:
Net loss	$(15,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation and operating costs paid by related party	(12,807)
Net cash used in operating activities	(28,000)

Cash flows from financing activities:
Proceeds received from Sponsor loan	90,000
Net cash provided by financing activities	90,000

NET CHANGE IN CASH	62,000

CASH, BEGINNING OF PERIOD	—

CASH, END OF PERIOD	$62,000

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Deferred offering costs included in accrued offering costs	$45,544
Deferred offering costs paid by Sponsor in exchange of issuance of insider shares	$25,000
Deferred offering costs paid by the Sponsor	$216,149

The accompanying notes are an integral part of these financial statements.

AQUARIUS I ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

Aquarius I Acquisition Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on April 15, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

The Company is not limited to a particular industry or geographic location for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

At December 31, 2021, the Company had not yet commenced any operations. All activity through December 31, 2021 relates to the Company’s formation and the proposed initial public offering (the “Proposed Offering”). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end.

Aquarius Sponsor Ltd. (the “Sponsor”) is the sole shareholder of the Company which incorporated in the British Virgin Islands and is owned by Lion Wealth Management Limited and Grandshores Technology (Hong Kong) Limited as to 51% and 49%, respectively.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Offering of 7,500,000 units at $10.00 per unit (or 8,625,000 units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), which is discussed in Note 3 and the sale of 366,250 Units (or 397,188 Units if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Units”) at a price of $10.00 per Unit in a private placement to the Sponsor, and the underwriters that will close simultaneously with the Proposed Offering.

The Company intends to list the Units on the Nasdaq Global Market (“NASDAQ”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that $10.15 per Unit sold in the Proposed Offering, including the proceeds of the sale of the Private Placement Units, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

AQUARIUS I ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.15 per Public Share, subject to increase of up to an additional $0.30 per Public Share in the event that the Sponsor elects to extend the period of time to consummate a Business Combination (see below), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s rights or warrants. The ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

The Sponsor and any of the Company’s officers or directors that may hold Insider Shares (as defined in Note 5) (the “initial shareholders”) and the underwriters will agree (a) to vote their Insider Shares, the ordinary shares included in the Private Placement Units (the “Private Shares”) and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Insider Shares) and Private Shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Insider Shares and Private Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Offering if the Company fails to complete its Business Combination.

The Company will have 9 months from the closing of the Proposed Offering to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 9 months, the Company may extend the period of time to consummate a Business Combination up to nine times, each by an additional one-month interval (for a total of 18 months to complete a Business Combination (the “Combination Period”)). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $250,000, or $287,500 if the underwriters’ over-allotment option is exercised in full (approximately $0.033 per Public Share in either case), up to an aggregate of $2,250,000 (or $2,587,500 if the underwriters’ over-allotment option is exercised in full), or $0.30 per Public Share, on or prior to the date of the applicable deadline, for each one-month intervals extension. Any funds which may be provided to extend the time frame will be in the form of a loan to the Company from the Sponsor. The terms of any such loan have not been definitely negotiated, provided, however, any loan will be interest free and will be repayable only if the Company competes a Business Combination.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’

AQUARIUS I ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below (i) $10.15 per share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At December 31, 2021, the Company had a working capital deficit of $276,886, excluding deferred offering costs and a net loss of $15,193 for the period from April 15, 2021 (Inception) to December 31, 2021. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. On April 20, 2021, the Sponsor agreed to loan the Company up to an aggregate amount of $300,000 to be used, in part, for transaction costs incurred in connection with the Proposed Offering. It was subsequently amended to the total of $500,000. At December 31, 2021, the outstanding balance of sponsor loan payable is $293,342. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

•        Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

•        Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive

AQUARIUS I ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

•        Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, Actual results may differ from those estimates.

•        Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company has cash of $62,000 as of December 31, 2021.

•        Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

•        Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There

AQUARIUS I ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

were no unrecognized tax benefits as of December 31, 2021 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

•        Warrants

The Company will assess the warrants as either equity instruments or liabilities in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). Based on the Company preliminary assessment of the key terms of the warrants to be issued, it appears the warrants would be classified as equity upon issuance.

•        Net loss per share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. Weighted average shares were reduced for the effect of an aggregate of 281,250 shares of ordinary shares that are subject to forfeiture if the underwriters’ over-allotment option is not exercised by the underwriters (see Note 5). At December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

•        Fair value of financial instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

•        Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•        Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 7,500,000 Units (or 8,625,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share, one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right will convert into one-tenth (1/10) of one ordinary share. Each Public Warrant will entitle the holder to purchase one ordinary share at an exercise price of $11.50 per share (see Note 6).

AQUARIUS I ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — PRIVATE PLACEMENT

The Sponsor has agreed to purchase an aggregate of 366,250 Private Placement Units (or 397,188 Private Placement Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Private Placement Unit, ($3,662,500 in the aggregate, or $3,971,880 in the aggregate if the underwriters’ over-allotment option is exercised in full), in each case, from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. The proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Offering held in the Trust Account. The Private Placement Units are identical to the Units sold in the Proposed Offering. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units and underlying securities will be worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Insider Shares

In April 2021, the Company issued an aggregate of 1,437,500 ordinary shares (for purposes hereof referred to as the “Insider Shares”) including an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding share after the Proposed Offering (excluding the representative shares and assuming the initial shareholders do not purchase any Public Units in the Proposed Offering and excluding the Private Shares underlying the Private Placements Units) (see Note 4) for an aggregate purchase price of $25,000. In November 2021, the Company issued an additional 718,750 ordinary shares to the Sponsor and existing shareholders as bonus shares, resulting in an aggregate of 2,156,250 ordinary shares outstanding. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively.

The founders and the Company’s officers and directors have agreed not to transfer, assign or sell any of the Insider Shares (except to certain permitted transferees) until, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, (x) if the reported last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the Insider Shares will be released. Further, our founders and the Company’s officers and directors have also agreed to place the private units and underlying securities the private units into escrow with American Stock Transfer & Trust Company, LLC, as escrow agent, until the date of the consummation of our initial business combination.

Sponsor Loan — Related Party

On April 20, 2021, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2021 or (ii) the date on which the Company determines not to conduct an initial public offering. On December 31, 2021, the Company and Sponsor have mutually agreed to extend the repayment term on the earlier of (i) December 31, 2022 or (ii) the date on which the Company determines not to conduct an initial public offering. Subsequently on September 30, 2022, a new amendment to the Promissory Note was signed with the loan principal increased to $500,000 and the repayment date extended to the earlier of June 30, 2023 or the date on which the closing of this offering. As of December 31, 2021, the Company drew $293,342 against the promissory note and the entire balance was outstanding as of December 31, 2021.

AQUARIUS I ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Administrative Services Agreement

An affiliate of the Sponsor will agree that, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, administrative and support services, as the Company may require from time to time. The Company has agreed to pay the sponsor $10,000 per month for these services.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to certain amount of such Working Capital Loans may be convertible into units of the post-Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units.

Related Party Extension Loans

As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to nine times, each by an additional one-month interval (for a total of 18 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $250,000, or $287,500 if the underwriters’ over-allotment option is exercised in full (approximately $0.033 per Public Share in either case), up to an aggregate of $2,250,000 (or $2,587,500 if the underwriters’ over-allotment option is exercised in full), or $0.30 per Public Share, on or prior to the date of the applicable deadline, for each one-month extension. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, the Company will not repay such loans. Furthermore, the letter agreement with the initial shareholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.

NOTE 6 — SHAREHOLDER’S EQUITY

Ordinary Shares — The Company is authorized to issue 500,000,000 ordinary shares, with a par value of $0.0001 per share. Holders of the ordinary shares are entitled to one vote for each ordinary share. At December 31, 2021, there were 2,156,250 ordinary shares issued and outstanding include an aggregate of up to 281,250 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (excluding the representative shares and assuming the initial shareholders do not purchase any Public Units in the Proposed Offering and excluding the Private Shares underlying the Private Placement Units).

AQUARIUS I ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — SHAREHOLDER’S EQUITY (cont.)

Rights — Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Warrants — Each holder of one warrant shall entitle to purchase one ordinary share at a price of $11.50 per share. Public Warrants may only be exercised for a whole number of shares. Only whole warrants are exercisable. No fractional Public Warrants will be issued upon separation of the units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination and (b) 9 months from the effective date of the registration statement relating to the Proposed Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. The Company has agreed that as soon as practicable, but in no event later than 30 business days after the closing of a Business Combination, the Company will use its best efforts to file, and within 90 business days following a Business Combination to have declared effective, a registration statement covering the ordinary shares issuable upon exercise of the warrants. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the warrants for redemption:

•        in whole and not in part,

•        at a price of $0.01 per warrant,

•        upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder, and

•        if, and only if, the reported last sale price of the ordinary shares equal or exceed $18.00 per share, (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders.

AQUARIUS I ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — SHAREHOLDER’S EQUITY (cont.)

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Warrants included in the Private Placement Units will be identical to the Public Warrants underlying the Units being sold in the Proposed Offering.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Insider Shares, representative shares, Private Placement Units (and their underlying securities) and any Units that may be issued upon conversion of the Working Capital Loans (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Unit Purchase Option

The Company agreed to sell to Maxim Group, the underwriter and/or its designees, at the time of the closing of the Proposed Offering for $100, an option to purchase up to a total of 375,000 units (or up to 431,250 units if the underwriters’ over-allotment option is exercised in full) exercisable, in whole or in part, at $11.00 per unit. The units will be exercisable at any time, in whole or in part, between the first and fifth anniversary dates commencing after the date that the registration statement is declared effective by the SEC. The units are issuable upon exercise of this option are identical to those offered in the prospectus, subject to compliance with FINRA Rule 5110.

Underwriter Agreement

The Company will grant the underwriters a 45-day option to purchase up to 1,125,000 Units (over and above 7,500,000 units referred to above) solely to cover over-allotments at the Proposed Offering price, less the underwriting discounts and commissions.

AQUARIUS I ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 — COMMITMENTS AND CONTINGENCIES (cont.)

The underwriters will be entitled to a cash underwriting discount of 4.75% of the gross proceeds of the Proposed Offering, of which 1.25% will be paid at the closing of the Proposed Offering and the balance will be deferred until the closing of the initial business combination. In addition, the Company shall pay the underwriters, at the closing of the Proposed Offering, 75,000 ordinary shares.

Professional fee

The Company has promised to pay Loeb & Loeb, LLP professional fee of $225,000 for this IPO, $500,000 after business combination, and $4,000 per month for Exchange Act Filings until the business combination is completed or the SPAC is unwound. In the event the Initial Public Offering does not close, the Company is not obligated to pay this additional fee.

Representative’s Ordinary Shares

The Company has agreed to issue to Maxim Partners LLC, part of Maxim Group LLC, and/or its designees, 75,000 shares of ordinary share upon the consummation of this offering. The Maxim Group has agreed (i) to waive its redemption rights with respect to such ordinary share in connection with the completion of our initial business combination; (ii) to waive its redemption rights with respect to any representative shares in connection with a shareholder vote to approve an amendment to our certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our Amended and Restated Memorandum and Articles of Association prior thereto or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 18 months if we extend the time to complete a business combination) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) waive its rights to liquidating distributions from the trust account with respect to any representative shares if we fail to complete our initial business combination within 9 months or (up to 18 months if we extend the time to complete a business combination) from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. The representative has further agreed to vote any representative in favor of our initial business combination. The representative will not to transfer, assign or sell any of its representative shares until the earlier of (1) six months after the completion of our initial business combination; or (2) after the date of the consummation of our initial business combination, and subsequently, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, (x) if the reported last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the representative’s ordinary shares will be released. Any permitted transferees will be subject to the same restrictions and other agreements of the representative with respect to any representative shares. The representative shares will be subject to the same concessions as those applied to the Insider Shares in accordance with the terms of a business combination.

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering pursuant to Rule 5110(e)(1) of FINRA’s Rules. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, associated persons or affiliates.

AQUARIUS I ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to October 17, 2022. Based upon this evaluation, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements other than the following:

In August 2022, the Company increased the amount to be held in the Trust Account from $10.10 per Public Share to $10.15 per Public Share.

In August 2022, the Company changed the redeemable warrant associated with each unit of the Proposed Offering from one warrant to purchase one half of one ordinary share to one warrant to purchase one ordinary share.

In August 2022, the terms necessary for the Company to extend the period of time within which to consummate a business combination were modified. As revised, if the Company anticipates that it may not be able to consummate the initial Business Combination within 9 months, the Company’s sponsor may, but is not obligated to cause the Company to extend the period of time to consummate a business combination nine times by an additional one month each time (for a total of up to 18 months to complete a business combination).

In August 2022, the Company decreased the cash underwriting discount from 5.25% to 4.75% of the gross proceeds of the Proposed Offering. In addition, the Company will issue 75,000 shares changed from 20,000 ordinary shares to the underwriters at the closing of the Proposed Offering as part of the underwriting compensation.

In September 2022, the related party loan was amended to extend the repayment date and increase the loan principal balance (Note 5).

The Company has retrospectively reflected the above changes in the financial statements for the period from April 15, 2021 (inception) through December 31, 2021.

$75,000,000

Aquarius I Acquisition Corp.

7,500,000 Units

_______________________

PROSPECTUS

_______________________

Sole Book-Running Manager

Maxim Group LLC

____________, 2022

Until ____, 2022, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$20,000	(1)
SEC Registration Fee	$15,134
FINRA filing fee	$23,355
Accounting fees and expenses	$53,000
Nasdaq listing fee	$75,000
Printing and engraving expenses	$40,000
Legal fees and expenses	$245,000
Miscellaneous	$428,511	(2)
Total	$900,000

____________

(1)      In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, LLC, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company, LLC $20,000 for acting as trustee, as transfer agent of the registrant’s ordinary shares, as warrant agent for the registrant’s warrants, as rights agent for the registrant’s rights, and as escrow agent.

(2)      This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares without registration under the Securities Act:

•        In April and November 2021, the Company issued an aggregate of 2,156,250 ordinary shares resulting in an aggregate of 2,156,250 ordinary shares outstanding, which we refer to throughout this prospectus as the “insider shares,” for an aggregate purchase price of $25,000, or approximately $0.012 per share. In connection with the Company’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

•        In addition, our sponsor has committed to purchase an aggregate of 366,250 private units from the Company on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the underwriters’ over-allotment option is exercised by the underwriters in full or in part, they will purchase from the Company at a price of $10.00 per private unit up to an additional 22,500 private units. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1*	Memorandum and Articles of Association.
3.2**	Form of Amended and Restated Memorandum and Articles of Association.
4.1**	Specimen Unit Certificate.
4.2**	Specimen Ordinary Share Certificate.
4.3**	Specimen Warrant Certificate.
4.4*	Specimen Right Certificate.
4.5**	Form of Warrant Agreement between American Stock Transfer & Trust Company, LLC and the Registrant.
4.6**	Form of Rights Agreement between American Stock Transfer & Trust Company, LLC and the Registrant.
4.7**	Form of Unit Purchase Option between the Registrant and Maxim Group LLC
5.1**	Opinion of Ogier
5.2**	Opinion of Loeb & Loeb LLP.
10.1**	Form of Letter Agreement among the Registrant, Maxim Group LLC and the Company’s officers, directors and shareholders.
10.2**	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Registrant.
10.3**	Form of Escrow Agreement between the Registrant, American Stock Transfer & Trust Company, LLC and the Initial Shareholders.
10.4**	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders and Maxim Partners LLC.
10.5**	Form of Securities Subscription Agreement among the Registrant and the Initial Shareholders.
10.6*	Promissory Note issued to Aquarius Sponsor Ltd.
10.7**	Form of Administrative Services Agreement between the Registrant and Lion Wealth Limited.
10.8*	Amendment No. 1 to the Promissory Note Dated As of April 20, 2021 issued to Aquarius Sponsor Ltd
10.9**	Amendment No. 2 to the Promissory Note Dated As of April 20, 2021 issued to Aquarius Sponsor Ltd.
10.10*	Securities Subscription Agreement dated April 20, 2021, by and between the Registrant and Aquarius Sponsor Ltd.
14**	Form of Code of Ethics.
23.1**	Consent of UHY LLP.
23.2**	Consent of Ogier (included in Exhibit 5.1).
23.3**	Consent of Loeb & Loeb LLP (included in Exhibit 5.2).
24*	Power of Attorney (included on signature page).
99.1**	Form of Audit Committee Charter.
99.2**	Form of Nominating Committee Charter.
99.3**	Form of Compensation Committee Charter.
107**	Filing fee table

____________

*        Filed previously.

**      Filed herewith.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)    That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 17, 2022.

AQUARIUS I ACQUISITION CORP.

By:	/s/ Sze Hau Lee
Name:	Sze Hau Lee
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Sze Hau Lee	Chief Executive Officer	October 17, 2022
Sze Hau Lee	(Principal executive officer) and Director
/s/ Di Wu	Chief Financial Officer	October 17, 2022
Di Wu	(Principal financial and accounting officer)
/s/ Chunning Wang	Director	October 17, 2022
Chunning Wang
/s/ Ngai Wong	Director	October 17, 2022
Ngai Wong
/s/ Chi Fai Choi	Independent Director	October 17, 2022
Chi Fai Choi
/s/ Walter R. Cook	Independent Director	October 17, 2022
Walter R. Cook
/s/ Boyu Xu	Independent Director	October 17, 2022
Boyu Xu
/s/ Feng Wu	Independent Director	October 17, 2022
Feng Wu

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Aquarius I Acquisition Corp. has signed this registration statement in New York, on October 17, 2022.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.